UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:

[ ]	Preliminary Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a 6(e)(2))

[x]	Definitive Proxy Statement

[ ]	Definitive Additional Materials

[ ]	Soliciting Material under §240.14a 12
LIVEPERSON, INC.
___________________________________________
(Name of Registrant as Specified In Its Charter)
____________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

[x]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a 6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies: ________________________________________________________________________________________

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0‑11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid: _______________________________________________________________________________________

(2)	Form, Schedule or Registration Statement No.: _______________________________________________________________________________________

(3)	Filing Party: _______________________________________________________________________________________

(4)	Date Filed: _______________________________________________________________________________________

April 29, 2020
Dear LivePerson Stockholders:
On behalf of the Board of Directors of LivePerson, Inc., I cordially invite you to attend our Annual Meeting of Stockholders (the ‘‘Annual Meeting’’), which will be held on June 11, 2020 at 10:00 a.m. (Eastern Daylight time) at the offices of LivePerson, Inc. at 475 Tenth Avenue, 5th Floor, New York, NY 10018, Tel (212) 609-4200.
We are actively monitoring the coronavirus (COVID-19) situation. We are sensitive to the public health and travel concerns our stockholders may have and the protocols that federal, state, and local governments may impose. In the event it is not possible or advisable to hold our Annual Meeting in person, we will announce alternative arrangements for the meeting as promptly as practicable, which may include conducting the Annual Meeting as a “virtual” stockholder meeting through the Internet or other electronic means in lieu of an in-person meeting, subject to any restrictions imposed by applicable law. If the Annual Meeting will be held virtually in whole or in part, we will announce alternative arrangements for the meeting in a press release available at https://ir.liveperson.com/news-events/press-releases as soon as practicable. If you are planning to attend our meeting, please check the website one week prior to the meeting date. If we do convert to a virtual meeting this year, we expect that next year we will return to our normal in-person meeting. As always, we encourage you to vote your shares prior to the Annual Meeting.

The purposes of this meeting are:

•	Item 1: to elect two Class II directors to serve until the Company’s 2023 Annual Meeting of Stockholders, or until such directors’ successors shall have been duly elected and qualified;

•	Item 2: to ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for fiscal year 2020;

•	Item 3: to approve on an advisory basis the compensation of the Company's named executive officers;
•Item 4: to approve amendments to the 2019 Stock Incentive Plan; and

•	to act upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The Board of Directors recommends a vote FOR the director nominees pursuant to Item 1 in the Notice, and a vote FOR each of the proposals listed as Item 2, Item 3, and Item 4.
It is important that your shares be represented and voted whether or not you plan to attend the Annual Meeting, whether the meeting is conducted in-person or virtually. You may vote on the Internet, by telephone or by completing and mailing a proxy card. Voting over the Internet, by telephone or by written proxy will ensure your shares are represented at the Annual Meeting. If you attend the meeting in person or virtually, as applicable, you may revoke your proxy, if you wish, and vote your shares at the Annual Meeting.
Securities and Exchange Commission rules allow companies to furnish proxy materials to their stockholders on the Internet. We are pleased to take advantage of these rules and believe that they enable us to provide you with the information you need, while making delivery more efficient and more environmentally friendly. In accordance with these rules, on or about April 30, 2020, we expect to begin sending a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability of Proxy Materials”) to each of our stockholders providing instructions on how to access our proxy materials and 2019 Annual Report over the Internet. The Notice of Internet Availability of Proxy Materials also provides instructions on how to vote online and includes instructions on how to request a printed set of the proxy materials.

We look forward to seeing you at the Annual Meeting.
Sincerely,

Robert P. LoCascio
Chairman of the Board and
Chief Executive Officer

LIVEPERSON, INC.
475 Tenth Avenue, 5th Floor
New York, New York 10018
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD
AT 10:00 A.M. ON JUNE 11, 2020

In this Proxy Statement, the terms “LivePerson,” “the Company,” “we,” “us,” and “our” refer to LivePerson, Inc. and its subsidiaries. Also, all references to “present” or “in-person” in this Proxy Statement refer to virtual presence at the Annual Meeting, should we choose to hold the Annual Meeting virtually in whole or in part.

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of LivePerson, Inc., a Delaware corporation (the “Company”), will be held on June 11, 2020 at 10:00 a.m. (Eastern Daylight time) at the offices of LivePerson, Inc., 475 Tenth Avenue, 5th Floor, New York, NY 10018, Tel (212) 609-4200. In the event it is not possible or advisable to hold our Annual Meeting in person due to the ongoing coronavirus (COVID-19) situation, we will announce alternative arrangements for the meeting as promptly as practicable, which may include conducting the Annual Meeting as a “virtual” stockholder meeting through the Internet or other electronic means in lieu of an in-person meeting, subject to any restrictions imposed by applicable law. If the Annual Meeting will be held virtually in whole or in part, we will announce alternative arrangements for the meeting in a press release available at https://ir.liveperson.com/news-events/press-releases as soon as practicable. The meeting will be held for the following purposes, as more fully described in the Proxy Statement accompanying this notice:

(1)	Election of two Class II directors to serve until the Company’s 2023 Annual Meeting of Stockholders, or until such directors’ successors shall have been duly elected and qualified;

(2)	Ratification of the appointment of BDO USA, LLP as the Company's independent registered public accounting firm for fiscal year 2020;

(3)	Advisory approval of the compensation of the Company’s named executive officers;

(4)	Approval of amendments to the 2019 Stock Incentive Plan; and

(5)	Transaction of such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Only stockholders of record at the close of business on April 20, 2020 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting as set forth in the Proxy Statement. You are entitled to attend the Annual Meeting only if you were a stockholder as of the close of business on the Record Date or hold a valid proxy for the Annual Meeting. In order to ensure your representation at the Annual Meeting, whether or not you plan to attend the Annual Meeting, please vote your shares as promptly as possible. Your participation will help to ensure the presence of a quorum at the Annual Meeting and save LivePerson the extra expense associated with additional solicitation. If you hold your shares through a broker, your broker is not permitted to vote on your behalf in the election of directors, the advisory approval of the compensation of the Company’s named executive officers or the approval of amendments to the 2019 Stock Incentive Plan unless you provide specific instructions to your broker by completing and returning any voting instruction form that your broker provides (or following any instructions that allow you to vote your broker-held shares via telephone or the Internet).

Whether or not you expect to attend the Annual Meeting, the Company encourages you to promptly vote and submit your proxy (i) by Internet by following the instructions provided in the Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability of Proxy Materials”), (ii) by telephone by following the instructions provided in the Notice of Internet Availability of Proxy Materials or (iii) by requesting that proxy materials be sent to you by mail that will include a proxy card that you can use to vote by completing, signing, dating and returning the proxy card in the prepaid postage envelope provided. Voting by proxy will not deprive you of the right to attend the Annual Meeting in-person or virtually, as applicable, or to vote your shares. You can revoke a proxy at any time before it is exercised by voting electronically at the Annual Meeting, by delivering a subsequent proxy or by notifying the inspector of elections in writing of such revocation prior to the Annual Meeting. If you have any questions regarding this information or the proxy materials, please contact our investor relations department at ir-lp@liveperson.com.

By Order of the Board of Directors

Robert P. LoCascio
Chairman of the Board and
Chief Executive Officer
New York, New York
April 29, 2020

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. VOTING YOUR SHARES IN ADVANCE WILL NOT PREVENT YOU FROM ATTENDING THE ANNUAL MEETING IN-PERSON OR VIRTUALLY, AS APPLICABLE, REVOKING YOUR EARLIER SUBMITTED PROXY, OR VOTING YOUR SHARES AT THE ANNUAL MEETING.

LIVEPERSON, INC.
475 Tenth Avenue, 5th Floor
New York, New York 10018
___________________________________
PROXY STATEMENT
____________________________________
General
This Proxy Statement is furnished to the stockholders of record of LivePerson, Inc., a Delaware corporation (“LivePerson” or the “Company”), as of the record date, in connection with the solicitation of proxies on behalf of the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on June 11, 2020 (the “Annual Meeting”), and at any adjournments or postponements thereof. The Annual Meeting will be held at 10:00 a.m. (Eastern Daylight time) at the offices of LivePerson, Inc., 475 Tenth Avenue, 5th Floor, New York, NY 10018, Tel (212) 609-4200.

In the event it is not possible or advisable to hold our Annual Meeting in person due to the ongoing coronavirus (COVID-19) situation, we will announce alternative arrangements for the meeting as promptly as practicable, which may include conducting the Annual Meeting as a “virtual” stockholder meeting through the Internet or other electronic means in lieu of an in-person meeting, subject to any restrictions imposed by applicable law. If the Annual Meeting will be held virtually in whole or in part, we will announce alternative arrangements for the meeting in a press release available at https://ir.liveperson.com/news-events/press-releases as soon as practicable.

Important Notice Regarding the Internet Availability of Proxy Materials

Securities and Exchange Commission (“SEC”) rules allow companies to furnish proxy materials to their stockholders on the Internet. We are pleased to take advantage of these rules and believe that they enable us to provide you with the information you need, while making delivery more efficient and more environmentally friendly. We have saved significant mailing and printing costs by providing proxy materials to you over the Internet in accordance with SEC rules. In accordance with these rules, on or about April 30, 2020, we expect to begin mailing to each of our stockholders a notice providing instructions on how to access our proxy materials and 2019 Annual Report on the Internet (the “Notice of Internet Availability of Proxy Materials”). The Notice of Internet Availability of Proxy Materials, which cannot itself be used to vote your shares, also provides instructions on how to vote online and includes instructions on how to request a paper copy of the proxy materials, if you so desire. The Notice of Internet Availability of Proxy Materials includes a control number that must be entered at the website provided on the notice in order to view the proxy materials. Whether you received the Notice of Internet Availability of Proxy Materials or paper copies of our proxy materials, the Proxy Statement and 2019 Annual Report are available to you at www.proxyvote.com.
Voting
The specific matters to be considered and acted upon at the Annual Meeting are:

(1)	the election of two Class II directors to serve until the Company’s 2023 Annual Meeting of Stockholders, or until such directors’ successors shall have been duly elected and qualified;

(2)	the ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for fiscal year 2020;

(3)	the advisory approval of the compensation of the Company’s named executive officers;

(4)	the approval of amendments to the 2019 Stock Incentive Plan; and

(5)	action upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

These matters are described in more detail in this Proxy Statement.
On the record date (April 20, 2020) for determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof, 68,081,615 shares of the Company’s common stock, par value $0.001 per share, were outstanding. No shares of the Company’s preferred stock, par value $0.001 per share, were outstanding. Each stockholder is entitled to one vote for each share of common stock held by such stockholder on the record date. Stockholders may not cumulate votes in the election of directors.

Except as provided below with respect to stockholders who hold shares through a member of the Tel Aviv Stock Exchange (‘‘TASE’’) and intend to vote their shares, there are three ways a stockholder of record can vote:
By Internet: You may vote over the Internet at www.proxyvote.com by following the instructions provided in the Notice of Internet Availability of Proxy Materials.
By Telephone: You may vote by telephone by following the instructions provided in the Notice of Internet Availability of Proxy Materials.
In Person: If you are a stockholder as of the record date, you may vote in person at the Annual Meeting should we conduct an in-person Annual Meeting. Submitting a proxy will not prevent a stockholder from attending the Annual Meeting, revoking their earlier-submitted proxy, and voting in person. In the event it is not possible or advisable to hold our Annual Meeting in person due to the ongoing coronavirus (COVID-19) situation, we will announce alternative arrangements for the meeting as promptly as practicable, which may include conducting the Annual Meeting as a “virtual” stockholder meeting through the Internet or other electronic means in lieu of an in-person meeting. Should we hold the meeting in whole or in part as a “virtual” stockholder meeting, you will be able to vote your shares electronically at the Annual Meeting.
Stockholders who hold shares through a member of the TASE and intend to vote their shares, must deliver to the Company’s Israeli counsel, Yigal Arnon & Co., c/o Matan Zigel, 1 Azrieli Center, Tel-Aviv, Israel, 6702101 (email: matanz@arnon.co.il) an ownership certificate confirming their ownership of the Company’s common stock on the record date. Such certificate must be issued by a member of the TASE, as required by the Israeli Companies Regulations (Proof of Ownership of Shares for Voting at General Meeting) 2000, as amended. Each such stockholder is entitled to receive the ownership certificate at the branch of the TASE member or by mail to such stockholder's address (in consideration of mailing fees only), if the stockholder so requests. Such a request should be made promptly upon receipt of this Proxy Statement and should be made for a particular securities account. Stockholders who wish to vote are obliged to complete, sign, date and return the proxy card in accordance with the instructions indicated thereon along with their ownership certificate to the address of Company’s Israeli counsel indicated above no later than 5:00 p.m. (Israel time) on Tuesday, June 9, 2020.
The form of proxy card for stockholders who hold shares through a member of the TASE is available on the websites: http://www.magna.isa.gov.il and http://maya.tase.co.il.
The stock transfer books of the Company will remain open at the offices of the Company (475 Tenth Avenue, 5th Floor, New York, New York 10018) between the record date and the date of the Annual Meeting, and any adjournments or postponements thereof. A list of stockholders entitled to vote at the Annual Meeting, and any adjournments or postponements thereof, will be available for inspection at the Annual Meeting, and any adjournments or postponements thereof, and for a period of 10 days prior to the meeting during regular business hours at the offices of the Company listed above.
The presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast at the Annual Meeting is necessary to constitute a quorum in connection with the transaction of business at the Annual Meeting. All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote). Abstentions and broker non-votes are counted as present for quorum purposes.
With regards to Proposal 1, if a quorum is present, the nominees who receive the greatest number of votes properly cast (in person or by proxy) will be elected as the Class II directors. Only votes FOR or WITHHELD count. Neither abstentions nor broker non-votes will have any effect on the outcome of voting with respect to the election of the Class II directors. If you own shares through a broker, you must give the broker instructions to vote your shares in the election of the directors. Otherwise, your shares will not be voted. Stockholders may not cumulate votes in the election of the directors.

With regards to Proposal 2, if a quorum is present the proposal shall be approved by the affirmative vote of a majority of the votes cast by the holders of shares of our common stock entitled to vote that are present in person or represented by proxy at the Annual Meeting. Abstentions will be counted as votes cast and will therefore have the same effect as negative votes. If you hold your shares through a broker and you do not instruct your broker on how to vote your shares, your brokerage firm, in its discretion, may either leave your shares unvoted or vote your shares in its discretion on Proposal 2.

With regards to Proposals 3 and 4, if a quorum is present the proposals shall be approved by the affirmative vote of a majority of the votes cast by the holders of shares of our common stock entitled to vote that are present in person or represented by proxy at the Annual Meeting. Abstentions will be counted as votes cast and will therefore have the same effect as negative votes, whereas broker non-votes will not be counted as votes cast and will therefore have no effect on vote outcomes. If you hold your shares through a broker, you must give the broker instructions to vote your shares with regards to Proposals 3 and 4. Otherwise, your shares will not be voted.

Under the General Corporation Law of the State of Delaware, stockholders are not entitled to rights of appraisal or similar remedies with respect to any matter to be considered and voted on at the Annual Meeting, and the Company will not independently provide stockholders who dissent with any such right.
Proxies
In accordance with rules adopted by the SEC, we may furnish proxy materials, including this Proxy Statement and our Annual Report, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. Stockholders will not receive printed copies of the proxy materials unless they request them. Instead, the Notice of Internet Availability of Proxy Materials, which was mailed to our stockholders, will instruct you as to how you may access and review all of the proxy materials on the Internet. The Notice also instructs you as to how you may submit your proxy on the Internet. Utilizing this method of proxy delivery expedites receipt of proxy materials by the Company’s stockholders and lowers the Company’s costs. All stockholders will have the ability to access the proxy materials over the Internet, or request a printed set of the proxy materials, if desired, at www.proxyvote.com. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice.
If you are a stockholder of record of shares of our common stock and if you indicate when voting through the Internet that you wish to vote as recommended by our Board of Directors (‘‘the Board’’), or if you sign and return a proxy without giving specific voting instructions, then the proxy holders designated by our Board, who are officers of our Company, will vote your shares in the manner recommended by the Board on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.
You may revoke or change your proxy at any time before the Annual Meeting by filing with the Secretary of the Company, at the Company’s principal executive offices at 475 Tenth Avenue, 5th Floor, New York, New York 10018, a notice of revocation or another signed proxy card with a later date. You may also revoke your proxy by attending the Annual Meeting and voting in person, should we hold an in-person meeting. Stockholders who hold shares through a member of the TASE and wish to revoke or change their proxy card, must file a notice of revocation or another signed proxy card with the Company's Israeli counsel no later than 5:00 p.m. (Israel time) on Tuesday, June 9, 2020.
Shares Held by Brokers
If you hold your shares through a broker and you do not instruct your broker on how to vote your shares, your brokerage firm, in its discretion, may either leave your shares unvoted or vote your shares on routine matters. The proposal to ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the current fiscal year ending December 31, 2020 will be treated as a routine matter. To the extent your brokerage firm votes your shares on your behalf on this proposal, your shares also will be counted as present for the purpose of determining a quorum.
On the other hand, your broker is not entitled to vote shares held for a beneficial holder on certain non-routine items, such as the election of directors, the advisory vote on executive compensation or the approval of the amendments to the 2019 Stock Incentive Plan, absent specific instructions from the beneficial holders of such shares provided by completing and returning the proxy card or following the instructions provided to you on how to vote your shares on the Internet or by telephone. For your vote to be counted in connection with such non-routine items, you will need to communicate your voting decisions to your broker, bank or other financial institution before the date of the stockholder meeting.
Stockholders who hold their stock through a member of the TASE and intend to vote their shares are obliged to return a complete signed and dated proxy card along with a certificate of ownership to the offices of Israeli counsel to the Company, Yigal Arnon & Co., c/o Matan Zigel, 1 Azieli Center, Tel-Aviv, Israel, 6702101 (email: matanz@arnon.co.il), no later than 5:00 p.m. (Israel time) on Tuesday, June 9, 2020.

Solicitation
The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the proxy card and any additional solicitation materials furnished to the stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Company may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation in person, or by telephone, e-mail or other means, by directors, officers or employees of the Company, without additional compensation. Except as described above, the Company does not presently intend to solicit proxies other than by mail.
Important Notice of Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on June 11, 2020:
Our proxy materials, including our Proxy Statement, 2019 Annual Report on Form 10-K and proxy card, are available on the Internet and may be viewed and printed, free of charge, at www.proxyvote.com.
Deadline for Receipt of Stockholder Proposals
In order to be considered for inclusion in the Company’s Proxy Statement and proxy card relating to the 2021 Annual Meeting of Stockholders, any proposal by a stockholder submitted pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), must be received by the Company at its principal executive offices in New York, New York, on or before December 30, 2020. In addition, under the Company’s current Amended and Restated Bylaws, any proposal for consideration at the 2021 Annual Meeting of Stockholders submitted by a stockholder other than pursuant to Rule 14a-8 will be considered timely if it is received by the Secretary of the Company at its principal executive offices between the close of business on February 11, 2021 and the close of business on March 13, 2021 and is otherwise in compliance with the requirements set forth in the Company’s current Amended and Restated Bylaws. The proxy solicited by the Board of Directors for the 2021 Annual Meeting of Stockholders will confer discretionary authority to vote as the proxy holders deem advisable on such stockholder proposals which are considered untimely.
Your Participation in Voting the Shares You Own Is Important
Voting your shares is important to ensure that you have a say in the governance of the Company and to fulfill the objectives of the plurality voting standard that we apply in the election of directors. Please review the proxy materials and follow the instructions on the proxy card to vote your shares. We hope you will exercise your rights and fully participate as a stockholder in our future.
Stockholders with the Same Last Name and Address
The Securities and Exchange Commission, or the SEC, has adopted rules that permit companies to implement a delivery procedure called “householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single copy of the Notice of Internet Availability of Proxy Materials to an address that two or more stockholders share, unless the affected stockholder has provided contrary instructions. This procedure reduces printing costs and postage fees, and saves natural resources.
If you received a household mailing this year and you would like to have additional copies mailed to you, please submit your request in writing to Monica L. Greenberg, Executive Vice President of Policy, and General Counsel, at the Company’s principal executive offices located at 475 Tenth Avenue, 5th Floor, New York, New York 10018 or by calling (212) 609-4200. Similarly, you may also contact Ms. Greenberg if you received multiple copies of the Annual Meeting materials and would prefer to receive a single copy in the future, or if you would like to opt out of householding for future mailings.
Annual Report
The Company filed an Annual Report on Form 10-K with the SEC on March 2, 2020 relating to the fiscal year ended December 31, 2019 (the “2019 Fiscal Year”). A copy of this report is also available through http://magna.isa.gov.il and http://maya.tase.co.il. Stockholders may also obtain a copy of this report, without charge, by writing to Monica L. Greenberg, Executive Vice President of Policy, and General Counsel, at the Company’s principal executive offices located at 475 Tenth Avenue, 5th Floor, New York, New York 10018.

A copy of the Annual Report of the Company for the 2019 Fiscal Year may be viewed at www.proxyvote.com or may be obtained by following the instructions in the Notice of Internet Availability of Proxy Materials. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy solicitation material.
Incorporation by Reference
Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933, as amended (the ‘‘Securities Act’’), or the Exchange Act that might incorporate by reference this Proxy Statement or future filings made by the Company under those statutes, the Compensation Committee Report, the Audit Committee Report, references to the Audit Committee Charter and references to the independence of the Audit Committee members are not deemed filed with the SEC, are not deemed soliciting material and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes, except to the extent that the Company specifically incorporates such information by reference into a previous or future filing, or specifically requests that such information be treated as soliciting material, in each case under those statutes.
Other Matters
The Company knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as such persons deem advisable. Discretionary authority with respect to such other matters is granted by the execution of the proxy card.
More Information Is Available
If you have any questions about this rule or the proxy voting process in general, please contact the broker, bank or other financial institution where you hold your shares. The SEC also has a website (www.sec.gov/spotlight/proxymatters.shtml) with more information about your rights as a stockholder. Additionally, you may contact our Investor Relations Department at http://www.liveperson.com/company/ir.
Proxy Summary
This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting.

MATTERS TO BE VOTED ON

The purposes of this meeting are:

•	Item 1: to elect two Class II directors to serve until the Company’s 2023 Annual Meeting of Stockholders, or until such directors’ successors shall have been duly elected and qualified;

•	Item 2: to ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for fiscal year 2020;

•	Item 3: to approve on an advisory basis the compensation of the Company's named executive officers;

•	Item 4: to approve amendments to the 2019 Stock Incentive Plan; and

•	to act upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

BUSINESS AND STRATEGIC HIGHLIGHTS

2019 was a pivotal year for LivePerson. The Company accomplished its initial mission, disrupting the voice contact center by enabling hundreds of millions of consumers to connect to their favorite brands by messaging, just like they do with friends, family and peers. The Company executed on its go-to-market and product strategies, fueling an acceleration to 20% revenue growth in the fourth quarter. LivePerson also laid the foundation for the next step in its mission, to bring a trusted Conversational AI to the world that will transform how consumers seek information, get help and make purchases.

Key business and strategic highlights for 2019 include:

•	Total revenue of $291.6 million for the year-ended 2019, an increase of 17%, as compared to the year-ended 2018.

•	Within total revenue, revenue from our Business segment increased 16% year-over-year to $267.1 million and revenue from our Consumer segment increased 25% year-over-year to $24.5 million.

•	The Company signed 563 deals in 2019, an increase of 34% as compared to 2018, fueled by the addition of 282 new and 281 existing customer contracts.

•
Trailing-twelve-month average revenue per enterprise and mid-market customer set new records throughout 2019 and increased approximately 20% to approximately $345,000 in the fourth quarter of 2019, up from approximately

$285,000 in the fourth quarter of 2018.

•	The Company fostered strong relationships with existing customers, and maintained its enterprise and mid-market revenue retention rate within its targeted range of 105% to 115%.

•	Solidifying our leadership strategy in the conversational cloud market.

•	Delivery of AI product innovations.

•	Successful convertible note offering, which was the first time in 19 years the Company raised capital since its IPO.

BOARD HIGHLIGHTS

We have a Board of highly experienced directors with diverse and well-rounded backgrounds, viewpoints, attributes and experiences that collectively add significant value to the strategic decisions made by the Company and that enable them to provide oversight of management and accountability to our stockholders. Directors bring experience as entrepreneurs, technologists and advisors, and operational, financial, marketing and diversity expertise. Our directors also bring industry expertise, such as insight into the customer perspective, call center operations, e-commerce, organization dynamics and building a successful corporate culture. In addition, we added two new directors in the past four years, working hard to strike the right balance between long-term understanding of our business and fresh external perspectives, as well as to ensure diversity of backgrounds and perspectives within the Board.

Board Snapshot:

Board Member	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Robert LoCascio «
Peter Block		I
Kevin Lavan t	C	I	I
Jill Layfield	I	C	I
Fredrick Mossler		I	I
William Wesemann	I	I	C
« Chairman of the Board

t Financial Expert

C- Chairperson of Committee

I- Independent Member of the Committee

GOVERNANCE HIGHLIGHTS

In addition to a strong, independent Board, we are committed to maintaining a corporate governance structure that provides strong governance across our Company and promotes long-term stockholder value creation. Some key highlights of our Board and governance practices are set forth below:

Topic	Practice
Independence
• Independent directors must constitute at least a majority of our Board • Audit, Compensation, and Nominating and Corporate Governance committee members are composed entirely of independent directors • Ongoing verification of Board and committee member independence

Executive Sessions	• Independent directors meet regularly without management
Director Selection and Diversity	• Rigorous director selection and evaluation process that factors in diversity (skills, gender, ethnicity, tenure and experience)
Director Commitment	• Limit on outside directorships
Director Compensation	• Thorough benchmarking of director compensation against peers
Monitoring
• Board and each committee must conduct an annual self-evaluation • Periodic review of and changes to the Board committee charters • Effective Board and committee oversight of financial reporting, compensation, enterprise risk, and compliance • • Regular review of auditor performance

Voting Class	• Common stock is the only class of voting shares outstanding • Each share of common stock is entitled to one vote
Poison Pill	• We do not have a stockholder rights plan
Stockholder Engagement	• Active and ongoing stockholder engagement program
Significant Executive and Non-Employee Director Stock Ownership
• Although we have not adopted a formal stock ownership policy, we note our ownership levels are in excess of market standards: • CEO equity ownership in excess of 20x base salary
• Average named executive officer (‘‘NEO’’) ownership in excess of 5x base salary (excluding our newly appointed CFO)
 • Non-Employee Director ownership in excess of 5x annual cash retainer

Business Ethics Guidelines	• Ethics and conduct guidelines apply to all of our directors, officers and employees • Annual compliance certification
Complaints	• Anonymous and confidential complaint procedure in place for concerns regarding audit or accounting matters
Independent Advisors	• Board and committee authority to retain independent advisors
Control Policies	• Disclosure control policies and procedures compliant with the Sarbanes-Oxley Act and SEC rules and regulations

COMPENSATION HIGHLIGHTS

The Company’s executive compensation program is designed to attract and retain the caliber of officers needed to ensure the Company’s continued growth and profitability, to align incentives with the Company’s fiscal performance and the creation of long term value for stockholders, and to reward officers’ individual performance against objectives important to achieving the Company’s strategic and operational goals. The primary objectives of the program are to:

•	Align incentives, including bonus targets, performance metrics and equity, with Company fiscal performance as well as achievement of strategic objectives that create stockholder value;

•	Retain and encourage high potential team players to build a career at the Company;

•	Provide incentives that are cost-efficient, competitive with other organizations and fair to employees and stockholders; and

•	Facilitate a balanced approach to compensation that properly aligns incentives with Company performance and stockholder value and does not promote inappropriate risk taking.

Principal Elements of Pay: Our program emphasizes variable pay that aligns compensation with performance and stockholder value.

Element	How It’s Paid	Purpose
Base Salary	Cash (Fixed)
• Provides a competitive fixed rate of pay relative to similar positions in the market and enables the Company to attract and retain critical executive talent.
• Based on job scope, level of responsibilities, individual performance, experience, and market levels.

Annual Incentive	Cash or Equity (Variable)
• Focuses executives on achieving annual financial and strategic goals that drive stockholder value.
• Rewards attainment of annual business goals and includes assessment of individual performance and contribution.

Long-Term Incentives (‘‘LIT’’)	Equity (Variable)	• Provides incentives for executives to execute on longer-term financial/strategic growth goals to maintain focus on long-term stockholder value creation. • Supports the Company’s retention strategy.

Pay Mix: The mix of pay elements is heavily leveraged toward variable, performance-based compensation. The significant majority of NEO pay was variable based upon target total direct compensation for fiscal year 2019: 87% for the CEO and an average of 69% for our other NEOs.

2019 Pay Decisions: The Compensation Committee took the following compensation-related actions for fiscal 2019:

•
Base Salaries: There no base salary increases for the CEO, CTO and CFO. Ms. Greenberg received a 10% increase to better align her salary with market and her expanded role within the organization. Additionally, Mr. Carlough received a 2% merit increase.

•
Annual Incentives: Consistent with our performance against financial and strategic objectives, NEO (excluding Mr. Carlough) payouts were funded at 75% of target. Mr. Carlough’s payout was funded at 90% due to the greater portion of his bonus based on individual strategic objectives. To further align executive compensation to long-term value creation for our stockholders, bonuses for fiscal 2019 were paid in the form of restricted stock units during Q1 2020.

•	Long-term Incentives: Continued practice of delivering annual equity grants in the form of time-vested restricted stock units and time-vested stock options.

Compensation Governance:

•	Significantly enhanced proxy disclosure to provide greater clarity and improved readability.

•	Developed and disclosed a compensation peer group.

•	Adopted a clawback policy to align with prevailing best practices.

STOCKHOLDER ENGAGEMENT

We believe that regular, transparent communications with our stockholders are essential to our long-term success. Over the course of 2019 and early 2020, as part of our engagement efforts, we reached out to the stewardship teams from certain investors who hold shares of our common stock, as well as prospective stockholders. Our outreach resulted in connecting with 12 firms and the scheduling of five conference calls covering the following topics: executive compensation, corporate governance and other ESG matters. Through these engagements, we seek to provide stewardship teams with an overview of our Company, answers to questions, responses to feedback, and context and insight into our practices. In response to the recent discussions with our stockholders, we have summarized the feedback received and actions taken by the Company in the section labeled Stockholder Engagement and 2019 Say on Pay.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING
PROPOSAL ONE - ELECTION OF THE CLASS II DIRECTORS
General
The Company’s Fourth Amended and Restated Certificate of Incorporation provides for a classified Board of Directors, consisting of three classes of directors with staggered three-year terms, with each class consisting, as nearly as possible, of one third of the total number of directors. At the annual meeting of stockholders in the year in which the term of a class of directors expires, director nominees in such class will stand for election to three-year terms. With respect to each class, a director’s term will be subject to the election and qualification of such director’s successor, or the earlier death, resignation or removal of such director.
As of the date of this Proxy Statement, the Board consists of six persons, as follows:

Class I (current term ends at the 2022 Annual Meeting)	Class II (current term ends at the 2020 Annual Meeting)	Class III (current term ends at the 2021 Annual Meeting)
Jill Layfield	Peter Block	Kevin C. Lavan
William G. Wesemann	Fred Mossler	Robert P. LoCascio
The term of office for Messrs. Block and Mossler expires at the Annual Meeting. The Nominating and Corporate Governance Committee has selected Messrs. Block and Mossler, current Class II directors who will still be serving at the time of the Annual Meeting, as the nominees for the Class II directors whose term of office will expire at the 2023 Annual Meeting of Stockholders.
Messrs. Block and Mossler have each agreed to be named as a nominee and to continue to serve as a director, if elected, and management has no reason to believe that they will be unavailable to serve. If either Mr. Block or Mr. Mossler is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who may be designated by the present Board of Directors to fill the vacancy. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR Messrs. Block and Mossler. The proxies solicited by this Proxy Statement cannot be voted for a greater number of persons than the number of nominees named.
Required Vote
The Class II directors shall be elected by the affirmative vote of a plurality of the shares of the common stock present at the Annual Meeting, in person or by proxy, and entitled to vote in the election of directors. Pursuant to applicable Delaware law, abstentions and broker non-votes will have no effect on the outcome of the vote and will not be voted for directors.
Biographical Information on Director Nominees

Continuing Directors for Term Ending upon the 2020 Annual Meeting of Stockholders (Class II)

Peter Block
INDEPENDENT DIRECTOR
President of Peter Block Inc

•	Age: 80

•	Director Since: July 2010

•	Independent Board Committees: Compensation Committee, Audit Committee, Nominating and Corporate Governance Committee

Experience:

•
Since 1997, Mr. Block has been President of Peter Block Inc., a management consulting group, and a partner in Designed Learning, a training company that offers workshops designed by Mr. Block to build organizational development skills.

•
Mr. Block is also a best-selling author of several books about organizational dynamics, community and accountability. Mr. Block is the recipient of the Organization Development Network’s 2008 Lifetime Achievement Award.

Other Leadership Expertise and Service:

•
Among other national awards, he also received the American Society for Training and Development Award for Distinguished Contributions, the Association for Quality and Participation President’s Award, and he was entered into Training Magazine’s HRD Hall of Fame.

•	Mr. Block holds a B.S. degree in Industrial Administration from the University of Kansas and an M.S. degree in Industrial Administration from Yale University.

•
The Company believes that Mr. Block’s expertise in management consulting and organizational development principles qualify and enable him to make a significant and valuable contribution as a director of the Company. The Company values his expertise and guidance on building internal teams and maintaining a diverse workforce.

Fred Mossler
INDEPENDENT DIRECTOR
Former Senior Vice President of Merchandising at Zappos

•	Age: 53

•	Director Since: May 2017

•	Independent Board Committees: Compensation Committee, Nominating and Corporate Governance Committee

Experience:

•	Since June 2016, Mr. Mossler has been an independent consultant.

•
From August 1999 to June 2016, Mr. Mossler worked in various senior leadership positions at Zappos, including Senior Vice President of Merchandising and helped Zappos grow into a company with more than $1 billion in gross merchandise sales before it was bought by Amazon in 2009.

•	From September 1991 to August 1999, Mr. Mossler worked in various positions at Nordstrom.

•
In addition to Mr. Mossler’s career in e-commerce and retail, he assisted with the launch and building of, and currently serves on the Board of, Downtown Project, a company dedicated to helping revitalize part of downtown Las Vegas through investment in small businesses; tech startups; real estate; and arts, culture, and education. Mr. Mossler founded Honus Capital LLC, a hands-on investment fund for Las Vegas-area entrepreneurs.

•	He also co-founded the popular Mexican restaurant chain Nacho Daddy.

Other Leadership Expertise and Service:

•
Mr. Mossler graduated from Southern Oregon University with a B.S. in Business. The Company believes that Mr. Mossler’s deep operational experience, as well as his expertise in the contact center industry and consumer experience, qualify and enable him to make significant and valuable contributions as a director of the Company.

Continuing Directors for Term Ending upon the 2021 Annual Meeting of Stockholders (Class III)

Kevin Lavan
INDEPENDENT DIRECTOR
Chief Financial Officer of Autoclear LLC

•	Age: 67

•	Director Since: January 2000

•	Independent Board Committees: Compensation Committee, Audit Committee, Nominating and Corporate Governance Committee

Experience:

•	Mr. Lavan has been the CFO of Autoclear LLC, a designer, builder and distributor of security systems since February 2016.

•
From January 2015 through February 2016, Mr. Lavan was an independent consultant to the media and entertainment industries. Between April 2010 and December 2014, Mr. Lavan was a Senior Vice President, Worldwide Controller of IMG, an international and diversified sports, entertainment and media company.

•	From July 2008 to April 2010, Mr. Lavan was Chief Financial Officer of Paradysz Matera Company, Inc., a direct marketing and digital marketing agency.

•
From August 2007 until July 2008, Mr. Lavan was an independent consultant. From November 2004 until August 2007, Mr. Lavan served advertising agencies affiliated with MDC Partners, Inc. in various capacities. Between October 2000 and November 2004.

•	Mr. Lavan served as an independent consultant to marketing services organizations. In addition, between January 2001 and September 2002.

•	Mr. Lavan was President and Chief Operating Officer of NowMarketing, Inc., formerly known as Elbit VFlash, Inc. From March 1999 until October 2000.

•	Mr. Lavan was an Executive Vice President of Wunderman, the direct marketing and customer relationship marketing division of Young & Rubicam Inc.

•	From February 1997 to March 1999, Mr. Lavan was Senior Vice President of Finance at Young & Rubicam.

•	From 1984 to February 1997, Mr. Lavan held various positions at Viacom Inc., including Controller, and Chief Financial Officer for Viacom’s subsidiary, MTV Networks.

Other Leadership Expertise and Service:

•	Mr. Lavan is a Certified Public Accountant.

•	Mr. Lavan received a B.S. from Manhattan College.

•
The Company believes that Mr. Lavan’s extensive financial and business expertise enables him to make a significant and valuable contribution as a director of the Company. In addition, the Company values the guidance that Mr. Lavan provides on digital marketing and advertising, which draws from a wealth of industry knowledge accumulated from financial and operational roles at several leading advertising and marketing organizations.

Robert P. LoCascio
Founder, Chief Executive Officer and Chairman of the Board of Directors

•	Age: 51

•	Director Since: November 1995 (Since Inception)

•	Independent Board Committees: None

Experience:

•
Chief Executive Officer and Chairman of our Board of Directors since LivePerson’s inception in November 1995. In addition, Mr. LoCascio was LivePerson’s President from November 1995 until January 2001.

•	Mr. LoCascio founded the Company as Sybarite Interactive Inc., which developed a community-based web software platform known as TOWN.

•
Before founding Sybarite Interactive, through November 1995, Mr. LoCascio was the founder and Chief Executive Officer of Sybarite Media Inc. (known as Ikon), a developer of interactive public kiosks that integrated interactive video features with advertising and commerce capabilities.

•	Mr. LoCascio was named a New York City Ernst & Young Entrepreneur of the Year finalist in 2001 and 2008. Mr. LoCascio is the winner of the 2015 Smart CEO Circle of Excellence Award.

Other Leadership Expertise and Service:

•	Mr. LoCascio has served on our Board since inception because of his operational and historical expertise gained from serving as LivePerson’s Chief Executive Officer.

•	Technology industry experience, vision for innovation, and deep institutional knowledge of the Company

•	As one of the founders and the longest serving member of the Board, the Company also values his deep understanding of the Company's business as it has evolved over time.

•	Mr. LoCascio received a B.B.A. from Loyola College.

Continuing Directors for Term Ending upon the 2022 Annual Meeting of Stockholders (Class I)

Jill Layfield
INDEPENDENT DIRECTOR
Co-Founder and Chief Executive Officer of Tamara Mellon

•	Age: 45

•	Director Since: November 2016

•	Independent Board Committees: Compensation Committee, Audit Committee, Nominating and Corporate Governance Committee
Experience:

•
Since July 2016, Founder and Chief Executive Officer of Tamara Mellon, a luxury footwear company. Former President and Chief Executive Officer from January 2011 to December 2015. In addition, from January 2015 through December 2018, Ms. Layfield sat on the board of directors of Camber Outdoors, and from April 2016 through April 2018, Ms. Layfield sat on the board of directors of SmartPak Equine. Ms. Layfield received a B.A. degree in Communications - Journalism from Santa Clara University.

Other Leadership Expertise and Service:

•	Ms. Layfield is recognized as an innovator and industry expert in combining organizational change and advanced technologies to retool customer care for the digital, mobile era.

•
The Company believes that Ms. Layfield's deep experience in the retail sector and unique expertise transforming customer experience and forging meaningful, high-quality connections between brands and consumers, qualify and enable her to make a significant and valuable contribution as a director of the Company.

William G. Wesemann
INDEPENDENT DIRECTOR
Former Chief Executive Officer of NextPage, Inc.

•	Age: 63

•	Director Since: November 2004

•	Independent Board Committees: Compensation Committee, Audit Committee, Nominating and Corporate Governance Committee

Experience:

•	Since October 2002, Mr. Wesemann has been an independent consultant.

•	Between January 2001 and October 2002, Mr. Wesemann was Chief Executive Officer of NextPage, Inc., a provider of document management systems.

•
Between August 2000 and January 2001, Mr. Wesemann was Chief Executive Officer of netLens Inc., which was acquired by NextPage and offered a peer-to-peer platform for creating distributed applications.

•
Between May 1996 and May 2000, Mr. Wesemann was Vice President of Sales of Genesys Telecommunications Laboratories, Inc., a leader in computer-telephony integration. Mr. Wesemann received a B.A. from Glassboro State College (now called Rowan University).

Other Leadership Expertise and Service:

•
The Company believes that Mr. Wesemann’s business expertise and technology industry background, including his experience serving in chief executive and sales leadership roles at successful technology companies, qualify and enable him to make a significant and valuable contribution as a director of the Company.

•	Mr. Wesemann provides coaching to sales leaders on process and strategy, leveraging his experience as running sales organizations and as CEO at other technology companies.

•
Mr. Wesemann also has a deep understanding of LivePerson as he experienced the various transformations of the product for customers of LivePerson, which included various go to market strategies for new products and services which the Company believes continue to benefit LivePerson.

Corporate Governance
Currently, our CEO, Mr. LoCascio, serves as Chairman of the Board. The Board believes that its current leadership structure, coupled with a strong emphasis on Board independence, provides effective independent oversight of management while allowing both the Board and management to benefit from Mr. LoCascio’s leadership and years of experience in our business and the technology industry. We are committed to strong corporate governance and have adopted policies and practices in furtherance of such objective.

These policies and practices include:

•	All of the members of the Board other than Mr. LoCascio are “independent” under the Nasdaq rules.

•	All members of our Audit Committee are independent under the Nasdaq rules and the rules and regulations of the SEC.

•	All members of our Compensation Committee, and of our Nominating and Corporate Governance Committee are independent under the Nasdaq rules.

•	The Company and the Board regularly review and evaluate the Company’s corporate governance practices as a general matter and in response to investor feedback.

•
The Board has adopted a Code of Conduct applicable to all of our employees, including our executive officers, as well as a Code of Ethics for the Chief Executive Officer and Senior Financial Officers. The Code of Conduct and Code of Ethics can be found at https://ir.liveperson.com/corporate-governance/governance-overview.

•
In April 2019, the Board adopted amended charters for the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. The amended charters can be found at https://ir.liveperson.com/corporate-governance/governance-overview.

•
The Board has adopted a policy regarding conflicts of interest and “related party transactions” under which all potential conflicts of interest and related party transactions must be reviewed and pre-approved by the Audit Committee.

•	An annual risk assessment of the Company’s compensation policies is conducted by the Board and the Compensation Committee.

Director Independence

The Board has determined that Messrs. Block, Lavan, Mossler, and Wesemann, and Ms. Layfield are “independent” under the Nasdaq listing requirements and the applicable rules and regulations of the SEC. As part of the Board’s process in making such determination, each such director provided confirmation that (a) the objective criteria for independence pursuant to the Nasdaq rules are satisfied and (b) each such director has no other relationship with the Company that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Mr. LoCascio, our Chief Executive Officer and Chairman of the Board, is an employee and therefore not “independent.”
Board Meetings
The Board of Directors held four regular quarterly meetings, as well as five interim meetings, during the 2019 Fiscal Year. During the 2019 Fiscal Year, each director attended or participated in each of the meetings of the Board of Directors and meetings of the committees of the Board on which such director served that were held in the 2019 Fiscal Year.
Directors who are not members of the Company’s management meet at regularly scheduled executive sessions without members of management present. The Board and Committees generally hold executive sessions at each regularly scheduled meeting.
While the Company has not adopted a formal policy with regard to attendance by members of the Board of Directors at annual stockholder meetings, all members of the Board are invited to attend the Company’s annual meeting of stockholders. At the 2019 Annual Meeting, two of our directors attended.
Board Tenure/Retirement policy

The Board does not believe that arbitrary limits on the number of consecutive terms a director may serve or on the directors’ ages are currently appropriate in light of the substantial benefits the Company generally receives from having a sustained focus on the Company’s business, strategy and industry over a significant period of time. Each individual’s performance will be assessed by the Nominating and Corporate Governance Committee in light of relevant factors in connection with assessments of candidates for nomination to be a director. However, we work hard to strike the right balance between long-term understanding of our business and fresh external perspectives, and have added two new directors in the past four years to help ensure diversity of backgrounds and perspectives within the Board.

Board Committees
The Board of Directors has three committees comprised solely of independent directors: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. For Committee composition, see Board Highlights section above. The Board has also established three additional standing committees: Executive Committee, Social Impact Committee and Culture Committee. Composition for the three additional standing committees is as specified below.
Audit Committee
The Audit Committee appoints our independent registered public accounting firm, subject to ratification by our stockholders, reviews the plan for and the results of the independent audit, approves the fees of our independent registered public accounting firm, reviews with management and the independent registered public accounting firm our quarterly and annual financial statements and our internal accounting, financial and disclosure controls, reviews and approves transactions between LivePerson and its officers, directors and affiliates, oversees whistle-blower procedures and performs other duties and responsibilities as set forth in a charter approved by the Board of Directors. The charter of the Audit Committee is available at https://ir.liveperson.com/corporate-governance/governance-overview. Each member of the Audit Committee is independent, as independence is defined for purposes of Audit Committee membership by the listing standards of Nasdaq and the applicable rules and regulations of the SEC. The Audit Committee held four meetings during the 2019 Fiscal Year.
The Board has determined that each member of the Audit Committee is able to read and understand fundamental financial statements, including LivePerson’s balance sheet, income statement and cash flow statement, as required by Nasdaq rules. In addition, the Board has determined that Mr. Lavan satisfies the Nasdaq rule requiring that at least one member of our Board’s Audit Committee have past employment experience in finance or accounting, requisite professional certification in accounting or any other comparable experience or background which results in the member’s financial sophistication, including being, or having been, a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. The Board has also determined that Mr. Lavan is the Audit Committee’s “audit committee financial expert” as defined by the SEC.
Compensation Committee
The Compensation Committee’s primary responsibility is to review and approve the compensation to be paid or provided to the Company’s executive officers and to assure that such compensation is in line with the Company’s strategy, sound corporate governance principles and stockholder interests. The Compensation Committee also oversees the Company’s compensation, equity and employee benefit plans and programs and performs other duties and responsibilities as set forth in a charter approved by the Board of Directors. The charter of the Compensation Committee is available at www.liveperson.com/company/ir/corporate-governance. The Chief Executive Officer and the Human Resources Department present compensation and benefit proposals to the Compensation Committee for the Committee’s consideration and approval. Each member of the Compensation Committee is independent, as independence is defined for purposes of Compensation Committee membership by the listing standards of Nasdaq and a “non-employee director” as defined in Rule 16b‑3 under the Exchange Act. The Compensation Committee deliberated four scheduled board meetings during the 2019 Fiscal Year.
The Compensation Committee has the authority to retain, terminate and set the terms of the Company’s relationship with any outside advisors who assist the Committee in carrying out its responsibilities. The Company from time to time engages the services of a compensation consultant to provide market and peer compensation data to the Company.  The Compensation Committee annually reviews this market and peer compensation data. In 2019, the Company retained the continued services of an independent compensation consultant, the Centurion, a Marsh & McLennan Agency LLC company (f/k/a Centurion Group) (“Centurion”). Centurion provided advice related to the Company's 401(k) plan as our financial adviser of record. In 2019, the Company also engaged Exequity in connection with the adoption of the 2019 Stock Incentive Plan. In October 2019, the Compensation Committee engaged Pearl Meyer & Partners (“Pearl Meyer”) to consult on compensation and peer group benchmarking. Exequity and Pearl Meyer are each an independent compensation advisory firm specializing in executive compensation design and corporate governance consultation.

Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee of our Board of Directors is responsible for identifying individuals qualified to become Board members, recommending to our Board the persons to be nominated for election as directors and to each of the Board’s committees, reviewing and making recommendations to the Board with respect to Board and management succession planning, developing and recommending to the Board corporate governance principles and policies, reviewing stockholder proposals and overseeing evaluation of the Board and each committee thereof, as needed. The charter of the Nominating and Corporate Governance Committee is available at https://ir.liveperson.com/corporate-governance/governance-overview. The processes and procedures followed by the Nominating and Corporate Governance Committee in identifying and evaluating director candidates are described below under “Director Nomination Process.” Each member of the Nominating and Corporate Governance Committee is independent, as defined under the rules of Nasdaq. The Nominating and Corporate Governance Committee deliberated as needed during regularly scheduled board meetings during the 2019 Fiscal Year.
Executive Committee
The Executive Committee serves as a standing administrative committee of our Board of Directors authorized to facilitate the consideration and discussion of certain high-level business and strategic matters between the Board of Directors and senior management and to act, on behalf of the Board of Directors, on such matters. Messrs. Block, Lavan and Wesemann are independent, as defined under the rules of Nasdaq. This committee is chaired by Mr. LoCascio and the rest of the Board are on this Committee. The Executive Committee did not hold any meetings during the 2019 Fiscal Year.
Social Impact Committee

The Social Impact Committee is responsible for assisting the Board in its oversight of our initiatives, plans and practices with respect to social matters of significance to us and the communities in which we operate.  The Social Impact Committee drives transformational social impact by applying LivePerson's talent in partnership with the most innovative and effective organizations, addressing some of the world's most social pressing issues including artificial intelligence (AI), social use of consumer facing digital platforms, among other technical matters. This committee is chaired by Mr. Block and the rest of the Board are on this committee. The Social Impact Committee deliberated as needed during regularly scheduled Board meetings during the 2019 Fiscal Year.

Culture Committee

The Culture Committee is responsible for assisting and advising management in continuing to cultivate and reinforce a workplace culture defined by the set of shared values, goals, attitudes and practices that characterize LivePerson.  These principles and values permeate the day-to-day work experience and set the platform for the Company's performance and drive its future state. This Committee is chaired by Mr. Mossler and the rest of the Board serve on this Committee. The Culture Committee deliberated as needed during regularly scheduled Board meetings during the 2019 Fiscal Year.

Director Nomination Process
The processes established by our Nominating and Corporate Governance Committee Charter to identify and evaluate director candidates include requests to Board members and others for recommendations, evaluation of biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Committee and the Board, all on an as needed basis from time to time.
In considering whether to recommend any particular candidate for inclusion in the Board’s slate of recommended director nominees, our Nominating and Corporate Governance Committee will apply the criteria attached to the Nominating and Corporate Governance Committee’s charter. These criteria include the candidate’s integrity, business acumen, knowledge of our business and industry, experience, diligence, conflicts of interest and the ability to act in the interests of all stockholders. Specific weighting is not assigned to any of the criteria and no particular criterion is a prerequisite for each prospective nominee. Our Board of Directors believes that the backgrounds and qualifications of its directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow it to fulfill its responsibilities. The Nominating and Corporate Governance Committee has, on certain occasions, retained a third party executive search firm to identify or assist in the evaluation of candidates.
The Nominating and Corporate Governance Committee does not have a formal diversity policy with respect to the identification and recommendation of individuals for membership on the Company’s Board of Directors. However, in carrying out this responsibility, the Nominating and Corporate Governance Committee values differences in business experience, professional skills, educational background, gender, race, ethnicity and/or nationality, viewpoint and other individual qualities and attributes that facilitate and enhance the oversight by the Board of Directors of the business and affairs of the Company. The Nominating and Corporate Governance Committee adheres to the Company’s philosophy of maintaining an environment free from discrimination on the basis of race, religion, national origin, sex, sexual orientation, disability or any other basis proscribed by law.

The Nominating and Corporate Governance Committee will also consider potential nominees for our Board persons recommended by stockholders. Stockholders wishing to bring a nomination for a director candidate at a stockholders meeting must give written notice to Monica L. Greenberg, LivePerson’s Corporate Secretary, pursuant to the procedures set forth below under “Communicating with the Board of Directors” and subject to the deadline set forth above under “Deadline for Receipt of Stockholder Proposals.” The stockholder’s notice must set forth all information relating to each person whom the stockholder proposes to nominate that is required to be disclosed under applicable rules and regulations of the SEC and LivePerson’s Second Amended and Restated Bylaws, as amended. Our current Bylaws can be accessed at https://ir.liveperson.com/corporate-governance/governance-overview.
Once the Nominating and Corporate Governance Committee has identified a prospective nominee, it will make an initial determination as to whether to conduct a full evaluation of the candidate. The Nominating and Corporate Governance Committee will make its initial determination on its own knowledge of the candidate, information provided as part of the candidate’s nomination or any supplemental inquiries to the person recommending the candidate or others. The initial determination will be based primarily on the need for additional Board members to fill vacancies or expand the size of the Board and the likelihood that the prospective nominee can satisfy the evaluation factors described below.
If the Nominating and Corporate Governance Committee determines, in consultation with other Board members as appropriate, that additional consideration is warranted, it may gather or request the third party search firm to gather additional information about the prospective nominee’s background and experience. The Nominating and Corporate Governance Committee then will evaluate the prospective nominee, taking into account whether the prospective nominee is independent within the meaning of the listing standards of Nasdaq and such other factors as it deems relevant, including the current composition of the Board, the balance of management and independent directors, the need for Audit Committee or Compensation Committee expertise, the prospective nominee’s skills and experience, the diversity of the nominee’s skills and experience in areas that are relevant to the Company’s businesses and activities, and the evaluations of other prospective nominees. In connection with this evaluation, the Nominating and Corporate Governance Committee will determine whether to interview the prospective nominee and, if warranted, one or more members of the Nominating and Corporate Governance Committee and others, as appropriate, conduct interviews in person or by telephone. After completing this process, the Nominating and Corporate Governance Committee will make a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee follow the same process and use the same criteria for evaluating candidates proposed by stockholders, members of the Board and members of management.
Communicating with the Board of Directors
In order to communicate with the Board of Directors as a whole, with non-employee directors or with specified individual directors, correspondence may be directed to LivePerson, Inc., 475 Tenth Avenue, 5th Floor, New York, New York 10018, Attention: Corporate Secretary. All such correspondence will be forwarded to the appropriate director or group of directors. The Corporate Secretary has the authority to discard or disregard any communication that is unduly hostile, threatening, illegal or otherwise inappropriate.
Codes of Conduct and Corporate Governance Documents
The Company monitors developments in the area of corporate governance and routinely reviews its processes and procedures in light of such developments. Accordingly, the Company reviews federal laws affecting corporate governance as well as various rules promulgated by the SEC and Nasdaq. The Company believes that it has procedures and practices in place which are designed to enhance and protect the interests of its stockholders.
The Board has adopted a Code of Conduct that applies to all officers, directors and employees, and a Code of Ethics for the Chief Executive Officer and Senior Financial Officers that applies to the Company’s Chief Executive Officer and executives who are deemed to be Senior Financial Officers of the Company. Both codes of conduct can be accessed at https://ir.liveperson.com/corporate-governance/governance-overview, as well as any amendments to, or waivers under, the Code of Ethics for the Chief Executive Officer and Senior Financial Officers.
On April 30, 2019, the Board adopted amended charters for the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee.
Copies may also be obtained at no charge by writing to LivePerson, Inc., 475 Tenth Avenue, 5th Floor, New York, New York 10018, Attention: Investor Relations. Copies of the charters of our Board’s Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, as well as copies of LivePerson’s current Amended and Restated Certificate of Incorporation, and Amended and Restated Bylaws can also be accessed at https://ir.liveperson.com/corporate-governance/governance-overview.
Board Leadership Structure and Role in Risk Oversight
Board Leadership Structure. The Board of Directors has not separated the positions of Chairman of the Board and Chief Executive Officer of the Company. Both positions are held by Mr. LoCascio. The Board does not have a lead director. The Board believes that this structure has historically served the Company well and continues to do so, by facilitating communication between the Board and senior management of the Company as well as Board oversight of the Company’s business and affairs.
Role of the Board in Risk Oversight. The Board of Directors provides oversight of the Company’s management of risk. Senior management has responsibility for the management of risk and reports to the Board as needed with respect to its ongoing enterprise risk management efforts. In exercising its oversight of risk management, the Board has delegated to the Audit Committee primary responsibility for the oversight of risks related to the Company’s financial statements, internal controls, disclosure controls and related processes. As discussed in more detail below, the Board has delegated to the Compensation Committee primary responsibility for the oversight of risk related to the Company’s compensation policies and practices. The Board has delegated to the Nominating and Corporate Governance Committee primary responsibility for the oversight of risk related to the Company’s corporate governance practices. Each committee reports as needed to the full Board with respect to such committee’s particular risk oversight responsibilities.

Risk Assessment of Compensation Policies. The Compensation Committee, with the assistance of management, included a risk assessment in its overall review of the Company’s compensation policies and practices in the 2019 Fiscal Year and concluded that they did not, and do not, motivate imprudent risk taking. As further discussed below in Proposal Three (Advisory Approval of the Compensation of the Company's Named Executive Officers) as it relates to the Company’s executive compensation program, the Compensation Committee noted that:

•	the Company’s annual incentive compensation is based on balanced performance metrics that promote disciplined progress towards Company goals;

•	the Company does not offer significant short-term incentives that might drive high-risk investments at the expense of long-term Company value;

•	the Company’s long-term incentives do not drive high-risk investments at the expense of long-term Company value; and

•	the Company’s compensation programs are appropriately balanced between cash and equity, and the equity component does not promote unnecessary risk taking.
Based on this assessment, the Compensation Committee and the Board concluded that the Company has a balanced pay and performance program that is consistent with the Company’s business model and long-term goals, and does not promote excessive risk taking.
Environmental, Social and Governance
LivePerson makes life easier for people and brands everywhere through trusted Conversational AI. We empower brands to give customers better experiences through AI-powered messaging instead of forcing them to waste time on hold or crawling through websites. These messaging conversations harness human agents, bots and Artificial Intelligence (AI) to power convenient, personalized and content-rich journeys across the entire consumer lifecycle, from discovery and research, to sales, service and support, and even marketing and brick and mortar engagements.

We also believe that we have a responsibility towards the environment generally and specifically to the communities in which we operate, and we believe that operating our company in an environmentally and socially responsible manner will help drive the long-term growth of our business. Our social and environmental initiatives are an integral part of how we operate and are intended to foster a culture where our employees are proud of the company for which they work. We strive to fulfill our social and environmental responsibilities in many ways, through a variety of programs and initiatives, described below.
The Company recognizes the rapid growth of AI, and its susceptibility to incorporating the personal and unconscious biases of its creators. We founded and sponsor an initiative, EqualAI, that will shine a light on this important issue, and work towards creating a new set of best practices to raise the bar across the AI field. EqualAI is focused on correcting and preventing gender bias in the development of artificial intelligence. Together with leaders across business, technology, and academia, we are developing guidelines and tools to ensure equal representation in the creation of AI. More information is available at www.EqualAI.org.
Mr. LoCascio founded Feeding NYC, an annual program of The Dream Big Foundation, a 501(c)(3) organization, shortly after September 11, 2001 in order to provide Thanksgiving meals to needy New Yorkers. Feeding NYC started off in Thanksgiving week in 2001, with a dozen volunteers from LivePerson who assembled a Thanksgiving-meal-in-a-box (a frozen turkey and all of the fixings) and delivered those meals to 40 families living in shelters in New York City. LivePerson has continued to support Feeding NYC over the past 19 years, with both financial contributions and time donated by LivePerson employees, and to-date, has hand-delivered over 80,000 Thanksgiving meals.
Many businesses, including LivePerson, have realized that going beyond environmental compliance makes good business sense and can help improve our long term success. Reducing energy consumption, minimizing waste, and preventing pollution can cut costs and improve efficiency. In our offices, we have instituted programs to utilize energy efficient lighting and reusable kitchen items such as glasses, utensils, etc., water filtration systems, and recycling programs, where available.
In addition, LivePerson ensures that its partners adhere to its corporate sustainability program which includes delivering meaningful and measurable progress against sustainability goals that positively impact our customers, partners, investors and employees. LivePerson is a hosted service and purchases equipment, which is located around the globe in data centers supporting our clients around the world. It was very important as part of procurement and partnering with third- party data centers that they are good stewards of the environment and the resources we consume through this partnership. Our primary partner is a leader in data center sustainability, leading by example and taking steps to minimize our carbon footprint and reduce our energy consumption.

Among the many elements of the program for our primary third-party data center use are:

•	Adaptive control systems that reduce power consumption and increase cooling capacity through active airflow management;

•	Adherence to ASHRAE thermal guidelines to reduce power for cooling;

•
Cold/hot aisle containment that lowers energy consumption and enables more efficient cooling by using physical barriers to reduce the mixing of cold air in data center supply aisles with the hot air in exhaust aisles;

•	Energy efficient lighting systems; and

•	Utilization of clean and reliable energy sources, such as fuel cells.

OWNERSHIP OF SECURITIES
The following table sets forth information with respect to the beneficial ownership of our outstanding common stock as of April 20, 2020, by:

•	each person or group of affiliated persons whom we know to beneficially own more than five percent of our common stock;

•	each of our named executive officers identified in the “Summary Compensation Table” included in this Proxy Statement on page 35;

•	each of our directors and director nominees; and

•	all of our directors and executive officers as a group.
A person is deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days after April 20, 2020, including any shares of our common stock subject to an option that has vested or will vest within 60 days after April 20, 2020.
Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to shares. Percentage of beneficial ownership is based on 68,081,615 shares of common stock outstanding at April 20, 2020 (excluding shares held in treasury). Unless otherwise indicated, the persons named in the table directly own the shares and have sole voting and sole investment control with respect to all shares beneficially owned.

Name and Address(1)	Number of Shares Beneficially Owned(2)	Percentage of Common Stock Outstanding (%)
5% Stockholders
BlackRock, Inc.(3)	9,399,727	13.8%
The Vanguard Group.(4)	6,501,311	9.6%
FMR LLC(5)	10,061,120	14.8%

Named Executive Officers and Directors
Robert P. LoCascio(6)	5,555,282	8.0%
Christopher Greiner	14,721	*
Alexander Spinelli(7)	205,299	*
Monica Greenberg(8)	284,842	*
Daryl J. Carlough(9)	101,780	*
Peter Block(10)	224,000	*
Kevin C. Lavan(11)	242,000	*
Jill Layfield(12)	125,000	*
Fred Mossler(13)	125,000	*
William G. Wesemann(14)	390,000	*
John Collins	6,117	*
Directors and Executive Officers as a group (11 persons)(15)	7,274,041	10.7%

*    Less than 1%.

(1)	Unless noted otherwise, the business address of each beneficial owner is c/o LivePerson, Inc., 475 Tenth Avenue, 5th Floor, New York, New York 10018.

(2)	Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and/or investment power with respect to the shares shown as beneficially owned.

(3)
Based solely on our review of the Schedule 13G/A filed with the SEC on February 4, 2020 by BlackRock, Inc., whose address is 55 East 52nd Street, New York, New York 10022. BlackRock, Inc. reported that it has sole voting power as to 9,292,185 shares and sole dispositive power as to 9,399,727 shares.

(4)
Based solely on our review of the Schedule 13G/A filed with the SEC on March 6, 2020 by The Vanguard Group, whose address is 100 Vanguard Blvd., Malvern, Pennsylvania 19355. The Vanguard Group reported that it has sole voting power as to 129,594 shares, shared voting power as to 10,086 shares, sole dispositive power as to 6,370,400 shares and shared dispositive power as to 130,911 shares.

(5)
Based solely on our review of the Schedule 13G filed with the SEC on February 7, 2020 by FMR LLC, whose address is 245 Summer Street, Boston, Massachusetts 02210. FMR LLC reported that it has sole voting power as to 2,731,569 shares and sole dispositive power as to 10,061,120 shares.

(6)
Of the total shares held by Mr. LoCascio, 4,226,983 shares of common stock are held indirectly by Mr. LoCascio through Ikon LP, a limited partnership of which Mr. LoCascio is the sole owner. Includes 982,396 shares underlying options that are currently exercisable or that will be exercisable at or within 60 days of April 20, 2020. In January 2012, 2,000,000 shares of common stock beneficially owned by Mr. LoCascio were pledged as collateral in connection with a line of credit extended to Mr. LoCascio by UBS, and such pledge is currently in effect with regards to those shares.

(7)	Includes 98,125 shares underlying options that are currently exercisable or that will be exercisable at or within 60 days of April 20, 2020.

(8)	Includes 263,000 shares underlying options that are currently exercisable or that will be exercisable at or within 60 days of April 20, 2020.

(9)
Includes 95,680 shares underlying options that are currently exercisable or that will be exercisable and/or RSUs that have vested or that will vest, in each case at or within 60 days of April 20, 2020.

(10)	Includes 185,000 shares underlying options that are currently exercisable or that will be exercisable at or within 60 days of April 20, 2020.

(11)	Includes 155,000 shares underlying options that are currently exercisable or that will be exercisable at or within 60 days of April 20, 2020.

(12)	Includes 80,000 shares underlying options that are currently exercisable or that will be exercisable at or within 60 days of April 20, 2020.

(13)	Includes 71,250 shares underlying options that are currently exercisable or that will be exercisable at or within 60 days of April 20, 2020.

(14)
Includes 20,000 shares of common stock that are owned or recorded by a family trust over which Mr. Wesemann has indirect beneficial ownership. Also includes 175,000 shares of common stock issuable upon exercise of options presently exercisable or exercisable within 60 days of April 20, 2020.

(15)
Includes 2,035,736 shares underlying options that are currently exercisable or that will be exercisable and/or RSUs that have vested or that will vest, in each case at or within 60 days of April 20, 2020 and shares over which the directors and executive officers are indirect beneficial owners. Includes holdings of all directors and executive officers as a group.

DELINQUENT SECTION 16(a) REPORTS

The members of our Board of Directors, our executive officers and persons who hold more than ten percent of our outstanding common stock are subject to the reporting requirements of Section 16(a) of the Exchange Act, which requires them to file reports with respect to their ownership of our common stock and their transactions in such common stock. Based solely upon a review of the copies of Section 16(a) reports which LivePerson has received from such persons or entities, and the written representations received from the reporting persons that no other reports were required, for transactions in our common stock and their common stock holdings for the 2019 Fiscal Year, LivePerson believes that all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by its directors, executive officers and beneficial owners of more than ten percent of its common stock, other than the following reports for transactions in the 2019 Fiscal Year due to administrative processing errors which the company has since taken steps to correct: Mr. Block filed a late Form 4 with respect to shares sold and options exercised on December 26, 2019; Ms. Greenberg and Mr. Carlough each filed a late Form 4 with respect to shares automatically sold in order to cover tax liability incurred in connection with the vesting of restricted stock units on September 27,2019 and October 30, 2019, respectively; Mr. LoCascio, Mr. Carlough, Mr. Greiner, Ms. Greenberg, and Mr. Spinelli each filed a late Form 4 with respect to shares automatically sold in order to cover tax liability incurred in connection with the vesting restricted stock units, and for each such executive other than Mr. LoCascio, with respect to grants of options and restricted stock units on April 18, 2019. The Company has transitioned to a new equity award tracking system, which it believes will assist with Section 16(a) compliance.
EXECUTIVE AND DIRECTOR COMPENSATION
Executive Officers
The executive officers of LivePerson, and their ages and positions as of April 20, 2020, are:

Name	Age	Position(s)
Robert P. LoCascio	51	Chief Executive Officer & Chairman of the Board
John Collins*	38	Chief Financial Officer
Alexander Spinelli	47	Global Chief Technology Officer
Monica L. Greenberg	51	Executive Vice President of Policy & General Counsel
Daryl J. Carlough	48	Senior Vice President, Global & Corporate Controller

*John Collins assumed the role of Chief Financial Officer on March 3, 2020.

Robert P. LoCascio’s biography can be found on page 12 of this Proxy Statement, and is included with the biographies of the other members of the Board. Biographies for our other executive officers are listed below.
John Collins has served as our Chief Financial Officer since March 2020. Mr. Collins joined LivePerson in October 2019 to lead the development of automations and machine learning to support strategic decision making and predictive analytics as SVP of Quantitative Strategy. In 2013, Mr. Collins co-founded Thasos, a New York City-based predictive intelligence company powering large scale equity trading platforms. Mr. Collins served in various capacities at Thasos, including, most recently, as an Advisory Board Member, as its Chief Product Officer (2016-2019) and as its Portfolio Manager (2013-2016). Prior to that, Mr. Collins held roles in the financial services industry, including regulating financial firms at the NYSE, and structuring transactions in leveraged finance at Credit Suisse. Mr. Collins received his J.D. from Chicago-Kent College of Law at Illinois Institute of Technology, his M.B.A. from the Massachusetts Institute of Technology and a B.S. from the University of Central Florida.

Alexander Spinelli has served as our Global Chief Technology Officer since March 2018. From May 2013 until February 2018, Mr. Spinelli, was the Director of Software at Amazon, leading the Alexa OS product and software team, and Search Experience. From May 2012 to December 2012, Mr. Spinelli was the Global Chief Technology Officer at McCann Worldgroup. From March 2007 to March 2012, Mr. Spinelli held roles as the Senior Vice President, News and Media Technology and Senior Vice President of Content Technology at Thomson Reuters. From 2006 to 2007, Mr. Spinelli was the Chief Technology Officer of TheStreet.com. From 2003 to 2006, Mr. Spinelli was the Director of Advanced Technology at AXA Technologies Services. From 2001 to 2003, Mr. Spinelli was the Chief Technology Officer of Comedy Central Cable Network. From 1998 to 2000, Mr. Spinelli was the Chief Technology Officer and founder of WeMedia, an online community for people with disabilities. Between 1995 and 1998, Mr. Spinelli held software engineering positions at ACTV Inc, TheGlobe.com, and AirMedia. Mr. Spinelli received an M.B.A. from Duke University's Fuqua Business School, and a B.S. from Mercy College. Mr. Spinelli will spearhead the continued globalization of the company’s technology operations and oversee all current technology centers and their leaders in Israel, Germany, New York City, Atlanta and Mountain View, California.
Monica L. Greenberg has been our Executive Vice President of Policy and General Counsel since April 2019, our Executive Vice President, Corporate Development, Strategic Alliances and General Counsel from December 2017 to April 2019, our Executive Vice President, Business Affairs and General Counsel from February 2014 to December 2017, and our Senior Vice President, Business Affairs and General Counsel from November 2006 to February 2014. From May 2004 until October 2006, Ms. Greenberg was an independent consultant. From April 2000 until April 2004, Ms. Greenberg served as Vice President, General Counsel and Senior Corporate Counsel of Nuance Communications, Inc. Previously, from January 1999 to March 2000, Ms. Greenberg was the principal of a small business. From July 1996 to December 1998, Ms. Greenberg was associated with the law firm of Wilson Sonsini Goodrich & Rosati in Palo Alto, California. From September 1994 to July 1996, Ms. Greenberg was associated with the law firm of Willkie Farr & Gallagher in New York, NY. Ms. Greenberg received a J.D. from Boston University School of Law where she was a member of the Boston University Law Review, and a B.A. from the University of Pennsylvania.
Daryl J. Carlough has served as our Senior Vice President, Global & Corporate Controller since September 2013. Prior to joining LivePerson he was GAIN Capital Holdings, Inc. Interim Chief Financial Officer and Treasurer from November 2011 to September 2013. In addition, Mr. Carlough had served as the Chief Accounting Officer and Corporate Controller from December 2009 of GAIN Capital Holdings, Inc. From August 2006 to December 2009, Mr. Carlough served as Director of Finance at L-1 Identity Solutions, Inc. From April 2005 to August 2006, Mr. Carlough served as Assistant Corporate Controller at Viisage Technology, which merged into L-1 Identity Solutions, Inc. in August 2006. Prior to that, Mr. Carlough served at The Macgregor Group as Corporate Controller, from July 2001 to April 2005, which was acquired by Investment Technology Group. In his prior positions, Mr. Carlough specialized in domestic and international matters for mergers and acquisitions, tax matters, SEC reporting, treasury, human resources, internal controls and accounting. Mr. Carlough started his career at Ernst & Young LLP. He is a Certified Public Accountant and a Chartered Global Management Accountant, and he received an M.B.A. and M.S. in Accounting from Northeastern University, as well as a B.S. in Business Administration in Finance from Stonehill College.
Compensation Discussion and Analysis
Introduction

This Compensation Discussion and Analysis (CD&A) explains our executive compensation program for our Named Executive Officers (NEOs) for 2019, listed below. The CD&A also describes the process followed by the Compensation Committee of the Board (referred to as the Compensation Committee or the Committee in this CD&A) for making pay decisions in respect of our NEOs, as well as its rationale for specific decisions related to 2019 NEO compensation matters.

Name	Position in 2019
Robert P. LoCascio	Chief Executive Officer & Chairman of the Board
Christopher E. Greiner (1)	Chief Financial Officer
Alexander Spinelli	Chief Technology Officer
Monica L. Greenberg	Executive Vice President of Policy & General Counsel
Daryl J. Carlough	Senior Vice President, Global & Corporate Controller

(1) The Company announced a CFO transition in February 2020. Mr. Christopher Greiner was succeeded by Mr. John Collins effective March 3, 2020. Mr. Collins was promoted from his position as LivePerson's SVP of Quantitative Strategy, which he had held since joining LivePerson in October 2019.

Executive Summary

Business and Strategic Highlights

2019 was a pivotal year for LivePerson. The Company continued to fulfill its mission, disrupting the voice contact center by enabling hundreds of millions of consumers to connect to their favorite brands by messaging, just like they do with friends, family and peers. The Company executed on its go-to-market and product strategies, fueling an acceleration to 20% revenue growth in the fourth quarter of 2019, from 14% growth for fiscal 2018. LivePerson also laid the foundation for the next step in its mission, to bring a trusted Conversational AI to the world that will transform how consumers seek information, get help and make purchases.

Key business and strategic highlights for 2019 include:

•	Total revenue of $291.6 million for the year-ended 2019, an increase of 17%, as compared to the year-ended 2018.

•	Within total revenue, revenue from our Business segment increased 16% year-over-year to $267.1 million and revenue from our Consumer segment increased 25% year-over-year to $24.5 million.

•	The Company signed 563 deals in 2019, an increase of 34% as compared to 2018, fueled by the addition of 282 new and 281 existing customer contracts.

•
Trailing-twelve-month average revenue per enterprise and mid-market customer set new records throughout 2019 and increased approximately 20% to approximately $345,000 in the fourth quarter of 2019, up from approximately

$285,000 in the fourth quarter of 2018.

•	The Company fostered strong relationships with existing customers, and maintained its enterprise and mid-market revenue retention rate within its targeted range of 105% to 115%.

•	Solidifying our leadership strategy in the conversational cloud market.

•	Delivery of AI product innovations.

•	Successful convertible note offering, which was the first time in 19 years the Company raised capital since its IPO.

Stockholder Engagement and 2019 Say on Pay

We believe that regular, transparent communications with our stockholders are essential to our long-term success. We value the opinions of our stockholders and we are committed to building and maintaining a robust stockholder engagement program to solicit feedback and encourage open and transparent honest discussion about our Company and our governance program.

Following our 2019 stockholder advisory vote on executive compensation (Say-on-Pay) where 64% of our stockholders indicated their support of our executive compensation program, LivePerson understood there was a need to enhance our engagement efforts with stockholders and provide greater clarity on our executive compensation program and environmental, social and governance (“ESG”) initiatives. We engage with our stockholders in a variety of ways:

•
Our investor relations team regularly meets with stockholders, prospective stockholders and investment analysts. These meetings often include our Chairman and Chief Executive Officer and our Chief Financial Officer.

•	We regularly attend equity conferences and investor events across the United States.

•	In May 2019, we held our first investor day event in New York City, which was well attended and gave our stockholders the opportunity to engage with members of our Board and executive leadership team.

•
Our management team also engages with stockholders to solicit feedback on the following matters: executive compensation, ESG strategies and practices, governance, and other topics of interest related to our business.

As part of our engagement efforts, we seek to provide our investors with insight into our business and practices, answers to their questions, and responses to the valuable insight and feedback they share. We also review and discuss stockholder feedback internally to help ensure we are proactively assessing and informing our policies, programs and areas of focus, as well as balancing the priorities of our stockholders.

Over the course of 2019 and early 2020, as part of our engagement efforts, we reached out to the stewardship teams from certain investors who hold shares of our common stock, as well as prospective stockholders. Our outreach resulted in connecting with 12 firms and the scheduling of five conference calls covering the following topics: executive compensation, corporate governance and other ESG matters. Through these engagement, we seek to provide stewardship teams with an overview of our Company, answers to questions, responses to feedback, and context and insight into our practices. In response to the recent discussions with our stockholders, we have summarized the feedback received, in the table below, and the actions the Board has taken as a response.

Finally, as part of this process, in late 2019, the Compensation Committee retained Pearl Meyer, a leading independent compensation consulting firm, to gain further insight on current pay practices and ensure that our approach going forward effectively balances competitive market practices, stockholder expectations, best-practice governance standards and our business strategy. We will continue to closely monitor the elements of these programs in an effort to align the interests of our executive team with the interests of our stockholders and to address material matters that our stockholders raise.

Topic	Investor Feedback	LivePerson Response
Compensation	• Provide clear and robust disclosure around the process of determining executive compensation and how it aligns to performance and overall strategy	• Reorganized our CD&A enhance readability by highlighting specific programs and changes implemented to align executive compensation with stockholder interests
• Developed and disclosed a compensation peer group
• Enhanced clarity around our annual incentive program structure and metrics. Inclusive of disclosed weightings and performance achievement versus targets
• Provide more robust disclosure around the annual incentive performance metrics
• Continued to focus on granting a mix of stock options and time-vested restricted stock units as we believe based on our current business position they provide the most appropriate balance of incentives. Stock options only deliver value when the stock price increases and restricted stock supports an ownership culture by focusing on managing the Company from a long-term perspective. However, we will continue to consider the appropriateness of adopting equity grants that vest based on performance as our business cycle evolves, as we did in 2018 (see description below), to ensure compensation continues to align with the interests of our stockholders

• Consider enhancing the performance-orientation of the long-term incentive program to better align with long-term value creation
• Further enhanced our alignment to our stockholders and supported our ownership-focused long-term value creation by allowing for cash payouts earned under our annual incentive program to be settled through the issuance of shares and/or share-based awards

Corporate Governance	• Provide greater understanding of Board diversity (skills, gender, ethnicity, tenure and experience) initiatives	• Expanded proxy disclosure regarding current diversity of Board
• Continued consideration of expanding the diversity of the Board with any new non-employee director selections
Environmental & Social	• Provide greater understanding of LivePerson's environmental and social initiatives	• Expanded proxy disclosure regarding environmental and social initiatives (see disclosure above)
• Established the following Board-level committees in 2018: Social Impact Committee and Culture Committee (see descriptions above)

Stockholders and other interested parties who wish to communicate with the company on these or other matters may contact us at ir-lp@liveperson.com or by mail at LivePerson, Inc., 475 10th Avenue, 5th Floor, New York, NY 10018.

Compensation Governance
We believe the following practices and policies, embedded in our current NEO compensation plans and programs, promote sound compensation governance and are in the best interests of our stockholders and executives:

What We Do		What We Don't Do
✓	Heavy emphasis on variable pay with above market equity ownership	✗	No excise tax gross ups
✓	Clawback policy covering all incentive awards	✗	No guaranteed bonuses
✓	Fully independent Committee	✗	No excessive perquisites
✓	Independent compensation consultant	✗	No option repricing
✓	Risk assessment	✗	No hedging

Compensation Objectives and Strategy
The Company’s executive compensation program is designed to attract and retain the caliber of officers needed to ensure the Company’s continued growth and profitability, to align incentives with the Company’s fiscal performance and the creation of long term value for stockholders, and to reward officers’ individual performance against objectives important to achieving the Company’s strategic and operational goals. The primary objectives of the program are to:

•	Align incentives, including bonus targets, performance metrics and equity, with Company fiscal performance as well as achievement of strategic objectives that create stockholder value;

•	Retain and encourage high potential team players to build a career at the Company;

•	Provide incentives that are cost-efficient, competitive with other organizations and fair to employees and stockholders; and

•	Facilitate a balanced approach to compensation that properly aligns incentives with Company performance and stockholder value and does not promote inappropriate risk taking.
Pay Elements
Our compensation objectives and strategy are supported by the following principal pay elements:

Element	How It’s Paid	Purpose
Base Salary	Cash (Fixed)
• Provides a competitive fixed rate of pay relative to similar positions in the market and enables the Company to attract and retain critical executive talent.
• Based on job scope, level of responsibilities, individual performance, experience, and market levels.

Annual Incentive	Cash or Equity (Variable)
• Focuses executives on achieving annual financial and strategic goals that drive stockholder value.
• Rewards attainment of annual business goals and includes assessment of individual performance and contribution.

Long-Term Incentives (‘‘LIT’’)	Equity (Variable)	• Provides incentives for executives to execute on longer-term financial/strategic growth goals to maintain focus on long-term stockholder value creation. • Supports the Company’s retention strategy.
The Company also offers certain benefits, including medical, dental and life insurance benefits, a deferred compensation program, and retirement savings that it considers to be consistent with industry practices and important for competitive recruitment and retention. The NEOs are eligible to participate in these programs on the same basis as our other employees. The Company does not offer special benefits such as supplemental executive retirement plans, perquisites, tax gross-ups or tax equalization.
Pay Mix
In accordance with our executive compensation philosophy, the charts below illustrates the target annual total direct compensation (base salary, target annual incentive opportunity and the grant date fair value of long-term equity-based incentives awarded in 2019) of our CEO and the other NEOs for fiscal year 2019.

Process for Determining Executive Compensation
The Role of the Compensation Committee
The Compensation Committee, comprised of independent, non-employee members of the Board, oversees the executive compensation program for our NEOs. The Compensation Committee works very closely with its independent consultant and management to examine the effectiveness of the Company’s executive compensation program throughout the year. The Compensation Committee reviews executive compensation and market and peer compensation data annually, in conjunction with annual operational and financial planning for the current fiscal year and periodically as needed for specific executive compensation issues that may arise at other times. The Compensation Committee makes final determinations regarding compensation for the Chief Executive Officer and our other executive officers in its sole discretion. Details of the Compensation Committee’s authority and responsibilities are specified in the Compensation Committee’s charter, which may be accessed at our website, www.liveperson.com, by selecting “Governance,” and then “Governance Overview.”
The Role of Management
Our Chief Executive Officer, with input from a committee of senior executives assists the Compensation Committee by presenting it with proposals and recommendations for NEO compensation levels (other than himself), information on Company and individual performance of each NEO and management’s perspective and recommendations on compensation design matters (except that the Chief Executive Officer and senior executives, to the extent present, recuse themselves from that portion of the Compensation Committee meetings involving their own compensation).
The Role of the Independent Compensation Consultant
Under its Charter, the Compensation Committee has the authority to retain an independent compensation consultant to provide expertise on competitive pay practices, program design, and an objective assessment of any inherent risks of any programs. For 2019, the Committee retained Exequity, an advisory firm specializing in executive compensation design and corporate governance matters, to review and consider the design elements and market data in connection with the Company’s new stock incentive plan, which was approved by our stockholders in June 2019.
In October 2019, the Compensation Committee engaged Pearl Meyer to serve as its independent compensation consultant and to provide advice regarding executive and director compensation matters for 2020.
The Compensation Committee has conducted independence assessments of both Exequity and Pearl Meyer in accordance with SEC and Nasdaq rules. Based on this review, we are not aware of any conflict of interest raised by the work performed by Exequity or Pearl Meyer that would prevent them from serving as independent consultants to the Compensation Committee. Exequity and Pearl Meyer reported directly to the Compensation Committee and did not provide any additional services to management. The Compensation Committee reviewed its engagements with Exequity and Pearl Meyer and believes there are no conflicts of interest between these firms and the Compensation Committee or the Company.

The Role of Competitive Pay Positioning/Benchmarking
As part of the compensation setting process for 2019, the Compensation Committee reviewed compensation data provided by a third-party service, Radford, a provider of worldwide salary surveys and data for compensation and employee benefit programs in the technology industry. The compensation data provided by Radford, focused primarily on small and mid-sized technology companies, is aggregated based on size and geographic region and provides general information about compensation levels of similarly sized companies in the geographic areas where our employees are located.  The Compensation Committee uses this input and market data when reviewing and evaluating compensation matters for the NEOs. After consideration of the data collected on external competitive levels of compensation and internal relationships within the executive group, the Compensation Committee reviews and approves target total compensation opportunities for executives based on the need to attract, motivate and retain an experienced and effective management team.

Pay levels for each of our NEOs are determined based on a number of factors, including the individual’s roles and responsibilities within the Company, the individual’s experience and expertise, the pay levels for peers within the Company, pay levels in the marketplace for similar positions and performance of the individual and the Company as a whole. The Compensation Committee is responsible for approving pay levels for our NEOs. In determining the pay levels, the Compensation Committee considers all forms of compensation and benefits.
Relative to the general competitive industry market data, the Compensation Committee generally intends that total target compensation (salary, annual incentive and long-term incentive opportunity) is calibrated to be within a reasonable range of the median of the competitive market. As noted above, notwithstanding the Company’s overall pay positioning objectives, pay opportunities for specific individuals vary based on several factors such as scope of duties, tenure, institutional knowledge and/or difficulty in recruiting a new executive. Actual total compensation in a given year will vary above or below the target compensation levels based primarily on the attainment of operating goals and the creation of stockholder value.
For purposes of setting compensation for 2020, together with its independent consultant and input from management, the Compensation Committee developed a compensation peer group of 17 companies. In developing an appropriate comparator group, the Compensation Committee selected companies based on the following key drivers: industry (inclusive of business scope and business mix), size (market capitalization and revenue), revenue growth rate, gross margin, number of employees and location. The peer group, comprised of the following companies, was adopted in Q4 2019:

BlackLine, Inc.	MongoDB, Inc.	Twilio, Inc.
Box, Inc.	New Relic, Inc.	Varonis Systems, Inc.
Datadog, Inc.	Nuance Communications, Inc.	Yext, Inc.
8x8, Inc.	PROS Holdings, Inc.	Zendesk, Inc.
Five9, Inc.	Slack Technologies, Inc.	Zuora, Inc.
HubSpot, Inc.	SVMK, Inc.
2019 Compensation Program In Detail
Base Salary
The Compensation Committee believes that base salaries for executives should reflect competitive levels of pay and factors unique to each executive such as experience and breadth of responsibilities, performance, individual skill set, time in the role and internal pay parity. Salary adjustments are generally approved during the first quarter of the calendar year and implemented during the second quarter. For 2019, no base salary increases were made for the CEO, CTO and CFO. Ms. Greenberg was provided a 10% increase to better align with market and her expanded role within the organization. Additionally, Mr. Carlough was provided a 2% merit increase.

NEO	Base salary as of December 31, 2018	Base salary as of December 31, 2019	% Adjustment
Robert P. LoCascio	611,820	611,820	—%
Christopher E. Greiner	470,000	470,000	—%
Alexander Spinelli	450,000	450,000	—%
Monica L. Greenberg	362,500	400,000	10%
Daryl J. Carlough	305,000	311,200	2%

Annual Incentive Compensation
Our NEOs are provided the opportunity to earn a performance-based annual bonus. The plan is designed to provide awards to such individuals as an incentive to contribute to revenue growth, profitability, and execution on our strategic corporate objective on a team basis.
Actual bonus payouts depend on the achievement of pre-established performance objectives and the Compensation Committee’s assessment of contributions toward our strategic corporate objectives. Target annual bonus opportunities are expressed as a percentage of base salary and were established in consideration of the NEO’s level of responsibility and his or her ability to impact overall results. The Compensation Committee also considers market data in setting target award amounts. For 2019, target award opportunities were as follows:

NEO	Target Bonus as a % of Salary	Target Bonus ($)
Robert P. LoCascio	100%	611,820
Christopher E. Greiner	49%	230,000
Alexander Spinelli	100%	450,000
Monica L. Greenberg	50%	200,000
Daryl J. Carlough	45%	140,040
An individual NEO’s annual bonus is based on a combination of financial and strategic objectives. In 2019, the Compensation Committee chose Revenue and Adjusted EBITDA (defined below) as the financial performance metrics for annual incentive compensation because the Company believes believe it is important to focus on both top line growth (revenue), as well as profitability. For the financial component of the annual incentive, revenue represents 70% and Adjusted EBITDA 30%. Adjusted EBITDA provides a useful illustration of our financial performance and the ongoing operations of our business, since the adjustments exclude certain expenses that are not indicative of our recurring core operating results. This facilitates better comparisons to our historical performance and our competitors’ operating results.
“Adjusted EBITDA” means net (loss) income, before provision for (benefit from) interest income taxes, other (expense) income, depreciation and amortization, stock-based compensation, restructuring costs, acquisition costs and other non-cash charges. See Appendix A for more information on non-GAAP financial measures relevant to the 2019 bonus payments for our NEOs and the reconciliation of these measures to GAAP measures.

The Compensation Committee retains discretion to adjust the bonus amount paid to a bonus recipient up or down, regardless of that person’s target bonus or specific corporate performance metrics.
Annual Incentive Compensation 2019 Results. For the Chief Executive Officer and all other NEOs, bonus payouts are based on a combination of achievement against the Company’s financial goals and strategic goals with payout capped at 150% of target. Mr. Greiner was not eligible to receive any bonus payment in respect of his service for 2019 as a result of his voluntary departure, and is therefore excluded from the bonus explanation below.
The Company’s achievement of the financial goals for 2019 were as follows:

Goal	Weighting	Results	Payout
2019 Revenue	70%	291.6 Million	95%
2019 Adjusted EBITDA	30%	(14.0) Million	—%
Total for Financial Metrics	100%		67%

For the strategic objectives, described in the section of Business and Strategic Highlights above, the Compensation Committee determined that the NEOs, based on their individual accomplishments in achieving the corporate strategic objectives, achieved 100% of the targeted level of performance. Mr. Carlough's achievement level was approved at 105%. The actual bonus payments made for 2019 fiscal year performance for each NEO were as follows:

NEO	Target Bonus ($)	Earned Bonus ($)	Earned Bonus (as a % of Target)
Robert P. LoCascio	611,820	458,865	75%
Alexander Spinelli	450,000	337,500	75%
Monica L. Greenberg	200,000	150,000	75%
Daryl J. Carlough	140,040	125,996	90%
While historically annual bonuses were paid entirely in cash, consistent with our desire to foster an ownership culture throughout the Company and focus on long-term value creation, it was determined in early 2019 that all annual bonus plan participants, encompassing approximately 70% of employees, including the NEOs, would be provided the opportunity to elect to receive their annual bonus payout in respect of 2019 in the form of vested restricted stock units (“Bonus RSUs”). To account for the added risk associated with receiving earned incentive compensation in the form of equity, rather than cash (because the value of the award may decrease or increase), the Company determined that for those participants who elected to receive their 2019 bonus in Bonus RSUs during the inaugural year of the program, a 50% premium would be applied to each participant’s gross earned bonus payout amount. In October 2019, the Company made the determination to set a default for all participants to receive payment in the form of Bonus RSUs, unless the participant elected to “opt out” of the Bonus RSU settlement, in which case, the participant would have received the participant’s original cash payment amount. This revised default payment structure applied to NEOs as well as to all other plan participants. The Company determined each participant’s number of Bonus RSUs by dividing the bonus amount (including the premium) by the fair market value of a share of Company common stock on the date of settlement of the Bonus RSUs, and then reducing such number to account for the payment of applicable withholding taxes.

When the Compensation Committee completed its review of the Company’s financial and strategic goals and achievements, as described above, the Company proceeded forward in March 2020 with issuance of the Bonus RSUs to participants in lieu of their earned cash bonus payments (unless the participant elected to opt out and receive the cash payout). At that time, the uncertainty surrounding the potential impact of the COVID-19 pandemic on global economies was growing, leading to unprecedented and extraordinary market volatility, which, in turn, was adversely impacting the Company’s share price. The substantial reduction in share price resulted in significantly more shares being granted to bonus plan participants for Bonus RSUs than had been previously projected. However, following through on the Company’s commitment to honor the program and promote an ownership culture within its employee ranks by proceeding with the bonus payments in the form of Bonus RSUs was viewed as a critical step in stabilizing the employee base for business continuity in a time of social and financial unpredictability precipitated by the pandemic. Settling bonuses in equity also allowed the Company to conserve cash to provide greater flexibility in a time of extraordinary uncertainty arising from the pandemic and the related impacts on the national economy and financial markets.

Long-term Incentives - 2019 Equity-Based Awards
Equity-based awards are an important factor in aligning the long-term financial interests of our NEOs and our stockholders. The Compensation Committee continually evaluates the use of equity-based awards and intends to continue to use such awards in the future as part of designing and administering the Company’s compensation program. The Compensation Committee may grant equity incentives under the Company’s 2019 Stock Incentive Plan in the form of stock options (non-qualified and incentive stock options), stock appreciation rights, restricted stock, performance shares and other stock-based awards, including, without limitation, restricted stock units (RSUs) and deferred stock units. For the Company's annual equity grant, the Compensation Committee has not granted stock-based awards other than stock options and restricted stock units in the past, but will continue to evaluate the mix of stock options, restricted stock units and other stock-based awards in the future to provide emphasis on preserving stockholder value generated in recent years, while providing incentives for continued growth in stockholder value. The

Compensation Committee approves equity grants at one of its regularly scheduled meetings, generally after the Compensation Committee has its annual compensation review process for the CEO and other NEOs, or at such other times as appropriate or necessary, for instance in the case of promotion or new hire awards. In recognition of best-practice considerations around grant-making procedures, in 2019, the Company adopted internal grant-making guidelines which contemplate, in part, that grants of stock options, would be made in a manner such that the option’s exercise price would be determined in an “open trading window,’’ as set in accordance with the Company’s Insider Trading Policy.
In 2019, the Compensation Committed granted equity to the NEOs using a mix of stock options and RSUs. In granting these equity awards, the Compensation Committee considered market data, data regarding equity compensation practices for executive officers of comparable companies, and the total amount, vesting status and the strike prices of historic equity grants received by executives in comparable positions. The Compensation Committee also considered the significant roles each of the NEOs play in driving the Company’s performance and executing on its strategic priorities, as well as their overall level of performance. Based on all of these factors, the Committee determined that it was in the best interest of the Company and its stockholders to grant equity awards as follows:

NEO	Stock Options (# of shares)	RSUs (# of units)
Robert P. LoCascio(1)	116,410	48,170
Christopher E. Greiner (2)	40,000	20,000
Alexander Spinelli(2)	60,000	20,000
Monica L. Greenberg(2)	50,000	10,000
Daryl J. Carlough(3)	6,600	2,700
(1) Granted on February 21, 2019, vest in one third increments on February 21, 2020, February 21, 2021 and February 21, 2022. This number does not include an additional 35,366 RSUs, granted to Mr. LoCascio simultaneously which vest on the same schedule in settlement of his 2018 annual bonus.
(2) Granted on April 11, 2019; vest in one fourth increments on April 11, 2020, April 11, 2021, April 11, 2022, and April 11, 2023. Mr. Greiner’s units were forfeited as a result of his voluntary resignation.
(3) Granted on May 29, 2019; vest in one fourth increments on May 29, 2020 and quarterly thereafter until April 25, 2023.

The exercise price for stock options granted in 2019 as part of the long-term incentive program is the grant date closing market price per share and these award vest in four equal annual installments beginning on the first anniversary of the grant date.
The restricted stock units granted in 2019 as part of the long-term incentive program provide for service-based vesting in four equal annual installments beginning on the first anniversary of the grant date. For both the stock options and restricted stock units, the vesting schedule reflects the Company’s new standard vesting schedule to vest on an annual basis, rather than quarterly vesting after an initial vesting of 25% on the first anniversary of the date of grant.
Long-term Incentives - One-Time, Long-Term Incentive Plan
In response to our 2018 say on pay results, the Compensation Committee adopted a new, performance-based Long-Term Incentive Plan (the “LTIP”), which has two key components:

•	The Accelerated Growth Plan (the “AGP Component”); and

•	The Three-Year Plan Achieves Rule of 40 for SAAS Program (the “Rule of 40 Component”).
Awards under this LTIP are expressed as an opportunity with a cash value for each participant, which convert to grant RSUs based solely on the achievement of rigorous pre- determined financial goals and such RSUs are earned and vest, as described below:

AGP Component. If the Company achieves certain Company revenue goals for the fiscal year 2020, such goals determined by the Board, a bonus pool will be funded in April 2021 with a value equal to 2% of the incremental difference between the Company’s market cap at December 31, 2020 less the Company’s market cap at December 31, 2017 (of $636.1 million) (the “Incremental Difference”). The AGP Component is intended to cover a single three-year performance period of January 1, 2018 - December 31, 2020. If performance goals are achieved, fifty percent (50%) of award will vest upon grant (April 1, 2021), 25%

will vest on January 1, 2022 and 25% will vest on January 1, 2023, in each case subject to continued employment of the participant through the vesting date unless otherwise determined by the Compensation Committee for a particular participant.

Rule of 40 Component. If the Company achieves certain annual revenue and annual Adjusted EBITDA goals, set by the Board, in any fiscal year on or before December 31, 2020, a bonus pool will be funded on April 1, 2021 with a value equal to 0.5% of the Incremental Difference, and if 90% of such goals are achieved, the bonus pool will be funded with a value equal to 0.25% of the Incremental Difference. The Rule of 40 Component has been established with an initial three-year performance period (also January 1, 2018 - December 31, 2020), and may, in the discretion of the Compensation Committee, be utilized for additional three-year performance cycles in which case the Compensation Committee shall determine the applicable performance metrics and funding thresholds If performance goals are achieved, one hundred (100%) of the award will vest upon grant (on April 1, 2021), conditioned on the continued employment of the participant through the vesting date unless otherwise determined by the Compensation Committee for a particular participant.

Each of the Company’s NEOs, along with certain other executive officers and senior officers, have been designated by the Compensation Committee as participants in one or both LTIP Plan components. Award levels and payouts are based on the participant’s position and responsibility at the Company.

Other Compensation Practices, Policies and Guidelines
Stock Ownership Guidelines
Currently, we do not have specific share retention or ownership guidelines for our executives. However, we encourage our executives to hold an equity interest in our Company. Each of our executive officers retains substantial equity value in our Company in the form of common stock, and/or vested and unvested stock options and restricted stock units which significantly exceeds market standards:

•	CEO: in excess of 20x current base salary.

•
Other NEOs: in excess of 5x current base salary. Note, Mr. Collins is excluded from this calculation given his recent appointment to the CFO role. We fully anticipate his ownership levels to increase substantially over time.

•	Non-Employee Directors: in excess of 5x current annual cash retainer.

Compensation Recovery Policy
In April 2020, in connection with the proposed amendments to the 2019 Stock Incentive Plan (described more fully in Proposal 4 to this Proxy Statement) the Company adopted a policy under which, in the event of an accounting restatement of the Company’s financial statements due to the Company’s material noncompliance with any financial reporting requirements under federal securities laws, the Board of Directors could, in its sole discretion, seek to recover cash or equity-based incentive compensation paid to our current and former executive officers in the three years prior to the year of the accounting restatement where the payments were predicated upon the achievement of financial results that were subsequently changed in light of the accounting restatement. The policy may be applied whether or not the accounting restatement was the result of any wrongdoing on the part of the impacted executive officers, in the sole discretion of the Board of Directors.

Other Benefits
We do not offer special perquisites to our NEOs. The Company’s executive compensation program includes standard benefits that are also offered to all employees. These benefits include participation in the Company’s 401(k) plan accounts, including Company matching contributions, and Company-paid medical benefits and life insurance coverage. The Company annually reviews these other benefits and perquisites and makes adjustments as warranted based on competitive practices, the Company’s performance and the individual’s responsibilities and performance. Beginning in 2019, the Company’s 401(k) adopted a Safe Harbor Plan, in accordance with IRS rules the Company matches 100% of the first 3% of eligible compensation and 50% of the next 2% of eligible compensation, subject to IRS limitations.
Deferred Compensation Plan
In 2015, the Compensation Committee adopted the Deferred Compensation Plan. Certain key employees of the Company, including our NEOs and members of our Board of Directors, are eligible to participate in the Deferred Compensation Plan and generally may defer the receipt of a portion of their base salary, bonus and/or directors’ fees until distribution (which may occur upon the following events: a specified time, a separation from service, death, disability, change of control, or financial hardship that arises in connection with an unforeseeable emergency). To date, Mr. Carlough is the only NEO who has elected to participate in the Deferred Compensation Plan. The Company may make discretionary or matching contributions to the Deferred Compensation Plan, which may or may not be subject to vesting, but has not done so to date.

Post-Termination Compensation and Benefits
Certain employment agreements with our executive officers provide for severance payments and benefits upon an involuntary termination of employment, or resignation for “good reason” (as defined in the agreement). In addition, certain executives are entitled to partial vesting acceleration in the event they are involuntary terminated or resign for good reason in connection with a change in control. The Compensation Committee believes the terms of these agreements are fair and reasonable and are in the best interests of the Company and our stockholders. Additional details regarding the employment agreements with our executives, including a description of the severance payments and benefits payable to our executives as well as estimates of amounts payable upon termination of employment, are disclosed in the sections of this Proxy Statement entitled “Employment Agreements for our Named Executive Officers” and “Potential Payments Upon Termination or Change-in-Control.”
Prohibition Against Hedging and Certain Equity Transactions
Our Insider Trading Policy prohibits those officers subject to Section 16 reporting from engaging in hedging or derivative transactions, such as “cashless” collars, forward contracts, equity swaps or other similar or related transactions. In addition, all officers and employees of the Company and all of the members of our Board, are prohibited from engaging in “short” sales or other transactions involving LivePerson stock which could reasonably cause our officers to have interests adverse to our stockholders. “Short” sales, which are sales of shares of common stock by a person that does not own the shares at the time of the sale, evidence an expectation that the value of the shares will decline. We prohibit our officers from entering into “short” sales because such transactions signal to the market that the officer has no confidence in us or our short-term prospects and may reduce the officer’s incentive to improve our performance. In addition, Section 16(c) of the Exchange Act expressly prohibits executive officers and directors from engaging in short sales. Our officers are also prohibited from trading in LivePerson-based put and call option contracts, transacting in straddles and similar transactions. These transactions would allow someone to continue to own the covered securities, but without the full risks and rewards of ownership. If an officer were to enter into such a transaction, the officer would no longer have the same objectives as our other stockholders. Under the Insider Trading Policy, officers, employees and all of the members of our Board are also prohibited from margining or pledging their common stock to secure a loan, or from purchasing Company stock “on margin” (that is, borrow funds to purchase stock, including in connection with exercising any Company stock options) without prior approval of the Compliance Officer and the Board of Directors.
Tax and Accounting Considerations
In determining executive compensation, the Compensation Committee also considers, among other factors, the possible tax consequences to the Company and to its executives. However, to maintain maximum flexibility in designing compensation programs, the Compensation Committee will not limit compensation to those levels or types of compensation that are intended to be deductible.
Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) denies a federal income tax deduction for certain compensation in excess of $1.0 million per year paid to certain executive officers of a publicly-traded corporation. Beginning January 1, 2018, with the passage and signing of the Tax Cuts and Jobs Act (the “Act”), the limitations under Section 162(m) apply to the Company's Chief Executive Officer, Chief Financial Officer, the Company’s other NEOs, and anyone who was a covered person after December 31, 2016. Prior to January 1, 2018, certain performance-based compensation was excluded from the deduction limitations. In light of the Act, beginning January 1, 2018 (with certain limited exceptions for grandfathered arrangements) under the amendment’s transition rule, the Company will be denied a deduction for any compensation exceeding $1,000,000 for such covered individuals, regardless of whether the compensation is qualified as performance-based compensation under Section 162(m). However, to retain highly skilled executives and remain competitive with other employers, the Compensation Committee may authorize compensation that will not be deductible under Section 162(m) or otherwise if it determines that such compensation is in the best interests of the Company and its stockholders.

Sections 280G and 4999 of the Code provide that executive officers, persons who hold significant equity interests and certain other highly-compensated service providers may be subject to an excise tax if they receive payments or benefits in connection with a change in control of the Company that exceeds certain prescribed limits, and that the Company (or a successor) may forfeit a deduction on the amounts subject to this additional tax. Further, Section 409A of the Code imposes certain additional taxes on service providers who enter into certain deferred compensation arrangements that do not comply with the requirements of Section

409A. We have not agreed to pay any Named Executive Officer a “gross-up” or other reimbursement payment for any tax liability that he or she might owe as a result of the application of Sections 280G, 4999 or 409A.
The Compensation Committee also considers the accounting consequences to the Company of different compensation decisions and the impact of certain arrangements on stockholder dilution. However, neither of these factors by themselves will compel a particular compensation decision.
Compensation Committee Report
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and based on the review and discussions, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K.
Submitted by the Compensation Committee of the Company’s Board of Directors:
Jill Layfield (Chair)
Peter Block
Kevin C. Lavan
Fred Mossler
William G. Wesemann
The Compensation Committee Report above does not constitute “soliciting material” and will not be deemed “filed” or incorporated by reference into any of our filings under the Securities Act or the Exchange Act that might incorporate our SEC filings by reference, in whole or in part, notwithstanding anything to the contrary set forth in those filings.

Summary Compensation Table
The following table sets forth the compensation earned for all services rendered to us in all capacities in each of the last three fiscal years, by our NEOs.
Following the table is a discussion of material factors related to the information disclosed in the table.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($) (1)		Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($)(2)		All Other Compensation ($)		Total ($)
Robert P. LoCascio Chief Executive Officer	2019	611,820	—		1,250,029	(3)	1,250,243	688,302		35,844	(4)	3,836,238
	2018	611,820	—		—		1,392,500	917,730	(5)	29,154		2,951,204
	2017	552,150	1,000,000	(6)	2,875,000		259,200	611,820		31,450		5,329,620

Christopher E Greiner Former Chief Financial Officer (7)	2019	470,000	—		591,000		484,000	—		36,959	(4)	1,581,959
	2018	370,576	—		933,000		475,000	241,667		25,880		2,046,123
	2017	—	—		—		—	—		—		—

Alexander Spinelli Global Chief Technology Officer	2019	450,000	—		591,000		726,000	506,254		40,913	(4)	2,314,167
	2018	375,000	—		2,900,000		650,000	475,000		13,936		4,413,936
	2017	—	—		—		—	—		—		—

Monica L. Greenberg Executive Vice President of Policy and General Counsel	2019	390,625	—		295,500		605,000	225,024		22,882	(4)	1,539,031
	2018	362,500	—		—		891,200	250,000		25,595		1,529,295
	2017	359,920	—		—		259,200	125,000		16,094		760,214
					—
Daryl J. Carlough Senior Vice President, Global and Corporate Controller	2019	309,625	—		76,086		75,570	189,012		31,960	(4)	682,253
	2018	293,000	—		81,750		389,900	137,250		21,527		923,427
	2017	277,500	—		—		64,800	140,000		23,634		505,934

(1)
Amounts represent the aggregate grant date fair value for restricted stock units and stock options granted in the fiscal year computed in accordance with Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, or ASC Topic 718, and in accordance with SEC rules. Generally, the aggregate grant date fair value is the amount that the Company expects to expense in its financial statements over the award’s vesting schedule. These amounts reflect the Company’s accounting expense and do not correspond to the actual value that will be realized by the NEOs and there is no assurance that these grant date fair values will ever be realized by the NEOs. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information on the valuation assumptions with respect to the grants, refer to Note 1 of LivePerson’s consolidated financial statements contained in our Annual Report on Form 10-K for the 2019 Fiscal Year, as filed with the SEC.

(2)
The performance-based, annual cash incentive bonuses earned in 2019 and paid in 2020 (the “2019 Bonuses”) are reflected in the column entitled “Non-Equity Incentive Plan Compensation” for 2019, those earned in 2018 and paid in 2019 are reflected in the column entitled “Non-Equity Incentive Plan Compensation” for 2018 and those earned in 2017 and paid in 2018 are reflected in the column entitled “Non-Equity Incentive Plan Compensation” for 2017. The 2019 Bonuses were paid in the form of vested restricted stock units, in lieu of a cash payment, as further described above in the CD&A.

(3)
This amount does not include the value of 35,366 restricted stock units granted on February 21, 2019, to Mr. LoCascio due to his election to receive unvested restricted stock units in lieu of his annual cash bonus payment in respect of his performance for 2018, as described in further detail in footnote 5 to this Summary Compensation Table.

(4)
Amounts paid by us include: (i) $720, $677, $648, $560 and $447 for Mr. LoCascio, Mr. Greiner, Mr. Spinelli, Ms. Greenberg and Mr. Carlough, respectively, for premiums for term life insurance, (ii) $6,059 for Mr. LoCascio and $11,200 for each of Mr. Greiner, Mr. Spinelli, Ms. Greenberg and Mr. Carlough for matching contributions to 401(k) plans, (iii) $29,065, $25,050, $29,065, $10,342 and $19,533 for Mr. LoCascio, Mr. Greiner, Mr. Spinelli, Ms. Greenberg and Mr. Carlough, respectively, for health, dental, vision and disability insurance, and (iv) $33 for Mr. Greiner and $780 for each of Ms. Greenberg and Mr. Carlough for transit.

(5)
Pursuant to his employment agreement, Mr. LoCascio is entitled to an annual cash bonus with a target bonus of 100% of his base salary. On February 21, 2019 the Compensation Committee approved an annual bonus payment in respect of his performance for 2018 in the form of, at Mr. LoCascio’s option, a cash amount equal to his target bonus amount or a grant of restricted stock units with a value equal to 100% of his target annual bonus in lieu of a cash payment, which restricted stock units are subject to vesting in substantially equal installments on the first three anniversaries of the date of grant. The amount set forth in this column reflects the value equal to 150% of his target bonus amount.

(6)	On December 28, 2017, the Compensation Committee approved and the Company granted a one-time cash payment of $1,000,000 to Mr. LoCascio in connection with the restatement of his employment agreement.
(7)     Mr. Greiner's last date of employment with the Company was March 2, 2020. Mr. Greiner was not eligible for an annual bonus in respect of 2019 due to his voluntary departure.
Employment Agreements for our Named Executive Officers
Robert P. LoCascio, our Chief Executive Officer, was originally employed pursuant to an employment agreement entered into as of January 1, 1999. Following a comprehensive review by the Compensation Committee of the Board of Directors of applicable market and benchmarking data, with advice and input from the Compensation Committee’s independent executive compensation consultant, together with a review of certain strategic achievements by the Company, the Compensation Committee determined that it was in the best interest of the Company to enter into an updated employment agreement with Mr. LoCascio. Accordingly, an updated employment agreement was entered into with an effective date of December 27, 2017 (the “CEO Agreement”).
The term of the CEO Agreement commenced on December 31, 2017 and shall continue until December 31, 2020, with automatic extensions for successive one (1) year periods thereafter (the initial term with any successive term, the “Term”), unless either party provides written notice of non-renewal at least 90 days’ prior to the end of the then applicable Term, or unless earlier terminated by either party in accordance with the terms thereof.
The CEO Agreement provides, among other terms and conditions, for an updated compensation package for Mr. LoCascio. Pursuant to the CEO Agreement, Mr. LoCascio is entitled to receive a base salary of $611,820, subject to annual review and increase by the Board in its discretion. Mr. LoCascio is also eligible to receive a target annual bonus equal to 100% of his base salary, which target percentage is subject to annual increase by the Board in its discretion, and a maximum potential payment of 200% of target. The actual amount of the annual bonus for a given year is to be determined by the Board based on achievement of the relevant performance goals and metrics established by the Compensation Committee on an annual basis, the overall financial performance of the Company and such other factors as the Compensation Committee in its sole discretion shall deem reasonable and appropriate (the “CEO Bonus”). At the written election of Mr. LoCascio, the CEO Bonus, if any, (or portion thereof) may be paid in fully vested shares of common stock of the Company having a fair market value at the time of issuance equivalent in an amount equal to the portion of the CEO Bonus that Mr. LoCascio elects to convert into shares. In the event Mr. LoCascio remains employed by the Company or a successor entity following a Change of Control (as such term is defined in the CEO Agreement), the CEO Bonus for the then-current year shall be equal to the greater of (i) 100% of the amount of the CEO Bonus actually paid to Mr. LoCascio for the immediately preceding calendar year or (ii) the bonus target amount for the CEO Bonus for the then current year; provided that if the CEO Bonus for the calendar year preceding the Change of Control has not been determined prior to the Change of Control, the amount of such bonus shall be determined by the Board and shall not be less than the target bonus for such year. In no event will the Company be obligated to pay more than one CEO Bonus for the same annual period.

The CEO Agreement also provides that during the Term and for a period of (A) 12 months following a termination or cessation of employment in the event of a termination or cessation for which Mr. LoCascio is not receiving the base salary continuation portion of any severance or (B) 18 months following a termination or cessation of employment in the event of a termination or cessation for which Mr. LoCascio is receiving the base salary continuation portion of his severance, Mr. LoCascio is subject to restrictive covenants of (i) noncompetition, (ii) nonsolicitation of employees and independent contractors, and (iii) noninterference with customers, clients, prospective customers or clients. Additionally the CEO Agreement provides that payments may be subject to forfeiture or recoupment if required by law or regulation to which the Company becomes subject, or in the event of the Mr.

LoCascio’s acts of embezzlement, fraud or dishonesty involving the Company or its affiliates that result in financial loss to the Company or its affiliates.
The CEO Agreement provides for certain payments upon Mr. LoCascio’s termination. Please refer to the next section “Potential Payments Upon Termination or Change-in-Control” for additional description of those termination payments.
Christopher E. Greiner, our former Chief Financial Officer, is party to an employment agreement with us effective March 19, 2018, that covered the terms and conditions of Mr. Greiner's employment. Pursuant to the agreement, as of the start date, Mr. Greiner was granted unvested restricted stock units in the amount of 60,000 shares and an unvested option to purchase 100,000 shares, each of which were scheduled to vest 25% each year over four years beginning on the first anniversary of the date of grant. Furthermore, Mr. Greiner received a base salary of $470,000 and a target incentive compensation of $230,000. Upon annual review in April 2019, Mr. Greiner’s annual salary and target incentive compensation remained the same. Mr. Greiner’s last date of employment with the Company was March 2, 2020. He did not receive any severance payments at the time of his termination, and any unvested equity was cancelled in connection therewith. He was also not eligible for his annual bonus in respect of 2019 due to his voluntary resignation.
Alexander Spinelli, our Global Chief Technology Officer, is party to an employment agreement with us effective March 1, 2018, that covers the terms and conditions of Mr. Spinelli's employment. Pursuant to the agreement, as of the start date, Mr. Spinelli was granted unvested restricted stock units in the amount of 200,000 shares and an unvested option to purchase 100,000 shares, each of which will vest 25% each year over four years beginning on the first anniversary of the date of grant. Furthermore, Mr. Spinelli received a base salary of $450,000 and a target incentive compensation of $450,000. For 2018, (i) eighty percent of Mr. Spinelli’s bonus was payable in equal quarterly installments in the last payroll of each fiscal quarter and (ii) twenty percent of the bonus in respect of 2018, and any bonus amount for future years, was (or is) payable in the first quarter of the subsequent fiscal year, and will be determined by the Company in its sole discretion based on profitability and personal contributions to the Company. Upon annual review in April 2019, Mr. Spinelli’s annual salary and target incentive compensation remained the same. The employment agreement we entered into with Mr. Spinelli provides for certain payments upon termination. Please refer to the next section “Potential Payments Upon Termination or Change-in-Control” for a description of those termination payments.
Monica Greenberg, our Executive Vice President of Policy and General Counsel, is party to an employment agreement with us, dated as of October 25, 2006, that covers the terms and conditions of Ms. Greenberg’s employment. Upon annual review in April 2019, Ms. Greenberg’s 2019 annual salary was adjusted to $400,000 and her target annual incentive compensation remained unchanged. The employment agreement we entered into with Ms. Greenberg provides for certain payments upon termination. Please refer to the next section “Potential Payments Upon Termination or Change-in-Control” for a description of those termination payments.
Daryl J. Carlough, our Senior Vice President, Global and Corporate Controller, is party to an employment agreement with us, dated as of September 6, 2013, that covers the terms and conditions of Mr. Carlough’s employment. The employment agreement we entered into with Mr. Carlough provides for certain payments upon Mr. Carlough’s termination. Upon annual review in April 2019, Mr. Carlough’s 2019 annual salary was adjusted to $311,200 and his target annual incentive compensation was adjusted to $140,040. The employment agreement we entered into with Mr. Carlough provides for certain payments upon termination. Please refer to the next section “Potential Payments Upon Termination or Change-in-Control” for a description of those termination payments.

Potential Payments Upon Termination or Change-in-Control
The following table, footnotes and narrative disclosure describe and quantify the additional compensation that would have become payable to certain of our NEOs in connection with an involuntary termination of their employment or a change in control of LivePerson on December 31, 2019 pursuant to the employment agreements entered into with our NEOs. Where applicable, the amounts payable assume a $37.00 fair value of our common stock (the closing price of our common stock on December 31, 2019).

Named Executive Officer	Reason for Payment	Salary-Related Payments ($)		Bonus-Related Payments ($)		Accelerated Vesting of Equity Awards ($)		Other Benefits ($)
Robert P. LoCascio	Termination (i) without cause, (ii) for good reason or (iii) by Company notice of nonrenewal (not in connection with a change of control)	917,730	(1)	1,032,447	(2)	9,952,195	(3)	56,361	(4)
	Termination by reason of (i) death, (ii) Disability or (iii) notice of nonrenewal by Mr. LoCascio after reaching retirement age.	—		1,032,447	(2)	9,952,195	(3)	56,361	(4)
	Termination without cause or for good reason (in connection with a change of control)	917,730	(1)	1,032,447	(2)	11,794,827	(3)	56,361	(4)
	Change of control	—		—		5,897,414	(5)	—

Alexander Spinelli	Termination without cause or for good reason not following a change of control	225,000	(6)	506,250	(7)	—		—
	Termination without cause or for good reason following a change in control if employed less than 24 months	225,000	(6)	506,250	(7)	5,511,000	(8)	—
	Termination without cause or for good reason following a change of control if employed greater than 24 months	225,000	(6)	506,250	(7)	8,424,500	(9)	—

Monica L. Greenberg	Termination without cause or constructively terminated, not following a change of control	200,000	(6)	—		3,464,000	(10)	6,346	(11)
	Termination without cause or constructively terminated, following a change in control	300,000	(12)	—		3,464,000	(10)	6,346	(11)

Daryl J. Carlough	Termination without cause (regardless of whether a change of control occurred)	77,800	(13)	—		—		—

(1)	Represents 18 months of Mr. LoCascio’s annual base salary as of December 31, 2019.

(2)	Represents 1.5 times Mr. LoCascio’s 2019 Fiscal Year bonus.

(3)
Represents the closing price of our common stock on December 31, 2019 less the exercise price, for the options, and stock awards held by Mr. LoCascio, multiplied by (a) for a qualifying termination not in connection with a change of control or in a result of death or disability, the number of unvested shares underlying the options or stock awards that would otherwise have vested in the two year period following termination of employment; and (b) for a qualifying termination in connection with a change of control, the total number of unvested shares underlying the options or stock awards.

(4)	Represents 18 months of company contributions toward premium payments for health insurance coverage under COBRA.

(5)
Represents the closing price of our common stock on December 31, 2019 less the exercise price, for the options, and stock awards held by Mr. LoCascio, multiplied by 50% the total number of unvested shares underlying the options or stock awards.

(6)	Represents Mr. Spinelli’s, and Ms. Greenberg’s base salary as of December 31, 2019 for 6 months.

(7)	Represents Mr. Spinelli’s 2019 Fiscal Year bonus.

(8)
Represents the closing price of our common stock on December 31, 2019 less the exercise price, for the options, and stock awards held by Mr. Spinelli, multiplied by the number of unvested shares underlying the options or stock awards that would otherwise have vested in the two-year period following termination of employment.

(9)
Represents the closing price of our common stock on December 31, 2019 less the exercise price for the options and stock awards held by Mr. Spinelli, multiplied by the total number of unvested shares underlying the options.

(10)
Represents the closing price of our common stock on December 31, 2019 less the exercise price, for the options held by Ms. Greenberg, multiplied by the total number of unvested shares underlying the options.

(11)	Represents up to 6 months of company contributions toward premium payments for health insurance coverage under COBRA.

(12)	Represents Ms. Greenberg’s base salary as of December 31, 2019 for 9 months.

(13)	Represents Mr. Carlough’s base salary as of December 31, 2019 for 3 months.
Robert P. LoCascio
Pursuant to the CEO Agreement, in the event of a termination of Mr. LoCascio’s employment by the Company for Cause (as such term is defined in the CEO Agreement), Mr. LoCascio would be entitled to the following: (i) his unpaid base salary and reimbursable expenses through date of termination; (ii) accrued benefits under Company plans and programs; and (iii) continued coverage under indemnification agreements and Company D&O insurance applicable to Mr. LoCascio ((i), (ii) and (iii) collectively, the “Accrued Benefits”). In the event of a termination of employment by Mr. LoCascio without Good Reason (as such term is defined in the Employment Agreement), or pursuant to a notice of nonrenewal delivered by Mr. LoCascio (prior to his reaching normal retirement age), Mr. LoCascio would be entitled to the Accrued Benefits plus (i) payment of his annual bonus for the prior year to the extent not yet paid; and (ii) all vested stock options held on the date of termination will remain exercisable for 18 months following termination, or until the original expiration date of the option.
In the event of a termination of Mr. LoCascio’s employment by the Company without Cause, by Mr. LoCascio for Good Reason (as such term is defined in the CEO Agreement), or pursuant to a notice of nonrenewal delivered by the Company (each, a “Qualifying Termination”), Mr. LoCascio would be entitled to the following: (i) the Accrued Benefits; (ii) his annual bonus for the prior year to the extent not paid; (iii) 18 months base salary continuation (“Base Salary Continuation”); (iv) a pro-rated annual bonus for the year of termination based on days worked, calculated as 1.5x the highest bonus paid for the 3 proceeding years, payable in a lump sum; (v) payment of what would have been the employer portion of the premiums for the Company’s group health insurance coverage to be put toward Mr. LoCascio’s COBRA continuation payments for 18 months (or until he is eligible for coverage through another employer) (the “COBRA Premium Contribution”); (vi) any stock options or restricted stock units held by Mr. LoCascio on the date of termination that would have vested in the 2 years following termination had he remained employed will immediately vest; and (vii) any stock options held on the date of termination will remain exercisable for 18 months following termination, or until the original expiration date of the option. In the event of a termination of Mr. LoCascio’s employment by reason of his death or Disability (as such term is defined in the Employment Agreement), or pursuant to a notice of nonrenewal delivered by Mr. LoCascio (after his reaching normal retirement age), Mr. LoCascio would be entitled to the same benefits payable upon a Qualifying Termination, except that the Base Salary Continuation will not be provided.
In the event a Qualifying Termination occurs within the 12 month period immediately following a Change in Control, Mr. LoCascio would be entitled to the following: (i) the Accrued Benefits; (ii) his annual bonus for the prior year to the extent not paid; (iii) Base Salary Continuation; (iv) his annual bonus for the current year calculated as 150% of the highest annual bonus actually paid for the 3 proceeding years, payable in a lump sum; (v) the COBRA Premium Contribution; (vi) any unvested stock options or restricted stock units held by Mr. LoCascio on the date of termination will immediately vest; and (vii) any stock options held on the date of termination will remain exercisable for 18 months following termination, or until the original expiration date of the option.
The CEO Agreement also provides that, in the event of a Change in Control, 50% of each of the unvested stock options and unvested restricted stock units held by Mr. LoCascio on the date of the Change in Control shall fully vest, subject to Mr. LoCascio’s employment on such date. In addition, in the event of a Change in Control, in the event that any of the payments or benefits provided by the Company to Mr. LoCascio would constitute “parachute payments” (“Parachute Payments”) within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), and would be subject to the excise tax imposed under Section 4999 of the Code or any interest or penalties with respect to such excise tax (collectively, the “Excise Tax”), then such Parachute Payments to be made to Mr. LoCascio shall be payable either (1) in full or (2) as to such lesser amount which would result in no portion of such Parachute Payments being subject to the Excise Tax, whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the Excise Tax, results in Mr. LoCascio’s receipt on an after-tax basis, of the greatest amount of economic benefits under the CEO Agreement, notwithstanding that all or some portion of such benefits may be subject to the Excise Tax.
Christopher E. Greiner
Mr. Greiner, our Former Chief Financial Officer, departed the Company effective March 2, 2020 and was not entitled to severance payments due to his voluntary departure.

Alexander Spinelli
If Mr. Spinelli is terminated by the Company without Cause or resigns for Good Reason (as such terms are defined in his employment agreement) the Company will provide him with severance pay equal to six (6) months’ pay at his then current base salary rate and, if such termination occurs on or before the date that bonuses are paid for the fiscal year prior to termination, a payment equal to the bonus he would have received for the prior fiscal year had he remained employed on the date bonuses for such fiscal year are paid.  In the event Mr. Spinelli terminates his employment for Good Reason, then his severance pay shall be paid at the base salary rate immediately preceding any reduction thereof.
In the event Mr. Spinelli's is terminated within the 12-month period following a change in control by the Company without Cause, or by himself for Good Reason, Mr. Spinelli is entitled to severance pay equal to six (6) months’ pay at his then current base salary rate and if such termination occurs on or before the date that bonuses are paid for the fiscal year prior to termination, a payment equal to the bonus he would have received for the prior fiscal year had he remained employed on the date bonuses for such fiscal year are paid.  If Mr. Spinelli has been employed by the Company for less than 24 months at the time his employment is terminated, the total number of shares of common stock that would have vested in the 24-month period following his termination date if he had remained employed shall become immediately vested and exercisable on the termination date. If Mr. Spinelli has been employed by the Company for 24 months or more at the time his employment is terminated, all outstanding shares of common stock granted to him will become fully vested and exercisable on his termination date. In either case, the vested portion of any outstanding option and/or other equity awards held by Mr. Spinelli shall remain exercisable for 90 days following his date of termination, but in no event later than the original term of the option as set forth in the applicable award agreement. In all cases, payment of the severance described above is subject to Mr. Spinelli’s execution of a release of claims.
Monica L. Greenberg
If Ms. Greenberg is terminated by us without Cause (as defined by the employment agreement) or Ms. Greenberg is “constructively terminated,” (as defined in the employment agreement) then, subject to executing a release of claims, she is entitled to receive the following severance: (i) a lump sum severance payment equal to 6 months of her then current base salary, (ii) all of her outstanding options will accelerate and become exercisable upon such termination and will remain exercisable for up to 12 months following her termination, and (iii) up to 6 months of premium payments for health insurance coverage under COBRA.
If there is a change of control of the Company and Ms. Greenberg is terminated by us without Cause or Ms. Greenberg is “constructively terminated,” in each case within 12 months following the change of control, then subject to executing a release of claims, she will be entitled to receive the same severance benefits as described above except the lump sum severance payment will be equal to 9 months of her then current base salary.
Daryl J. Carlough
If Mr. Carlough is terminated by us without “cause” (as defined in his employment agreement), then subject to executing a release of claims, he will be entitled to 90 days’ notice, or at the option of the Company a lump sum severance payment equal to 90 days of his then current base salary.

Grants of Plan-Based Awards in 2019 Fiscal Year
The following table sets forth information concerning awards under our equity and non-equity incentive plans granted to each of the NEOs in 2019, including performance-based awards.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(2)
		Threshold ($)	Target ($)	Maximum ($)
Robert P. LoCascio		—	611,820	1,223,640
	2/21/2019				—		116,410	25.95	1,250,243
	2/21/2019				48,170		—	—	1,250,029
	2/21/2019				35,366	(3)	—	—	917,730

Christopher E. Greiner		—	230,000	—
	4/11/2019				—		40,000	29.55	484,000
	4/11/2019				20,000		—	—	591,000

Alexander Spinelli		—	450,000	—
	4/11/2019				—		60,000	29.55	726,000
	4/11/2019				20,000		—	—	591,000

Monica L. Greenberg		—	200,000	—
	4/11/2019				—		50,000	29.55	605,000
	4/11/2019				10,000		—	—	295,500

Daryl J. Carlough		—	140,040	—
	5/29/2019				—		6,600	28.18	75,570
	5/29/2019				2,700		—	—	76,086

(1)
Amounts shown represent the target awards that could have been earned by the NEOs under the Company’s annual cash incentive bonus plan for these executives. There were no threshold or maximum bonus opportunities, except for Mr. LoCascio with such maximum as set forth in the CEO Agreement. (as defined above) The target amount could be exceeded based on performance metrics. Awards are based on achievement of individual performance objectives, Company performance as measured by adjusted EBITDA and the achievement of strategic objectives. The Compensation Committee retains discretion to adjust the bonus amount paid to any employee or executive up or down, regardless of that person’s target bonus or specific corporate performance metrics. Additional information about these bonus opportunities appear in the section of this Proxy Statement entitled “Compensation Discussion and Analysis.” The actual incentives earned in 2019 and paid in 2020 are reflected in the “Summary Compensation Table” in the “Non-Equity Incentive Plan Compensation” column. The actual incentives earned in 2019 were paid in the form of vested restricted stock units, in lieu of a cash payment, as further described above in the CD&A.

(2)
Amounts represent the aggregate grant date fair value for restricted stock units and stock options granted in the fiscal year computed in accordance with Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, or ASC Topic 718, and in accordance with SEC rules.

(3)
The value of these restricted stock units was not disclosed in the Stock Award column in the Summary Compensation Table with respect to 2019 because it was disclosed in the Non-Equity Incentive Plan Compensation column with respect to 2018, as described in footnotes 3 and 5 to the Summary Compensation Table.

Outstanding Equity Awards at End of 2019 Fiscal Year
The following table sets forth information concerning outstanding equity awards held by each of the NEOs as of the end of the 2019 Fiscal Year.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (2)
Robert P. LoCascio	4/22/2011	400,000	—	13.28	4/22/2021	—		—
	9/4/2012	100,000	—	16.98	9/4/2022	—		—
	7/1/2013	70,000	—	9.24	7/1/2023	—		—
	4/25/2014	100,000		10.13	4/25/2024	—		—
	5/5/2017	50,000	30,000	7.60	5/5/2027	—		—
	2/16/2018	109,375	140,625	12.45	2/16/2028	—		—
	2/21/2019	—	116,410	25.95	2/21/2029	—		—
	12/28/2017	—	—	—	—	83,333	(4)	3,083,321
	2/21/2019	—	—	—	—	48,170	(4)	1,782,290
	2/21/2019	—	—	—	—	35,366	(4)	1,308,542

Christopher E. Greiner	3/19/2018	25,000	75,000	15.55	3/19/2028	—		—
	4/11/2019	—	40,000	29.55	4/11/2029	—		—
	3/19/2018	—	—	—	—	45,000	(5)	1,665,000
	4/11/2019	—	—	—	—	20,000	(7)	740,000

Alexander Spinelli	3/1/2018	25,000	75,000	14.50	3/1/2028	—		—
	4/11/2019	—	60,000	29.55	4/11/2029	—		—
	3/1/2018	—	—	—	—	150,000	(6)	5,550,000
	4/11/2019	—	—	—	—	20,000	(7)	740,000

Monica L. Greenberg	9/1/2011	23,000	—	11.33	9/1/2021	—		—
	9/4/2012	25,000	—	16.98	9/4/2022	—		—
	7/1/2013	25,000	—	9.24	7/1/2023	—		—
	4/25/2014	35,000	—	10.13	4/25/2024	—		—
	5/5/2017	50,000	30,000	7.60	5/5/2027	—		—
	2/16/2018	70,000	90,000	12.45	2/16/2028
	4/11/2019	—	50,000	29.55	4/11/2029	—		—
	4/11/2019	—	—	—	—	10,000	(3)	370,000

Daryl J. Carlough	10/31/2013	42,824	—	9.34	10/31/2023	—		—
	4/25/2014	2,625	—	10.13	4/25/2024	—		—
	5/5/2017	12,500	7,500	7.60	5/5/2027	—		—
	2/16/2018	23,625	39,375	12.45	2/16/2028	—		—
	5/29/2019	—	6,600	28.18	5/29/2029	—		—
	4/25/2018	—	—	—	—	3,125	(7)	115,625
	5/29/2019	—	—	—	—	2,700	(5)	99,900

(1)
Unless otherwise noted, the total original number of shares subject to each stock option grant listed above vests as to 25% of the original number of shares covered by each stock option grant on the first anniversary of the grant date of each stock option (the “Grant Date”) and as to an additional 25% of the original number of shares at the end of each successive anniversary of the Grant Date until the fourth anniversary of the Grant Date, subject to the executive’s continued service with the Company through each vesting date and any acceleration provisions set forth in each executive’s employment agreement as described above in “Employment Agreement for our Named Executive Officers.” Options granted in 2017 and on February 16, 2018, however, vested as to 25% of the original number of shares covered by each stock option grant on the first anniversary of the grant date and as to 6.25% of the original number of shares at the end of each quarter thereafter.

(2)	The market value of unvested restricted stock units is based on the closing market price of the Company’s Common Stock on December 31, 2019 of $37.00.

(3)
This total original number of shares subject to the stock option grant listed above vests over three years, in equal installments on each of February 21, 2020, 2021 and 2022, subject to the executive’s employment through each such vesting date.

(4)	The total original number of units subject to each restricted stock unit award listed above vests over three years, with 33.33% of the units vesting on each anniversary of the grant date.

(5)
The total original number of units subject to each restricted stock unit award listed above vests over four years, with 25% of the units vesting on the first anniversary of the grant date and the balance vesting in equal annual installments on each anniversary of the grant date.

(6)
The total original number of units subject to the restricted stock unit award listed above vests over four years, with 25% of the units vesting on the first anniversary of the grant date and the balance vesting in equal quarterly installments over the following 36 months.

Option Exercises and Stock Vested in 2019 Fiscal Year
The following table sets forth information concerning the number of shares acquired and the value realized by the NEOs as a result of stock option exercises and stock awards vesting in 2019.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#) (1)	Value Realized on Vesting ($) (2)
Robert P. LoCascio	25,000	664,000	95,833	3,527,196
Christopher E. Greiner	—	—	15,000	433,350
Alexander Spinelli	—	—	50,000	1,417,500
Monica Greenberg	20,750	420,606	7,500	207,825
Daryl J. Carlough	22,051	484,841	4,375	127,715
(1)     Of the gross number of shares reported as vested, 61,171, 5,033, 15,080, 2,824, and 1,469, were withheld by the Company to cover the executives’ tax withholding obligation for Mr. LoCascio, Mr. Greiner, Mr. Spinelli, Ms. Greenberg, and Mr. Carlough respectively.
(2) Represents the aggregate value realized on vesting of restricted stock units based on the closing market price of the Company’s common stock on the vesting date for the specific grant.
Equity Compensation Plan Information
The following table summarizes the number of securities underlying outstanding options and restricted stock units granted to employees and directors, as well as the number of securities remaining available for future issuance, under LivePerson’s equity compensation awards as of December 31, 2019.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)	Weighted-average exercise price of outstanding options, warrants and rights (2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	7,415,220	$16.43	5,048,808 (3)
Equity compensation plans not approved by security holders	1,353,421	$17.91	838,165 (4)
Total	8,768,641		5,886,973

(1)
Consists of options to purchase shares of our common stock, as well as restricted stock unit awards and performance stock units, each representing the right to acquire shares of our common stock. In respect of the plans approved by security holders, including the 2000 Stock Incentive Plan, 2009 Stock Incentive Plan, and 2019 Stock Incentive Plan, the number of shares reported represents 5,346,556 shares subject to stock options and 2,068,664 restricted stock units. In respect of the plan not approved by security holders, including the Inducement Plan, number of shares reported represents 503,118 shares subject to stock options, 850,303 restricted stock units.

(2)
The weighted average exercise price is calculated based solely on the outstanding stock options. It does not take into account the shares issuable upon vesting of outstanding restricted stock unit awards or performance stock units, which have no exercise price.

(3)	Consists of 4,116,026 shares remaining available for issuance under the 2019 Stock Incentive Plan and 932,782 shares remaining available for issuance under the 2019 Employee Stock Purchase Plan.

(4)	Consists of 838,165 shares remaining available for issuance under the Inducement Plan. (described below)

LivePerson Inc. 2018 Inducement Plan

On January 19, 2018, the Board adopted the LivePerson Inc. 2018 Inducement Plan (the “Inducement Plan”), which provides for the grants of awards of stock options, stock appreciation rights, restricted stock, restricted stock units and other stock and cash-based awards to persons who have not previously been an employee or director of the Company, or an individual following a bona fide period of non-employment with the Company, as an inducement for the individual’s entering into employment with the Company. The purpose of the Inducement Plan is to help the Company provide an inducement to attract and retain the employment services of new employees, to motivate those new employees whose potential contributions are important to the success of the Company to accept an offer of employment by providing them with equity ownership opportunities, and to advance the interests of the Company’s stockholders by providing incentives to those eligible individuals who are expected to make important contributions to the Company.
In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of our common stock other than an ordinary cash dividend, the Board will make equitable adjustments to the maximum number and type of shares or other securities that may be issued under the Inducement Plan, the maximum number and type of shares that may be granted to any participant in any calendar year, the number and type of shares subject to outstanding awards, the exercise price or grant price of outstanding awards and other necessary adjustments in connection with the Inducement Plan.
The Inducement Plan is administered by the Board. Pursuant to the terms of the Inducement Plan, subject to applicable law, the Board may delegate certain authority under the Inducement Plan to one or more committees or subcommittees of the Board or one or more officers of the Company satisfying applicable laws. Subject to the provisions of the Inducement Plan, the Board has the power to select the recipients of awards, to determine the number of shares subject to any award, to establish and verify the extent of satisfaction of any performance goals or other conditions applicable to awards, to determine whether, and the extent to which, adjustments are required under the Inducement Plan, and to determine the terms and conditions of awards. The Board may also modify awards granted to participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the Inducement Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.
The Inducement Plan permits the granting of stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards and other stock and cash-based awards to persons who have not previously been an employee or director of the Company, or an individual following a bona fide period of non-employment with the Company, as an inducement for the individual’s entering into employment with the Company.

Stock Options
The Board may grant stock options under the Inducement Plan. The number of shares covered by each stock option granted to a participant (subject to the Inducement Plan’s stated limit) and all other terms and conditions will be determined by the Board. The stock option exercise price is established by the Board and must be at least 100% of the fair market value of a share on the date of grant. Consistent with applicable laws, regulations and rules, and to the extent authorized by the Board, payment of the exercise price of stock options may be made in one of more of the following: (i) cash or check, (ii) broker assisted cashless exercise, (iii) shares of our common stock, (iv) net exercise, (v) delivery to the Company of a promissory note, (vi) any other lawful means, or (vii) any combination of these permitted forms of payment. The Inducement Plan prohibits decreasing the exercise price of an option or cancelling an option and replacing it with an award with a lower exercise price.
After a termination of service with the Company, a participant will be able to exercise the vested portion of his or her option for the period of time stated in the applicable stock option agreement. Unless otherwise provided by the Board, unvested stock options will generally expire upon termination of the participant’s employment and vested stock options will generally expire immediately following a termination for cause. In no event, however, may a stock option be exercised beyond its original expiration date. The term of a stock option will not exceed 10 years from the date of grant.
Stock Appreciation Rights
The Board may grant stock appreciation rights under the Inducement Plan. Stock appreciation rights typically provide for the right to receive the appreciation in the fair market value of our common stock between the grant date and the exercise date. The Board may grant stock appreciation rights either alone or in tandem with a stock option granted under the Inducement Plan. The number of shares of Company common stock covered by each stock appreciation right (subject to the Inducement Plan’s stated limit) and all other terms and conditions will be determined by the Board. Stock appreciation rights are generally subject to the same terms and limitations applicable to options or, when granted in tandem with an option, to the same terms as the option. Stock appreciation rights may be paid in cash or shares or any combination of both, as determined by the Board, in its sole discretion. Unless otherwise approved by the Company’s stockholders, the Inducement Plan prohibits decreasing the exercise price of a stock appreciation right or canceling a stock appreciation right and replacing it with an award with a lower exercise price.
Restricted Stock
The Board may award shares of restricted stock under the Inducement Plan. Shares of restricted stock are shares that vest in accordance with the terms and conditions established by the Board in its sole discretion. The Board will determine the terms of any restricted stock award, including the number of shares subject to such award (subject to the Inducement Plan’s stated limit), and the minimum period over which the award may vest. Specifically, with respect to restricted stock awards with solely time-based vesting, generally no portion of the award may vest until the first anniversary of the date of grant, no more than one-third of the award may be vested prior to the second anniversary of the date of grant, and no more than two-thirds of the award may be vested prior to the third anniversary of the date of grant. With respect to restricted stock awards that do not vest solely based on the passage of time, generally no portion of the award may vest prior to the first anniversary of the date of grant (or, in the case of awards to non-employee directors, if earlier, the date of the first annual meeting held after the date of grant). These minimum vesting schedules do not apply to awards granted, in the aggregate, for up to 5% of the maximum number of authorized shares under the Inducement Plan. Participants holding restricted stock will be entitled to all ordinary cash dividends paid with respect to such shares, which dividends shall be accrued and become payable when and if the restricted stock vests. When the restricted stock award conditions are satisfied, the shares will no longer be subject to forfeiture as the participant is vested in the shares and has complete ownership of the shares.
Restricted Stock Units
The Board may also grant an award of restricted stock units under the Inducement Plan. A restricted stock unit is a bookkeeping entry representing an amount equivalent to the fair market value of one share of our common stock. Participants are not required to pay any consideration to the Company at the time of grant of a restricted stock unit award. The Board will determine the terms of any restricted stock unit award, including the number of shares covered by such award (subject to the Inducement Plan’s stated limit), and the minimum period over which the award may vest, which is subject to the same minimum vesting requirements and exceptions described above for restricted stock awards. Restricted stock unit awards may include a dividend equivalent right feature, but any dividends payable to stockholders will accrue with respect to the restricted stock unit and become payable only when and if the underlying restricted stock unit vests. When the participant satisfies the conditions of a restricted stock unit award, the Company will pay the participant cash or shares of our common stock to settle the vested restricted stock units. The Board may permit a participant to elect to defer the settlement of his or her vested restricted stock unit award until a later date; provided that such deferral election must be made pursuant to an exemption from, or in compliance with, Code Section 409A.

Other Stock-Based and Cash-Based Awards
Under the Inducement Plan, the Board may also grant awards of shares of our common stock or other awards denominated in cash. The Board will determine the terms of any such stock-based or cash-based award, including the number of shares or amount of cash, as applicable, covered by such award (subject to the Inducement Plan’s stated limit), and the minimum period over which the award may vest, which is subject to the same minimum vesting requirements and exceptions described above for restricted stock awards.
Performance Awards
The Board may grant performance awards under the Inducement Plan. Performance awards provide participants with the opportunity to earn a payout subject to the award only if certain performance goals or other vesting criteria are achieved. The Board will establish the performance goals or other vesting in its discretion, which, depending on the extent to which they are met, will determine the number and/or the value of performance shares to be paid out to participants. The Board has discretion to determine other terms of the performance award, including the number of shares or value subject to a performance award (subject to the Inducement Plan’s stated limit), the period as to which performance is to be measured (which may be no shorter than a one-year period), any applicable forfeiture provisions, and any other terms and conditions consistent with the Inducement Plan. After the completion of the performance period applicable to the award, the Board will measure performance against the applicable goals and other vesting criteria and determine whether any payment will be made under the award. If the participant satisfies the conditions of the performance share award, the Company will pay the participant cash or shares or any combination of both to settle the award.
Performance Goals
The Compensation Committee may establish performance criteria and level of achievement versus such criteria that will determine the number of shares to be granted, retained, vested, issued or issuable under or in settlement of or the amount payable pursuant to an award, which criteria may be based on certain performance goals (as described below). The performance criteria for each such performance award will be based on one or more of the following measurable performance goals: (a) net income, (b) earnings before or after discontinued operations, interest, taxes, depreciation and/or amortization, (c) operating profit before or after discontinued operations and/ or taxes, (d) sales, (e) sales growth, (f) earnings growth, (g) cash flow or cash position, (h) gross margins, (i) stock price, (j) market share, (k) return on sales, assets, equity or investment, (l) improvement of financial ratings, (m) achievement of balance sheet or income statement objectives, (n) total shareholder return, (o) introduction of new products, (p) expansion into new markets or (o) achievement of any other strategic, operational goals or such other individual performance measures as the Board may determine.
These performance goals may reflect absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of the selected performance criteria and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. The Compensation Committee may specify that such performance measures shall be adjusted to exclude any one or more of (i) extraordinary items, (ii) gains or losses on the dispositions of discontinued operations, (iii) the cumulative effects of changes in accounting principles, (iv) the writedown of any asset, and (v) charges for restructuring and rationalization programs. Such performance goals: (i) may vary by participant and may be different for different awards; (ii) may be particular to a participant or the department, branch, line of business, subsidiary or other unit in which the participant works and may cover such period as may be specified by the Board; and (iii) shall be set by the Compensation Committee at a time that the accomplishment of such goals is reasonably uncertain. The Compensation Committee may adjust downwards or upwards, the cash or number of shares payable pursuant to such awards, and the Compensation Committee may waive the achievement of the applicable performance measures in its discretion.
Transferability of Awards
Awards granted under the Inducement Plan generally may not be transferred other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order. During the life of the participant, awards are exercisable only by the participant. The Board may in its sole discretion permit and subject to certain conditions provide for the gratuitous transfer of an award to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the participant and/or an immediate family member thereof to the extent permitted under Form S-8 under the Securities Act.
Reorganization Event
In the event of a reorganization event, each outstanding award will be treated as the Board determines, including, without limitation, that each award may be assumed or an equivalent option or right substituted by the successor corporation, or in the case of stock options, may be terminated after giving holders notice of such pending termination and a change to exercise the option prior to the reorganization event. In addition, the vesting of awards that are unvested at the time of a reorganization event does not automatically accelerate, but the Board may cause any vesting to accelerate or restrictions lapse in connection with the reorganization event. In the case that stockholders are receiving a cash payment for each share in a reorganization event, the Board may also provide that all awards will be cancelled in connection with the reorganization event in exchange for the holder of such award receiving a cash payment for each share underlying the award in the same amount as the stockholders receive, or, in the case of options, the excess, if any, between the amount a stockholder is receiving and the exercise price of the stock option. The Board will generally not be required to treat all awards, all awards held by a participant, or all awards of the same type, similarly in the transaction. Upon the occurrence of a liquidation or dissolution of the Company, except to the extent specifically provided otherwise in the restricted stock or restricted stock unit award agreement or any other agreement between a participant and the Company, all restrictions and conditions on all restricted stock and restricted stock unit awards then outstanding will automatically be deemed terminated or satisfied.
Amendment and Termination; Forfeiture Events
The Board may amend the Inducement Plan at any time and for any reason. The Board of Directors may also suspend or terminate the Inducement Plan at any time and for any reason. The 2019 Incentive Plan will terminate on January 19, 2028 unless terminated earlier by the Board. The termination or amendment of the Inducement Plan may not materially and adversely affect the rights of participants under the Inducement Plan.
The Board may specify in any award agreement that the participant’s rights, payments and benefits with respect to the award shall be subject to reduction, cancellation, forfeiture, clawback or recoupment upon the occurrence of certain specified events or as required by law, in addition to any otherwise applicable forfeiture provisions that apply to the award.
Nonqualified Deferred Compensation

The following table summarizes the nonqualified deferred compensation attributed to each of the Named Executive Officers during the fiscal year ended December 31, 2019.

Name	Beginning Balance ($)	Executive contributions in Last FYE ($) (1)	Registrant contributions in Last FYE ($)	Aggregate earnings in Last FYE ($)	Aggregate withdrawals/ distributions ($)	Aggregate balance at last FYE ($) (1)
Daryl J. Carlough	51,563	13,054	—	7,072	—	71,689
(1) The full amount of the executive’s contributions in the last fiscal year is included in the amounts reported in the Summary Compensation Table in 2019, and the full balance as the end of the last fiscal year consists of amounts reported in the Summary Compensation Table for prior years.
The Company’s nonqualified deferred compensation plan provides an opportunity for certain designated key employees, including our Named Executive Officers, and directors who elect to participate to defer a portion of their salary (or board fees) and annual incentive bonus compensation, subject to maximum limits that may be set by the administrator of the plan. The Company may, but does not currently, match deferrals elected by the participants nor does the Company make other employer contributions to participant’s accounts at this time.
Distributions can be made upon separation from service, unforeseeable emergency, disability or death, on an in-service specified date, or in the event of a change of control of the Company. Distribution timing is elected by the plan participant at the time the participant makes a deferral election, or as subsequently changed in accordance with applicable law. At the time of an election deferral, the participant also selects investment funds from a range of options which are used to determine the value of a participant’s account, as earnings and losses on each account are determined based on the performance of the investment funds selected by the participant.

CEO Pay Ratio Disclosure
Under the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are required to disclose the median of the annual total compensation of our employees, the annual total compensation of our Chief Executive Officer, and the ratio of these two amounts.
Using the methodology described below, and calculated in accordance to Item 402(u) of Regulation S-K, the ratio of the total annual compensation for the CEO to our estimated median employee was approximately 38 to 1.

We identified our median employee by examining the total cash compensation paid during our 2019 fiscal year to employees who were employed by us on December 31, 2019. This included our full-time, part-time and seasonal employees, subject to certain exceptions for employees in foreign jurisdictions as described below. We believe that total cash compensation reasonably reflects the annual compensation of our employee population worldwide. We examined our internal payroll and similar records in order to determine total cash compensation paid to our employees included in our calculations. For employees in foreign jurisdictions, we converted amounts paid in foreign currencies to U.S. dollars using the exchange rates we utilized in connection with the preparation of our 2019 annual financial statements.
The total number of employees in the jurisdictions identified below as excluded under the de minimus exception are less than 5% of the total workforce of 1,335 employees and have been excluded from the analysis as permitted by the SEC’s disclosure rules, while the employees in the U.S., the U.K., Israel, Australia and Germany jurisdictions have been included in the analysis.

Location	Total	% of Total
Excluded due to De Minimis exemption
Canada	8	0.6%
France	1	0.07%
Italy	7	0.52%
Japan	14	1.05%
Netherlands	13	0.97%
Singapore	7	0.52%
Spain	2	0.15%
Subtotal	52	3.88%

Included in basis for identification of Median Employee
Australia	84	6.29%
Germany	75	5.62%
Israel	355	26.59%
United Kingdom	101	7.57%
United States	668	50.05%
Subtotal	1283	96.12%
Grand Total	1,335	100%

After identifying the estimated median employee using total cash compensation, we calculated annual total compensation for such employee using the same methodology we use for our named executive officers as set forth in the Summary Compensation Table in this proxy statement. The median employee is a U.S. resident.
Total compensation for the CEO was approximately $3,836,238 and the reasonably estimated total compensation of the median employee was $100,456. Therefore, our 2019 CEO to median employee estimated pay ratio is 38 to 1.
The SEC rules for identifying the median employee and calculating that employee’s annual total compensation allows companies to make reasonable assumptions and estimates, and to apply a variety of methodologies and exclusions that reflect their compensation practices. We believe the pay ratio provides a reasonable estimate of the required information calculated in a manner consistent with Item 402(u) of Regulation S-K.
This information is being provided for compliance purposes. Neither the Compensation Committee nor management of the company used the pay ratio measure in making compensation decisions. In light of the various assumptions, estimates, methodologies and exclusions that may be used in accordance with the pay ratio disclosure rules, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different compensation practices, and may utilize different assumptions, estimates, methodologies and exclusions in calculating their own pay ratios.

Compensation of Directors in 2019 Fiscal Year
The following table sets forth information concerning the compensation of our non-employee directors in the 2019 Fiscal Year.
Following the table is a discussion of material factors related to the information disclosed in the table.

Name	Fees Earned or Paid in Cash ($)		Option Awards ($)(1)(2)	Total ($)
Peter Block	38,250	(3)	342,300	380,550
Kevin C. Lavan	61,250		342,300	403,550
Jill Layfield	57,750		342,300	400,050
Fred Mossler	41,250	(3)	342,300	383,550
William G. Wesemann	54,000		342,300	396,300

(1)
This column represents the aggregate grant date fair value of stock options granted to each non-employee director in the 2019 Fiscal Year computed in accordance with FASB ASC Topic 718, and in accordance with SEC rules. Generally, the aggregate grant date fair value is the amount that the Company expects to expense in its financial statements over the award’s vesting schedule. These amounts reflect the company’s accounting expense and do not correspond to the actual value that will be realized by the non-employee directors and there is no assurance that these grant date fair values will ever be realized by the non-employee directors. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information on the valuation assumptions with respect to the grants, refer to Note 1 of LivePerson’s consolidated financial statements contained in our Annual Report on Form 10-K for the 2019 Fiscal Year, as filed with the SEC.

(2)	As of December 31, 2019, the number of shares underlying unexercised stock options were: Mr. Block, 160,000; Mr. Lavan, 220,000; Ms. Layfield, 125,000; Mr. Mossler 125,000; and Mr. Wesemann, 235,000.

(3)	The amount of fees earned by Mr. Block and Mr. Mossler were deferred at Mr. Block’s and Mr. Mossler's election pursuant to the Company’s nonqualified deferred compensation plan.
The Company’s non-employee directors are compensated in accordance with a fee schedule that is approved by the Compensation Committee. The Compensation Committee reviews and recommends to the Board of Directors appropriate director compensation programs for service as directors, committee chair, and committee members. In order to determine the Board of Directors compensation framework, the Compensation Committee reviewed comparative market composite data provided by the Committee’s independent consultant. Prior to the review conducted by Pearl Meyer in April 2020, the last review was conducted in 2018 and compensation was left unchanged for 2019.
Consistent with the Company’s compensation philosophy, non-employee director compensation is positioned competitively against companies of similar size, complexity and growth trajectory. In general, total compensation for our non-employee directors is targeted within the competitive range (+/-15%) of the peer group median.

For 2019, each non-employee director receives compensation in accordance with the following:

•	Annual Cash Retainer: ......................................................... $32,000

•	Annual Stock Option Grant: ................................................ $30,000 options(1)
Members of our Committees, other than the Chairpersons, receive the following additional compensation:

•	Audit Committee: ................................................................ $8,250

•	Compensation Committee: .................................................. $6,250

•	Nominating and Corporate Governance Committee: .......... $3,000

The Chairpersons of our Committees receive the following additional compensation:

•	Audit Committee: ................................................................ $20,000

•	Compensation Committee: .................................................. $14,500

•	Nominating and Corporate Governance Committee: .......... $7,500

(1)Stock Options are granted on the date of each annual meeting of stockholders and vest one-year following grant. Note, in addition to the annual grants, non-employee directors are granted immediately-vested options to purchase 30,000 shares of our common stock upon their initial election to the Board of Directors.

In April 2019, the Compensation Committee determined to perform an evaluation and benchmarking of compensation for our non-employee directors prior to the 2020 Annual Meeting to ensure continued alignment to market. Following a competitive market study provided by Pearl Meyer in April 2020, the Compensation Committee approved the following adjustments:

•
Shift from establishing a set number of stock options (share-based approach) to targeting an annual equity value (value-based approached). With the increase in the Company’s stock price since 2018, continuing to grant annual stock options based on a share-based approach resulted in a deviation from the company’s stated philosophy of calibrating compensation to the market median. To that end, the annual stock option grant for 2020 was determined to be $175,000

•	Any newly appointed directors to the Board will also receive an initial stock option award consistent with the revised annual equity retainer ($175,000)

•	Established Chair retainers for LivePerson’s Social Impact Committee and Culture Committee at $5,000. Although the Committees were established in 2018, retainers were not previously established

Directors who are also our employees receive no additional compensation for their services as directors.
Compensation Committee Interlocks and Insider Participation
The members of the Compensation Committee of our Board of Directors during the 2019 Fiscal Year were Ms. Layfield (Chair), Mr. Block, Mr. Lavan, Mr. Mossler and Mr. Wesemann.
During the 2019 Fiscal Year:

•	none of the members of the Compensation Committee was an officer (or former officer) or employee of the Company or any of its subsidiaries;

•	none of the members of the Compensation Committee had a direct or indirect material interest in any transaction in which the Company was a participant and the amount involved exceeded $120,000;

•
none of our executive officers served on the compensation committee (or another board committee with similar functions or, if none, the entire board of directors) of another entity where one of that entity’s executive officers served on our Compensation Committee;

•	none of our executive officers was a director of another entity where one of that entity’s executive officers served on our Compensation Committee; and

•
none of our executive officers served on the compensation committee (or another board committee with similar functions or, if none, the entire board of directors) of another entity where one of that entity’s executive officers served as a director on our Board of Directors.

Recent Sales of Unregistered Securities
In March 2019, we completed a private offering of an aggregate of $230 million principal amount of our 0.750% Convertible Senior Notes due 2024 (the‘‘Notes’’) to qualified institutional buyers pursuant to Rule 144A under the Securities Act. The initial conversion rate of the Notes is 25.9182 shares of our common stock per $1,000 principal amount of the Notes (equivalent to an initial conversion price of approximately $38.58 per share of our common stock).
Concurrent with the pricing of the Notes, we entered into privately negotiated capped call transactions with certain counterparties (the ‘‘capped calls’’). The capped call transactions are expected generally to reduce the potential dilution to holders of our common stock upon conversion of the Notes and/or offset any cash payments we are required to make in excess of the principal amount of the converted Notes, as the case may be, upon any conversion of the Notes, with such reduction and/or offset subject to a cap initially equal to $57.16 (which represented a premium of approximately 100% over the last reported sale price of $28.58 per share of our common stock on February 27, 2019).

Certain Relationships and Related Party Transactions
Any transaction or series of transactions, of which the aggregate amount involved exceeded or may be reasonably expected to exceed $120,000, in which we participate and a related person has a material interest would require the prior approval by our Board of Directors. In such cases, the Board of Directors would review all of the relevant facts and circumstances and would take into account, among other factors, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction. If a transaction relates to a director, that director would not participate in the Board of Directors’ deliberations.
Related persons would include a member of our Board of Directors and our executive officers and their immediate family members. It would also include persons controlling over five percent of our outstanding common stock. Under our written policy on conflicts of interest, all of our directors, executive officers and employees have a duty to report to the appropriate level of management potential conflicts of interests, including transactions with related persons.
Pursuant to our Audit Committee Charter, our Audit Committee is responsible for reviewing potential conflict of interest situations and approving, on an ongoing basis, all related party transactions required to be disclosed pursuant to Item 404 of Regulation S-K. In particular, our Audit Committee Charter requires that our Audit Committee approve all transactions between the Company and one or more directors, executive officers, major stockholders or firms that employ directors, as well as any other material related party transactions that are identified in a periodic review of our transactions. In considering a related party transaction, the Audit Committee will consider such factors as it deems appropriate, including, without limitation, the commercial reasonableness of the terms, if the terms are judged to be the same as a transaction made on an arm’s-length basis, the benefit or perceived benefit (or lack thereof) to the Company, the impact on a director’s independence in the event the related person is a director, an immediate family member of a director or an entity in which a director has a position or relationship, opportunity costs and availability of alternate transactions, the materiality and character of the related person’s direct or indirect interest, and any actual or apparent conflict of interest of the related person.
Since the beginning of the 2019 Fiscal Year, the Company has not been a participant in any transaction with a related person other than the agreements and transactions described below.
Indemnification Agreements with Directors and Executive Officers
Our Fourth Amended and Restated Certificate of Incorporation and our Second Amended and Restated Bylaws, as amended, provide that we will indemnify each of our directors and officers to the fullest extent permitted by the Delaware General Corporation Law. In addition, we have entered into indemnification agreements with our directors and officers. We monitor developments in Delaware law in order to provide our directors and officers the highest level of protection under the law. Our Board approved an updated form of indemnification agreement which was filed as an exhibit to our 2011 Annual Report on Form 10-K. The form of indemnification agreement used by the Company contains provisions that require us, among other things, to indemnify our directors and executive officers against certain liabilities (other than liabilities arising from intentional or knowing and culpable violations of law) that may arise by reason of their status or service as our directors or executive officers or other entities to which they provide service at our request and to advance expenses they may incur as a result of any proceeding against them as to which they could be indemnified. We believe that these provisions and agreements are necessary to attract and retain highly qualified individuals to serve the Company. We also have obtained an insurance policy covering our directors and officers for claims that such directors and officers may otherwise be required to pay or for which we are required to indemnify them, subject to certain exclusions.
Other Relationships and Transactions

On March 1, 2019, Mr. Robert LoCascio, our Chairman of the Board and Chief Executive Officer sold to the Company and the Company repurchased, 14,428 shares of Common Stock held by Mr. LoCascio at a price of $28.35 per share, the closing market price of the shares on the date of repurchase, for an aggregate purchase price of $409,033.80.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
Membership and Role of the Audit Committee
The Audit Committee consists of the following members of the Company’s Board of Directors: Kevin C. Lavan (Chair), Jill Layfield and William G. Wesemann. Each member of the Audit Committee is independent, as independence is defined for purposes of Audit Committee membership by the listing standards of Nasdaq and the applicable rules and regulations of the SEC. The Board has determined that each member of the Audit Committee is able to read and understand fundamental financial statements, including LivePerson’s balance sheet, income statement and cash flow statement, as required by Nasdaq rules. In addition, the Board has determined that Mr. Lavan satisfies the Nasdaq rule requiring that at least one member of our Board’s Audit Committee have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the member’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. The Board has also determined that Mr. Lavan is an “audit committee financial expert” as defined by the SEC.
The Audit Committee appoints our independent registered public accounting firm, subject to ratification by our stockholders, reviews the plan for and the results of the independent audit, approves the fees of our independent registered public accounting firm, reviews with management and the independent registered public accounting firm our quarterly and annual financial statements and our internal accounting, financial and disclosure controls, reviews and approves transactions between LivePerson and its officers, directors and affiliates and performs other duties and responsibilities as set forth in a charter approved by the Board of Directors. The Audit Committee charter is available at http://www.liveperson.com/company/ir/corporate-governance.
Review of the Company’s Audited Consolidated Financial Statements for the 2019 Fiscal Year
Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditor for the Company’s 2019 fiscal year, BDO USA, LLP, was responsible for performing an independent audit of the consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (‘‘PCAOB’’).
In performing its oversight role, the Audit Committee has reviewed and discussed the audited consolidated financial statements of the Company for the 2019 Fiscal Year with the Company’s management. The Audit Committee has separately discussed with BDO USA, LLP, the Company’s independent registered public accounting firm for the 2019 Fiscal Year, the matters required to be discussed by PCAOB Auditing Standard No. 1301 (“Communication with Audit Committees”), as amended, which includes, among other things, matters related to the conduct of the audit of the Company’s consolidated financial statements. In addition, the Audit Committee has also received the written disclosures and the letter from BDO USA, LLP required by PCAOB independence standards, as amended, and the Audit Committee has discussed with BDO USA, LLP the independence of that firm from the Company.
Conclusion
Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the 2019 Fiscal Year for filing with the SEC.
Not all of the members of the Audit Committee are professionally engaged in the practice of auditing or accounting and all are not necessarily experts in the fields of accounting or auditing, including in respect of auditor independence. Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditor. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations, efforts and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with the standards of the PCAOB, that the financial statements are presented in accordance with generally accepted accounting principles, or that BDO USA, LLP is in fact “independent.”

Submitted by the Audit Committee of the Company’s Board of Directors:
Kevin C. Lavan (Chair)
Jill Layfield
William G. Wesemann
The Audit Committee report above does not constitute “soliciting material” and will not be deemed “filed” or incorporated by reference into any of our filings under the Securities Act or the Exchange Act that might incorporate our SEC filings by reference, in whole or in part, notwithstanding anything to the contrary set forth in those filings.

PROPOSAL TWO - RATIFICATION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board of Directors has appointed the firm of BDO USA, LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020, including each quarterly interim period, and the Board of Directors is asking the stockholders to ratify this appointment.
Although stockholder ratification of the Audit Committee’s appointment of BDO USA, LLP is not required, the Board of Directors considers it desirable for the stockholders to pass upon the selection of the independent registered public accounting firm. In the event the stockholders fail to ratify the appointment, the Audit Committee will reconsider its selection. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of the Company and its stockholders.
A representative from BDO USA, LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.
Fees Billed to the Company for Services Rendered during the Fiscal Years Ended December 31, 2019 and 2018
BDO USA, LLP served as the Company’s independent registered public accounting firm for the fiscal years ended December 31, 2019 and 2018.

Fiscal Years 2019 and 2018 Accounting Fees
Fees	2019 Fiscal Year	2018 Fiscal Year
Audit Fees(1)	$893,106	$946,362
Audit-Related Fees(2)	$—	$—
Tax Fees(3)	$—	$12,127
All Other Fees(4)	$—	$—

(1)    “Audit Fees” consists of fees for professional services rendered in connection with the audit of the Company’s consolidated annual financial statements, the review of the Company’s interim condensed consolidated financial statements included in quarterly reports, the audits in connection with statutory and regulatory filings or engagements and the audit of the Company’s internal controls over financial reporting.
(2)    “Audit-Related Fees” consists primarily of fees for professional services rendered in connection with the audits of the Company’s employee benefit plan and acquisition accounting due diligence.
(3)    “Tax Fees” consists of fees billed for professional services rendered for tax compliance, tax consulting and tax planning services.
(4)    “All Other Fees” - none.
Pre-Approval Policies and Procedures
The Audit Committee pre-approves all audit and permissible non-audit services. The Audit Committee has authorized each of its members to pre-approve audit, audit-related, tax and non-audit services, provided that such approved service is reviewed with the full Audit Committee at its next meeting.
As early as practicable in each fiscal year, the independent registered public accounting firm provides to the Audit Committee a schedule of the audit and other services that they expect to provide or may provide during the year. The schedule is specific as to the nature of the proposed services, the proposed fees, and other details that the Audit Committee may request. The Audit Committee by resolution authorizes or declines the proposed services. Upon approval, this schedule serves as the budget for fees by specific activity or service for the year.
A schedule of additional services proposed to be provided by the independent registered public accounting firm or proposed revisions to services already approved, along with associated proposed fees, may be presented to the Audit Committee for their consideration and approval at any time. The schedule is required to be specific as to the nature of the proposed service, the proposed fee, and other details that the Audit Committee may request. The Audit Committee intends by resolution to authorize or decline authorization for each proposed new service.
Required Vote
The affirmative vote of a majority of the votes cast by the holders of shares of our common stock entitled to vote that are present in person or represented by proxy at the Annual Meeting at which a quorum is present is required to ratify the Audit Committee’s selection of BDO USA, LLP. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee believes that such a change would be in the Company’s or our stockholders’ best interests.
Recommendation of the Board of Directors
THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR PROPOSAL TWO TO RATIFY THE AUDIT COMMITTEE’S SELECTION OF BDO USA, LLP TO SERVE AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2020.

PROPOSAL THREE - ADVISORY APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
At our 2017 annual meeting, a majority of our stockholders recommended that an advisory resolution with respect to Named Executive Officer compensation be presented to the Company’s stockholders every year. This non-binding advisory vote is commonly referred to as a “say on pay” vote. Our Board of Directors adopted the stockholders’ recommendation for the frequency of the “say-on-pay” vote, and accordingly, we are requesting your advisory approval of the compensation of our Named Executive Officers as disclosed in the Compensation Discussion and Analysis, the compensation tables, and the narrative discussion set forth on pages 22 to 51 of this Proxy Statement.

As more fully described in this Proxy Statement under the heading “Compensation Discussion and Analysis,” the Company’s executive compensation program is designed to attract and retain the caliber of officers needed to ensure the Company’s continued growth and profitability, to align incentives with the Company’s fiscal performance, to reward officers’ individual performance against objectives that achieve the Company’s strategy and the creation of long term value for stockholders and to provide a balanced approach to compensation that properly aligns incentives with Company performance and stockholder value and does not promote inappropriate risk taking.

We believe we utilize a well-proportioned mix of security-oriented compensation, retention benefits and at-risk compensation which produces both short-term and long-term performance incentives and rewards. By following this approach, we provide each of our Named Executive Officers a measure of security in the base compensation that the individual is eligible to receive, while motivating the executive to focus on the business metrics that will produce a high level of performance for the Company, as well as incentives for executive retention. Maintaining this pay mix results fundamentally in a pay-for-performance orientation for our executives.

Following our 2019 stockholder advisory vote on executive compensation (Say-on-Pay) where 64% of our stockholders indicated their support of our executive compensation program, LivePerson understood there was a need to enhance our engagement efforts with stockholders and provide greater clarity on our executive compensation program and environmental, social and governance (“ESG”) initiatives. During this engagement, we sought to provide our investors with insight into our business and practices, answers to their questions, and responses to the valuable insight and feedback they share. We also review and discuss stockholder feedback internally to proactively assess and inform our policies, programs and areas of focus, and strive to remain responsive to the priorities of our stockholders.

The Compensation Committee and the Board of Directors believe that the adjustments made to enhance our disclosure, adoption of compensation peer group, design of our executive compensation program, and hence the compensation awarded to our Named Executive Officers under the current program, fulfills the objectives set forth above and is responsive to the feedback received.

We encourage you to carefully review the “Compensation Discussion and Analysis” beginning on page 15 of this Proxy Statement for additional details on LivePerson’s executive compensation, including LivePerson’s compensation philosophy and objectives, as well as the processes our Compensation Committee used to determine the structure and amounts of the compensation of our Named Executive Officers in the 2019 Fiscal Year.

We are asking you to indicate your support for the compensation of our Named Executive Officers as described in this Proxy Statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we are asking you to approve, on an advisory basis, “For” the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to LivePerson, Inc.’s Named Executive Officers, as disclosed pursuant to the Securities and Exchange Commission’s compensation disclosure rules, including the Compensation Discussion and Analysis, the compensation tables and the narrative discussion set forth on pages 22 to 51 of this Proxy Statement, is hereby approved.”

Required Vote

Although, as an advisory vote, this proposal is not binding upon us or the Board, the Compensation Committee, which is responsible for recommending to the full Board the amount and form of compensation to be paid to our executive officers, including our Named Executive Officers, will carefully consider the stockholder vote on this matter, along with all other expressions of stockholder views it receives on specific policies and desirable actions. The affirmative vote of a majority of the votes cast by the holders of shares of our common stock represented by proxy at the Annual Meeting at which a quorum is present is required to approve this Proposal Three.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR PROPOSAL THREE, AND APPROVE THE EXECUTIVE COMPENSATION OF OUR NAMED EXECUTIVES OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT

PROPOSAL FOUR - APPROVAL OF THE FIRST AMENDMENT TO THE 2019 STOCK INCENTIVE PLAN

LivePerson, Inc. (the “Company”) seeks approval of an amendment to the 2019 Stock Incentive Plan (the “Amended 2019 Incentive Plan”). Our Board of Directors (the “Board”) has adopted the Amended 2019 Incentive Plan, the effectiveness of which is subject to receiving stockholder approval at our Annual Meeting. The Company’s 2019 Stock Incentive Plan, prior to its amendment (the “2019 Incentive Plan”), was originally adopted by our Board on April 11, 2019, and approved by our stockholders on June 6, 2019. In connection with the adoption of the Amended 2019 Incentive Plan, the Board has (1) authorized an increase of the number of shares of our common stock authorized for issuance under the 2019 Incentive Plan by 3,000,000 shares (the “Share Increase”), (2) added additional and simplified existing minimum vesting requirements and (3) incorporated the applicability of our newly adopted clawback policy to awards granted under the Amended 2019 Incentive Plan. Whether the 3,000,000 new shares will be available for future grants, and the revised minimum vesting and updated clawback provisions will be effective depends on whether our stockholders approve of the Amended 2019 Incentive Plan under this Proposal Four.

The purpose of the Amended 2019 Incentive Plan is to advance the interests of the Company’s stockholders by enhancing our ability to use equity compensation on a broad basis to help attract, retain and motivate employees and grow its business, develop new products and ultimately increase stockholder value. Our Board believes strongly that the approval of the Amended 2019 Incentive Plan is essential to our continued success and critical to the ethos of a growth-focused technology company. In particular, we believe that the awards permitted under the Amended 2019 Incentive Plan are vital to our ability to attract and retain outstanding and highly skilled individuals and are crucial to our ability to motivate our employees to achieve the Company’s goals.

Importance of the Proposed Share Increase

Approval of the Amended 2019 Incentive Plan is needed at this time to replenish the pool of shares available for grant as equity and equity-based awards. If the Amended 2019 Incentive Plan is not approved by our stockholders, the Company will be limited in granting equity awards to its employees and other eligible individuals. This may adversely impact the Company because the Company would have limited ability to offer equity compensation as part of compensation packages, which takes away a key element of compensation opportunity for key employees, including our named executive officers. In addition, if the Company is limited in granting equity awards to its employees and other eligible individuals, this will put additional pressure on increasing cash-based compensation in order to maintain appropriate compensation incentives and would work against the Company’s philosophy of aligning the interests of our executive team with the interest of our stockholders.

The Company believes that equity ownership by its employees has a direct correlation to increased employee engagement, which we think is a key factor in achieving its future financial goals and creating stockholder value. Delivering a significant portion of total compensation in the form of equity compensation is essential to our core compensation philosophy and exemplifies our commitment to increasing employee engagement by deploying compensation instruments that drive value creation and create employee owners. In addition, the Company still believes it is important to continue to conserve cash during the uncertainty of the COVID-19 pandemic and its effects on the national economy, and therefore plans to continue with the strategy of replacing certain cash awards with equity-based awards.

In general, the Company believes the ability to grant competitive equity awards is a necessary and powerful recruiting and retention tool for it to obtain the quality personnel it needs to move its business forward. We believe that equity awards are a long-term incentive that directly links company performance to stock performance.

In furtherance of our desire to enhance the ownership mindset of our compensation philosophy, our grant practices and share usage following the approval of the 2019 Incentive Plan have deviated with the originally intended outcome due, in part, to the increased number of shares used pursuant to the Company’s new compensation philosophy of awarding restricted stock units in lieu of cash as part of its annual incentive compensation program, and recent fluctuations in the Company’s share price. While historically annual bonuses were paid entirely in cash, consistent with our desire to foster an ownership culture throughout the Company and focus on long-term value creation, it was determined in early 2019 that all annual bonus plan participants, encompassing approximately 70% of employees, including the NEOs, would be provided the opportunity to elect to receive their annual bonus payout in respect of 2019 in the form of vested restricted stock units (“Bonus RSUs”). To account for the added risk associated with receiving earned incentive compensation in the form of equity, rather than cash (because the value of the award may decrease or increase), the Company determined that for those participants who elected to receive their 2019 bonus in Bonus RSUs during the inaugural year of the program, a 50% premium would be applied to each participant’s gross earned bonus payout amount. In October 2019, the Company made the determination to set a default for all participants to receive payment in the form of Bonus RSUs, unless the participant elected to “opt out” of the Bonus RSU settlement, in which case, the participant would have received the participant’s original cash payment amount. This revised default payment structure applied to NEOs as well as to all other plan participants. The Company determined each participant’s number of Bonus RSUs by dividing the bonus amount (including the premium) by the fair market value of a share of Company common stock on the date of settlement of the Bonus

RSUs, and then reducing such number to account for the payment of applicable withholding taxes.

When the Compensation Committee completed its review of the Company’s financial and strategic goals and achievements, as described above, the Company proceeded forward in March 2020 with issuance of the Bonus RSUs to participants in lieu of their earned cash bonus payments (unless the participant elected to opt out and receive the cash payout). At that time, the uncertainty surrounding the potential impact of the COVID-19 pandemic on global economies was growing, leading to unprecedented and extraordinary market volatility, which, in turn, was adversely impacting the Company’s share price. The substantial reduction in share price resulted in significantly more shares being granted to bonus plan participants for Bonus RSUs than had been previously projected. However, following through on the Company’s commitment to honor the program and promote an ownership culture within its employee ranks by proceeding with the bonus payments in the form of Bonus RSUs was viewed as a critical step in stabilizing the employee base for business continuity in a time of social and financial unpredictability precipitated by the pandemic. Settling bonuses in equity also allowed the Company to conserve cash to provide greater flexibility in a time of extraordinary uncertainty arising from the pandemic and the related impacts on the national economy and financial markets.

Historical Burn Rate, Proposed Share Reserve and Impact on Dilution

In determining the appropriate number of shares to request and add to the pool of shares available for issuance, the Board carefully considered the potential dilutive impact on stockholders, the Company’s historical burn rate, the number of shares remaining available under the 2019 Incentive Plan, historical and forward looking equity award grant practices (including recent emphasis on incorporating full-value awards such as restricted stock units into compensation packages for a majority of grant recipients), the realities of equity awards being a key component of designing competitive compensation packages necessary for recruiting talent in a highly competitive technology marketplace, the Company’s strategic growth plans, and the interests of the Company’s stockholders.

Historically, the rate at which we make equity grants under our equity plan is competitive with the practices of our peer set, as evidenced by our three-year average burn rate of 5.8% and our 2019 burn rate of 5.4%, demonstrating our commitment to balancing our philosophy of closely aligning compensation to long-term value creation and deploying equity responsibly.

The Company currently anticipates that the request in connection with the approval of the Amended 2019 Incentive Plan of 3,000,000 shares will meet our equity grant needs for period of up to three years. The actual time the authorized pool will last depends, in part, on our equity grant practices (including the use of restricted stock units, each of which, for purposes of counting share usage under the Amended 2019 Incentive Plan, count as 1.5 shares being subtracted from the authorized pool, thereby limiting their dilutive impact), our stock price at time of grant, continued growth of the Company’s employee population, and the types and levels of equity grants that may be needed to remain competitive in recruiting and retaining key talent. The number of shares being requested to be newly authorized under the Amended 2019 Incentive Plan represents approximately 23.4% of the total number of shares outstanding as of April 1, 2020. This overall dilution level is positioned just below the median of our compensation peer group.

Other Material Amendments

In addition to the request for the Share Increase described above, we are seeking stockholder approval of the following amendments to the 2019 Incentive Plan:

•
Adoption of a simplified one-year minimum vesting requirement and expansion of such requirement to cover all awards granted under the Amended 2019 Incentive Plan (with the exception of cash-based awards), with allowance for certain typical exceptions, including an exception for shares delivered in lieu of fully-vested cash incentive awards; and

•
An amendment providing that awards granted under the Amended 2019 Incentive Plan are subject to a Company recoupment (clawback) policy as may be in effect from time to time, or as required by applicable law or as specified in an award agreement.

General

The Amended 2019 Incentive Plan continues to incorporate a number of key good governance features, as outlined below.

The full text of the Amended 2019 Incentive Plan is set forth in Appendix B to this Proxy Statement, which is marked to highlight the changes that would become effective upon approval of this Proposal 4. For reference, the full text of the 2019 Incentive Plan (prior to the amendments described in this Proposal 4) is set forth in Appendix B to our 2018 Proxy Statement filed on April

30, 2019.

The following is a summary of the principal features of the Amended 2019 Incentive Plan. This summary does not purport to be a complete description of all of the provisions of the Amended 2019 Incentive Plan. It is qualified in its entirety by reference to the full text of the Amended 2019 Incentive Plan.

Governance Highlights

The Amended 2019 Incentive Plan will allow us the flexibility to continue to achieve our goals and motivate our service providers through awards of stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards and other stock and cash-based awards. Each of these is referred to individually as an “award.” Below is a summary of the material terms of the Amended 2019 Incentive Plan, including its key good corporate governance features, including:

•
The Amended 2019 Incentive Plan includes a share counting provision whereby each restricted stock and restricted stock unit award (or other “full value” award) granted will count as though 1.5 shares have been issued for purposes of monitoring share usage, limiting the Amended 2019 Incentive Plan’s potential dilution impact on stockholders.

•
The Amended 2019 Incentive Plan share reserve does not benefit from liberal share recycling provisions, and the limited recycling provision specifically prohibits shares of common stock used by a participant to cover the payment of the exercise price of a stock option and tax obligations related to an award from being added back to the number of shares available for future award grants.

•
The Company recognizes that “evergreen” share reserve provisions have the potential for built-in dilution to stockholder value. Therefore, to address potential stockholder concerns, the Amended 2019 Incentive Plan does not include an “evergreen” share reserve provision.

•	The Amended 2019 Incentive Plan limits the overall number of shares of common stock that may be used with respect to grants to directors that are not employees of the Company at the time of grant.

•
Stock options and stock appreciation rights granted under the Amended 2019 Incentive Plan must be granted with an exercise price (or measurement price, as applicable) that is not less than the fair market value of a share of our common stock on the date of grant.

•
The exercise price of any outstanding award may not be reduced, whether through amendment, cancellation or replacement grants with options, other awards and/or cash, or by any other means without stockholder approval.

•
Awards are subject to certain minimum vesting requirements. Specifically, awards must generally vest over at least a one-year period from the date of grant, except that such limitations will not apply to such awards granted with respect to up to 5% of the total shares authorized for issuance under the Amended 2019 Incentive Plan or shares delivered in lieu of fully-vested cash incentive awards.

•
The Amended 2019 Incentive Plan provides that any dividend and dividend equivalent rights provided as part of a restricted stock or restricted stock unit award may not allow for dividends to be paid currently, but rather all such dividends must be accrued and paid only when and if the underlying award vests.

•	The Amended 2019 Incentive Plan allows options, restricted stock, restricted stock units and other stock- and cash-based awards to include vesting conditions subject to specific performance goals.

•	Awards are subject to the Company’s clawback policy.

•	The Amended 2019 Incentive Plan does not provide for an automatic “single-trigger” acceleration of vesting on unvested awards in the event of a change in control of the Company.

•	The Amended 2019 Incentive Plan does not provide any tax-gross ups to participants.

All awards made under the Amended 2019 Incentive Plan are discretionary. Therefore, the benefits and amounts that will be received or allocated under the Amended 2019 Incentive Plan are not determinable at this time. None of the new shares being requested are needed to cover any outstanding awards.

As of April 1, 2020, the fair market value of one share of our common stock was $20.93.

Share Reserve and Individual Award Limits

The maximum aggregate number of shares of Company common stock that will be available for issuance under the Amended 2019 Incentive Plan is (A) 4,250,000 shares, plus (B) such additional number of shares as is equal to the sum of (i) the number of shares reserved for issuance under the Company’s 2000 Stock Incentive Plan and Amended and Restated 2009 Incentive Plan that remained available for grant under the plan prior to adoption of the 2019 Stock Incentive Plan and (ii) any shares subject to awards granted under the Company’s 2000 Stock Incentive Plan and Amended and Restated 2009 Incentive Plan that expire, terminate or are otherwise surrendered, canceled, forfeited or repurchased by the Company at their original issuance price pursuant to a contractual repurchase right, subject, however, in the case of incentive stock options to any limitations of the Internal Revenue Code (the “Code”); provided that in no event will the sum of (i) and (ii) above exceed 11,645,851 shares; plus (C) 3,000,000 shares, which number of shares is being requested in connection with this proposal as the Share Increase described above.

Any restricted stock or restricted stock unit award or other stock-based award with a per share price or per unit purchase price lower than 100% of fair market value on the date of grant will be counted against the shares reserved for issuance under the Amended 2019 Incentive Plan, and the limits described below, as 1.5 shares for every 1 share subject to such award and all other awards made under the Amended 2019 Incentive Plan will be counted against the shares reserved for issuance under the Amended 2019 Incentive Plan, and the limits described below, as 1 share for every 1 share underlying the award. To the extent a share that was subject to an award that was counted as 1.5 shares is returned to the Amended 2019 Incentive Plan, the share reserve and limits will be credited with 1.5 shares. To the extent a share that was subject to an award that was counted as one share is returned to the Amended 2019 Incentive Plan, the share reserve and limits will be credited with one share.

Under the Amended 2019 Incentive Plan, the maximum number of shares with respect to which awards may be granted to any participant under the Amended 2019 Incentive Plan may not exceed 1,000,000 shares per calendar year. For purposes of this limit, the combination of a stock option in tandem with a stock appreciation right is treated as a single award. In addition, the maximum number of shares with respect to which awards may be granted to directors who are not employees of the Company at the time of grant is 5% of the maximum number of shares authorized for issuance under the Amended 2019 Incentive Plan. The maximum amount of cash payable under a performance-based award may not exceed $1,000,000 per participant per calendar year.

In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of our common stock other than an ordinary cash dividend, the Board will make equitable adjustments to the maximum number and type of shares or other securities that may be issued under the Amended 2019 Incentive Plan, the maximum number and type of shares that may be granted to any participant in any calendar year, the number and type of shares subject to outstanding awards, the exercise price or grant price of outstanding awards and other necessary adjustments in connection with the Amended 2019 Incentive Plan.

Administration

The Amended 2019 Incentive Plan will be administered by the Board. The Board has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the Amended 2019 Incentive Plan and to interpret the provisions of the Amended 2019 Incentive Plan and any award agreements entered into under the Amended 2019 Incentive Plan. Pursuant to the terms of the Amended 2019 Incentive Plan, subject to applicable law, the Board may delegate certain authority under the Amended 2019 Incentive Plan to one or more committees or subcommittees of the Board or one or more officers of the Company satisfying applicable laws (collectively, referred to as the “Board”). However, awards to any employees that are considered “executive officers” and/or “officers” under Rules 3b-7 and 16a-1, respectively, of the Exchange Act may not be delegated to officers of the Company.

Subject to the provisions of the Amended 2019 Incentive Plan, the Board has the power to select the recipients of awards, to determine the number of shares subject to any award, to establish and verify the extent of satisfaction of any performance goals or other conditions applicable to awards, to determine whether, and the extent to which, adjustments are required under the Amended 2019 Incentive Plan, and to determine the terms and conditions of awards. Discretionary awards to our non-employee directors will only be granted and administered by a committee of the Board, all of the members of which are independent as defined by the Nasdaq Marketplace Rules.

The Board may also grant awards to participants who are foreign nationals or employed outside the United States on such terms or conditions different from those applicable to awards to participants who are employed in the United States or establish subplans or procedures under the Amended 2019 Incentive Plan to satisfy applicable securities or tax laws of such foreign jurisdictions.

Eligibility and Types of Awards under the Incentive Plan

The Amended 2019 Incentive Plan permits the granting of stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards and other stock and cash-based awards. Employees, officers, directors, consultants and advisors of the Company and its subsidiaries and of other business ventures in which the Company has a controlling interest are eligible to be granted awards under the Amended 2019 Incentive Plan. As of April 1, 2020, approximately 1,341 persons were eligible to participate in the 2019 Incentive Plan, including the Company’s five executive officers, five non-employee directors and one consultant.

Options

The Board may grant nonstatutory stock options or incentive stock options (which are entitled to potentially favorable tax treatment) under the Amended 2019 Incentive Plan. The number of shares covered by each stock option granted to a participant (subject to the Amended 2019 Incentive Plan’s stated limit) and all other terms and conditions will be determined by the Board. The stock option exercise price is established by the Board and must be at least 100% of the fair market value of a share on the date of grant. Consistent with applicable laws, regulations and rules, and to the extent authorized by the Board, payment of the exercise price of stock options may be made in one of more of the following: (i) cash or check, (ii) broker assisted cashless exercise, (iii) shares of our common stock, (iv) net exercise, (v) delivery to the Company of a promissory note, (vi) any other lawful means, or (vii) any combination of these permitted forms of payment. Unless otherwise approved by the Company’s stockholders, the Amended 2019 Incentive Plan prohibits decreasing the exercise price of an option or cancelling an option and replacing it with an award with a lower exercise price. After a termination of services with the Company, a participant will be able to exercise the vested portion of his or her option for the period of time stated in the applicable award agreement. The term of a stock option will not exceed 10 years from the date of grant.

Stock Appreciation Rights

The Board may grant stock appreciation rights under the Amended 2019 Incentive Plan. Stock appreciation rights typically provide for the right to receive the appreciation in the fair market value of our common stock between the grant date and the exercise date. The Board may grant stock appreciation rights either alone or in tandem with a stock option granted under the Amended 2019 Incentive Plan. The number of shares of Company common stock covered by each stock appreciation right (subject to the Amended 2019 Incentive Plan’s stated limit) and all other terms and conditions will be determined by the Board. Stock appreciation rights are generally subject to the same terms and limitations applicable to options or, when granted in tandem with an option, to the same terms as the option. Stock appreciation rights may be paid in cash or shares or any combination of both, as determined by the Board, in its sole discretion. Unless otherwise approved by the Company’s stockholders, the Amended 2019 Incentive Plan prohibits decreasing the exercise price of a stock appreciation right or canceling a stock appreciation right and replacing it with an award with a lower exercise price.

Restricted Stock

The Board may award shares of restricted stock under the Amended 2019 Incentive Plan. Shares of restricted stock are shares that vest in accordance with the terms and conditions established by the Board in its sole discretion. The Board will determine the terms of any restricted stock award, including the number of shares subject to such award (subject to the Amended 2019 Incentive Plan’s stated limit), and the minimum period over which the award may vest, which is subject to the minimum vesting requirements described below. Participants holding restricted stock will be entitled to all ordinary cash dividends paid with respect to such shares, which dividends shall be accrued and become payable when and if the restricted stock vests. When the restricted stock award conditions are satisfied, the shares will no longer be subject to forfeiture as the participant is vested in the shares and has complete ownership of the shares.

Restricted Stock Units

The Board may also grant an award of restricted stock units under the Amended 2019 Incentive Plan. A restricted stock unit is a bookkeeping entry representing an amount equivalent to the fair market value of one share of our common stock. Participants are not required to pay any consideration to the Company at the time of grant of a restricted stock unit award. The Board will determine the terms of any restricted stock unit award, including the number of shares covered by such award (subject to the Amended 2019 Incentive Plan’s stated limit), and the minimum period over which the award may vest, which is subject to the minimum vesting requirements described below. Restricted stock unit awards may include a dividend equivalent right feature, but any dividends payable to stockholders will accrue with respect to the restricted stock unit and become payable only when and if the underlying restricted stock unit vests. When the participant satisfies the conditions of a restricted stock unit award, the Company will pay the participant cash or shares of our common stock to settle the vested restricted stock units. The Board may permit a participant to elect to defer the settlement of his or her vested restricted stock unit award until a later date; provided that such deferral election must be made pursuant to an exemption from, or in compliance with, Section 409A of the Code.

Other Stock-Based and Cash-Based Awards

Under the Amended 2019 Incentive Plan, the Board may also grant awards of shares of our common stock or other awards denominated in cash. The Board will determine the terms of any such stock-based or cash-based award, including the number of shares or amount of cash, as applicable, covered by such award (subject to the Amended 2019 Incentive Plan’s stated limit), and the minimum period over which the award may vest, which is subject to the minimum vesting requirements described below.

Performance Awards

The Board may grant performance awards under the Amended 2019 Incentive Plan. Performance awards provide participants with the opportunity to earn a payout subject to the award only if certain performance goals or other vesting criteria are achieved. The Board will establish the performance goals or other vesting in its discretion, which, depending on the extent to which they are met, will determine the number and/or the value of performance shares to be paid out to participants. The Board has discretion to determine other terms of the performance award, including the number of shares or value subject to a performance award (subject to the Amended 2019 Incentive Plan’s stated limit), the period as to which performance is to be measured (which may be no shorter than a one-year period), any applicable forfeiture provisions, and any other terms and conditions consistent with the Amended 2019 Incentive Plan. After the completion of the performance period applicable to the award, the Board will measure performance against the applicable goals and other vesting criteria and determine whether any payment will be made under the award. If the participant satisfies the conditions of the performance share award, the Company will pay the participant cash or shares or any combination of both to settle the award

Minimum Vesting Requirements

With respect to awards (other than cash-based awards) that vest solely based on the passage of time, generally no portion of the award may vest until the first anniversary of the date of grant (or, in the case of awards to non-employee directors, if earlier, the date of the first annual meeting held after the date of grant that is at least 50 weeks after the immediately preceding year’s annual meeting). With respect to awards that do not vest solely based on the passage of time, generally no portion of the award may vest prior to the first anniversary of the date of grant (or, in the case of awards to non-employee directors, if earlier, the date of the first annual meeting held after the date of grant that is at least 50 weeks after the immediately preceding year’s annual meeting). These minimum vesting schedules do not apply to performance-based awards granted in accordance with the terms of the Amended 2019 Incentive Plan, awards granted, in the aggregate, for up to 5% of the maximum number of authorized shares under the Amended 2019 Incentive Plan or shares delivered in lieu of fully vested cash incentive awards.

Performance Goals

The Board may establish performance criteria and level of achievement versus such criteria that will determine the number of shares to be granted, retained, vested, issued or issuable under or in settlement of or the amount payable pursuant to an award, which criteria may be based on certain performance goals (as described below). The performance criteria for each such performance award will be based on one or more of the following measurable performance goals: (a) net income, (b) earnings before or after discontinued operations, interest, taxes, depreciation and/or amortization, (c) operating profit before or after discontinued operations and/ or taxes, (d) sales, (e) sales growth, (f) earnings growth, (g) cash flow or cash position, (h) gross margins, (i) stock price, (j) market share, (k) return on sales, assets, equity or investment, (l) improvement of financial ratings, (m) achievement of balance sheet or income statement objectives, (n) total shareholder return, (o) introduction of new products, (p) expansion into new markets or (q) achievement of any other strategic, operational or individual performance goals as the Board may determine.

These performance goals may reflect absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of the selected performance criteria and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. The Board in its sole discretion may adjust the performance goals to include, exclude or otherwise reflect any one or more of (i) extraordinary items, (ii) gains or losses on the dispositions of discontinued operations, (iii) the cumulative effects of changes in accounting principles, (iv) the write-down of any asset, (v) charges for restructuring and rationalization programs, and (vi) other material changes to the business. Such performance goals may (i) vary by participant and may be different for different awards and (ii) be particular to a participant or the department, branch, line of business, subsidiary or other unit in which the participant works and may cover such period as may be specified by the Board.

Transferability of Awards

Awards granted under the Amended 2019 Incentive Plan generally may not be transferred other than by will or the laws of descent and distribution or other than in the case of an incentive stock option, pursuant to a qualified domestic relations order. During the life of the participant, awards are exercisable only by the participant. The Board may in its sole discretion permit and subject to certain conditions provide for the gratuitous transfer of an award to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the participant and/or an immediate family member thereof to the extent permitted under Form S-8 under the Securities Act.

Reorganization Event

In the event of a reorganization event of the Company, each outstanding award will be treated as the Board determines, including, without limitation, that each award may be assumed or an equivalent option or right substituted by the successor corporation, or in the case of stock options, may be terminated after giving holders notice of such pending termination and a change to exercise the option prior to the reorganization event. In addition, the vesting of awards that are unvested at the time of a reorganization event does not automatically accelerate, but the Board may cause any vesting to accelerate or restrictions lapse in connection with the change in control event. In the case that stockholders are receiving a cash payment for each share in a reorganization event, the Board may also provide that all awards will be cancelled in connection with the reorganization event in exchange for the holder of such award receiving a cash payment for each share underlying the award in the same amount as the stockholders receive, or, in the case of options, the excess, if any, between the amount a stockholder is receiving and the exercise price of the stock option. The Board will generally not be required to treat all awards, all awards held by a participant, or all awards of the same type, similarly in the transaction. Upon the occurrence of a liquidation or dissolution of the Company, except to the extent specifically provided otherwise in the restricted stock or restricted stock unit award agreement or any other agreement between a participant and the Company, all restrictions and conditions on all restricted stock and restricted stock unit awards then outstanding will automatically be deemed terminated or satisfied.

Amendment and Termination

The Board may amend the Amended 2019 Incentive Plan at any time and for any reason, provided that any such amendment will be subject to stockholder approval to the extent the amendment is required by applicable laws, regulations or rules. No award will be made that is conditioned upon stockholder approval of any amendment to the Amended 2019 Incentive Plan. The Board may also suspend or terminate the Amended 2019 Incentive Plan at any time and for any reason. The 2019 Incentive Plan will terminate on June 6, 2029 unless re-adopted or extended by the stockholders prior to or on such date or unless terminated earlier by the Board. The termination or amendment of the Amended 2019 Incentive Plan may not materially and adversely affect the rights of participants under the Amended 2019 Incentive Plan.

Forfeiture Events; Clawback

Awards granted pursuant to the Amended 2019 Incentive Plan shall be subject to the terms of the clawback policy adopted by the Company as in effect from time to time, as well as any recoupment/forfeiture provisions required by law and applicable to the Company or its Subsidiaries or specified in any award agreement.

Federal Income Tax Consequences

The following is a brief summary of the U.S. federal income tax consequences applicable to awards granted under the Amended 2019 Incentive Plan based on federal income tax laws in effect on the date of this Proxy Statement. This summary is not intended to be exhaustive and does not address all matters which may be relevant to a particular participant based on his or her specific circumstances. The summary expressly does not discuss the income tax laws of any state, municipality, or non-U.S. taxing jurisdiction, or the gift, estate, or other tax laws other than federal income tax law. The following is not intended or written to be used, and cannot be used, for the purposes of avoiding taxpayer penalties. Because individual circumstances may vary, the Company advises all participants to consult their own tax advisor concerning the tax implications of awards granted under the Amended 2019 Incentive Plan.

A recipient of a stock option or stock appreciation right will not have taxable income upon the grant of the stock option or stock appreciation right. For nonstatutory stock options and stock appreciation rights, the participant will recognize ordinary income upon exercise in an amount equal to the difference between the fair market value of the shares and the exercise price on the date of exercise. Any gain or loss recognized upon any later disposition of the shares generally will be a capital gain or loss.

The acquisition of shares upon exercise of an incentive stock option will not result in any taxable income to the participant, except, possibly, for purposes of the alternative minimum tax. The gain or loss recognized by the participant on a later sale or other disposition of such shares will either be long-term capital gain or loss or ordinary income, depending upon whether the participant holds the shares for the legally-required period (two years from the date of grant and one year from the date of exercise). If the shares are not held for the legally-required period, the participant will recognize ordinary income equal to the lesser of (i) the difference between the fair market value of the shares on the date of exercise and the exercise price, or (ii) the difference between the sales price and the exercise price. Any additional gain or loss recognized upon any later disposition of the shares generally will be a capital gain or loss.

For awards of restricted stock, unless the participant elects to be taxed at the time of receipt of the restricted stock, the participant will not have taxable income upon the receipt of the award, but upon vesting will recognize ordinary income equal to the fair market value of the shares at the time of vesting less the amount paid for such shares (if any). Any gain or loss recognized upon any later disposition of the shares generally will be a capital gain or loss.

A participant is not deemed to receive any taxable income at the time performance awards or restricted stock units are granted. Instead, a participant will generally recognize ordinary income equal to the amount of cash and/or the fair market value of shares received less the amount paid for such award (if any) when the vested performance awards or restricted stock units are settled and the underlying shares are distributed. Any gain or loss recognized upon any later disposition of the shares generally will be a capital gain or loss.

Section 409A of the Code contains certain requirements for non-qualified deferred compensation arrangements with respect to a participant’s deferral and distribution elections and permissible distribution events. Awards granted under the 2019 Incentive Plan with a deferral feature will be subject to the requirements of Section 409A of the Code. If an award is subject to and fails to satisfy the requirements of Section 409A of the Code, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A of the Code fails to comply with its provisions, Section 409A of the Code imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation.

If the participant is an employee or former employee, the amount a participant recognizes as ordinary income in connection with any award is subject to withholding taxes (not applicable to incentive stock options) and the Company is generally allowed a tax deduction equal to the amount of ordinary income recognized by the participant. In addition, Section 162(m) of the Code contains special rules regarding the federal income tax deductibility of compensation paid to the Company’s chief executive officer, chief financial officer, and to each of the Company’s three most highly compensated executive officers (other than our chief executive officer and our chief financial officer) as well as certain former executive officers. In general, annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000, unless the compensation qualifies for deductibility under the transition rules of the amendments to Section 162(m) of the Code that took affect following the adoption of the Tax Cuts and Jobs Act of 2017.

Awards to be Granted

The number of awards (if any) that an eligible participant may receive under the Amended 2019 Incentive Plan is in the discretion of the Board and therefore cannot be determined in advance and no awards have been granted pending stockholder approval.

Required Vote

The affirmative vote of the holders of a majority of the outstanding shares of Company common stock present in person or by proxy at the Annual Meeting and entitled to vote is required for approval of this Proposal Four, including the Share Increase and other amendments as described above.

Additional Information

For more information about the shares authorized under Company’s current equity compensation plans (including the 2019 Incentive Plan), please see the section of this Proxy Statement entitled “Equity Compensation Plan Information.”

Recommendation of the Board

THE BOARD RECOMMENDS A VOTE FOR PROPOSAL FOUR TO APPROVE THE AMENDMENTS TO THE 2019 STOCK INCENTIVE PLAN.

Appendix A

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

To provide investors with additional information regarding our financial results, we have disclosed adjusted EBITDA, which is a non-GAAP financial measure. The table below presents a reconciliation of adjusted EBITDA to net (loss) income, the most directly comparable GAAP financial measures.
The table below presents a reconciliation of adjusted EBITDA to net loss, the most directly comparable GAAP financial measure. We have included adjusted EBITDA in the CD&A section of this Proxy Statement, as it is a key financial measure used by the Compensation Committee of our Board of Directors in connection with the payment of bonuses to our Named Executive Officers. Accordingly, we believe that adjusted EBITDA provides useful information to investors and others in understanding and evaluating the incentive compensation of our Named Executive Officers in the same manner as our Compensation Committee and Board of Directors.
Our use of adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;

•	adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;

•	adjusted EBITDA does not consider the impact of acquisition costs;

•	adjusted EBITDA does not consider the impact of restructuring costs;

•	adjusted EBITDA does not consider the impact of other costs;

•	adjusted EBITDA does not reflect tax payments that may represent a reduction in cash available to us; and

•	other companies, including companies in our industry, may calculate adjusted EBITDA differently, which reduces its usefulness as a comparative measure.
Because of these limitations, you should consider adjusted EBITDA alongside other financial performance measures, including pre-tax GAAP loss and our other GAAP results. The following table presents a reconciliation of adjusted EBITDA for each of the periods indicated (amounts in thousands):

	Year Ended December 31,
	2019	2018
Reconciliation of Adjusted EBITDA:
Net loss	$(96,071)	(25,032)
Amortization of purchased intangibles	2,932	2,813
Stock-based compensation	44,105	14,841
Restructuring costs	2,043	4,468
Depreciation	16,366	14,188
Other litigation and consulting costs	7,974	5,928
Provision for income taxes	2,845	858
Acquisition costs	—	555
Other expense (income), net
Interest (expense) income	7,407	(22)
Other income (expense), net	(1,213)	493
Other (expense) income	6,194	471
Adjusted EBITDA	$(13,612)	$19,090

A-1

Appendix B

LIVEPERSON, INC.
2019 STOCK INCENTIVE PLAN
(Effective as of June 6, 2019)
(As Amended)

1.	Purpose

The purpose of this 2019 Stock Incentive Plan (the “Plan”) of LivePerson, Inc., a Delaware corporation (the “Company”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to better align the interests of such persons with those of the Company’s stockholders. Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations thereunder (the “Code”) and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the “Board”).

2.	Eligibility

All of the Company’s employees, officers, and directors are eligible to be granted options, stock appreciation rights (“SARs”), restricted stock, restricted stock units and other stock-and cash-based awards (each, an “Award”) under the Plan. Consultants and advisors to the Company (as such terms are defined and interpreted for purposes of Form S-8 (or any successor form)) are also eligible to be granted Awards. Each person who is granted an Award under the Plan is deemed a “Participant.”

3.	Administration and Delegation

(a)
Administration by Board of Directors. The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may construe and interpret the terms of the Plan and any Award agreements entered into under the Plan. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award.

(b)
Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” shall mean the Board or a Committee of the Board or the officers referred to in Section 3(c) to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee or officers.

(c)
Delegation to Officers. To the extent permitted by, and in accordance with, applicable law, the Board may delegate to one or more officers of the Company the power to grant (i) Options and other Awards that constitute rights under Delaware law (subject to any limitations under the Plan) and (ii) Awards that constitute stock under Delaware law (subject to any limitations under the Plan), in each case, to employees or officers of the Company or any of its present or future subsidiary corporations and to exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the terms of the Awards to be granted by such officers (including, in the case of Options, the exercise price of the Awards, which may include a formula by which the exercise price will be determined), the maximum number of shares subject to such Awards that the officers may grant and, in the case of Restricted Stock Awards, the time period during which the Awards may be granted by such officers; provided further, however, that no officer shall be authorized to grant Awards to any “executive officer” of the Company (as defined by Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or to any “officer” of the Company (as defined by Rule 16a-1 under the Exchange Act).

(d)
Awards to Non-Employee Directors. Discretionary Awards to non-employee directors will only be granted and administered by a Committee, all of the members of which are independent as defined by Section 4200(a)(15) of the Nasdaq Marketplace Rules.

4.	Stock Available for Awards

(a)	Number of Shares; Share Counting.

(1) Number of Shares. Subject to adjustment under Section 9, Awards may be made under the Plan for up to the number of shares of common stock, $0.001 par value per share, of the Company (the “Common Stock”) that is equal to the sum of:

(A) 4,250,000 shares of Common Stock; plus

(B) such additional number of shares of Common Stock is equal to the sum of (x) the number of shares of Common Stock reserved for issuance under the Company’s Amended and Restated 2009 Stock Incentive Plan and the 2000 Stock Incentive Plan (the “Existing Plans”) that remained available for grant under the Existing Plans as of June 6, 2019, and (y) the number of shares of Common Stock subject to awards granted under the Existing Plans which awards expire, terminate or are otherwise surrendered, canceled, forfeited or repurchased by the Company at their original issuance price pursuant to a contractual repurchase right, in each case, on or after June 6, 2019, subject, however, in the case of Incentive Stock Options (as hereinafter defined) to any limitations of the Code; provided that in no event shall the sum of (x) and (y) above exceed 11,645,851; plus

(C)3,000,000 shares of Common Stock.

(2) Fungible Share Pool. Subject to adjustment under Section 9, any Award that is not a Full-Value Award shall be counted against the share limits specified in Sections 4(a)(1) and 4(b) as 1 share for each share of Common Stock subject to such Award and any Award that is a Full-Value Award shall be counted against the share limits specified in Sections 4(a)(1) and 4(b) as 1.5 shares for each 1 share of Common Stock subject to such Full-Value Award. “Full-Value Award” means any Restricted Stock Award or Other Stock-Based Award with a per share price or per unit purchase price lower than 100% of Fair Market Value (as defined below) on the date of grant. To the extent a share that was subject to an Award that counted as 1 share is returned to the Plan pursuant to Section 4(a)(3), each applicable share reserve will be credited with 1 share. To the extent that a share that was subject to an Award that counts as 1.5 shares is returned to the Plan pursuant to Section 4(a)(3), each applicable share reserve will be credited with 1.5 shares.

(3) Share Counting. For purposes of counting the number of shares available for the grant of Awards under the Plan and under the sublimits contained in Sections 4(b), (i) all shares of Common Stock covered by independent SARs shall be counted against the number of shares available for the grant of Awards; provided, however, that independent SARs that may be settled only in cash shall not be so counted; (ii) if any Award (A) expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or (B) results in any Common Stock not being issued (including as a result of an independent SAR that was settleable either in cash or in stock actually being settled in cash), the unused Common Stock covered by such Award shall again be available for the grant of Awards; provided, however, in the case of Incentive Stock Options (as hereinafter defined), the foregoing shall be subject to any limitations under the Code; and provided further, in the case of independent SARs, that the full number of shares subject to any stock-settled SAR shall be counted against the shares available under the Plan and against the sublimits listed in the first clause of this Section in proportion to the portion of the SAR actually exercised regardless of the number of shares actually used to settle such SAR upon exercise; (iii) shares of Common Stock delivered (either by actual delivery, attestation, or net exercise) to the Company by a Participant to (A) purchase shares of Common Stock upon the exercise of an Award or (B) satisfy tax withholding obligations (including shares retained from the Award creating the tax obligation) shall not be added back to the number of shares available for the future grant of Awards; and (iv) shares of Common Stock repurchased by the Company on the open market using the proceeds from the exercise of an Award shall not increase the number of shares available for future grant of Awards.

(b)	Sub-limits. Subject to adjustment under Section 9, the following sub-limits on the number of shares subject to Awards shall apply as follows:

(1) Per-Participant Limit. The maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan shall be one million (1,000,000) per calendar year. For purposes of the foregoing limit, the combination of an Option in tandem with a SAR (as each is hereafter defined) shall be treated as a single Award.

(2) Limit on Awards to Directors. The maximum number of shares with respect to which Awards may be granted to directors who are not employees of the Company at the time of grant shall be 5% of the maximum number of authorized shares set forth in Section 4(a)(1).

(c)
Substitute Awards. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Awards may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the Plan. Substitute Awards shall not count against the overall share limit set forth in Section 4(a)(1) or any sublimits contained in the Plan, except as may be required by reason of Section 422 and related provisions of the Code.

5.	Stock Options

(a)
General. The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option that is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a “Nonstatutory Stock Option.”

(b)
Incentive Stock Options. An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of LivePerson, Inc., any of LivePerson, Inc.’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option or if the Company converts an Incentive Stock Option to a Nonstatutory Stock Option.

(c)
Exercise Price. The Board shall establish the exercise price of each Option and specify the exercise price in the applicable option agreement. The exercise price shall be not less than 100% of the Fair Market Value (as defined below) on the date the Option is granted; provided that if the Board approves the grant of an Option with an exercise price to be determined on a future date, the exercise price shall be not less than 100% of the Fair Market Value on such future date.

(d)
Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement; provided, however, that no Option will be granted with a term in excess of 10 years.

(e)
Exercise of Option. Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Company, together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised. Shares of Common Stock subject to the Option will be delivered by the Company as soon as practicable following exercise.

(f) Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

(1) in cash or by check, payable to the order of the Company;

(2) except as may otherwise be provided in the applicable option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

(3) to the extent provided for in the applicable option agreement or approved by the Board, in its sole discretion, by delivery (either by actual delivery or attestation) of shares of Common Stock owned by the Participant valued at their fair market value as determined by (or in a manner approved by) the Board (“Fair Market Value”), provided (i) such method of payment is then permitted under applicable law, (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant for such minimum period of time, if any, as may be established by the Board in its discretion and (iii) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;

(4) to the extent provided for in the applicable Nonstatutory Stock Option agreement or approved by the Board in its sole discretion, by delivery of a notice of “net exercise” to the Company, as a result of which the Participant would receive the number of shares of Common Stock underlying the Option so exercised reduced by the number of shares of Common Stock equal to the aggregate exercise price of the Option divided by the Fair Market Value on the date of exercise;

(5) to the extent permitted by applicable law and provided for in the applicable Option agreement or approved by the Board, in its sole discretion, by (i) delivery of a promissory note of the Participant to the Company on terms determined by the Board, or (ii) payment of such other lawful consideration as the Board may determine; or

(6) by any combination of the above permitted forms of payment.

(g) Limitation on Repricing. Unless such action is approved by the Company’s stockholders: (1) no outstanding Option granted under the Plan may be amended to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Option (other than adjustments pursuant to Section 9) and (2) the Board may not cancel any outstanding Option (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled Option.

6.	Stock Appreciation Rights

(a)
General. The Board may grant Awards consisting of SARs entitling the holder, upon exercise, to receive an amount of Common Stock or cash or a combination thereof (such form to be determined by the Board) determined by reference to appreciation, from and after the date of grant, in the Fair Market Value of a share of Common Stock over the measurement price established pursuant to Section 6(c). The date as of which such appreciation is determined shall be the exercise date.

(b)	Grants. SARs may be granted in tandem with, or independently of, Options granted under the Plan.

(1) Tandem Awards. When SARs are expressly granted in tandem with Options, (i) the SAR will be exercisable only at such time or times, and to the extent, that the related Option is exercisable (except to the extent designated by the Board in connection with a Reorganization Event) and will be exercisable in accordance with the procedure required for exercise of the related Option; (ii) the SAR will terminate and no longer be exercisable upon the termination or exercise of the related Option, except to the extent designated by the Board in connection with a Reorganization Event and except that a SAR granted with respect to less than the full number of shares covered by an Option will not be reduced until the number of shares as to which the related Option has been exercised or has terminated exceeds the number of shares not covered by the SAR; (iii) the Option will terminate and no longer be exercisable upon the exercise of the related SAR; and (iv) the SAR will be transferable only with the related Option.

(2) Independent SARs. A SAR not expressly granted in tandem with an Option will become exercisable at such time or times, and on such conditions, as the Board may specify in the SAR Award.

(c)
Measurement Price. The Board shall establish the measurement price of each SAR and specify it in the applicable SAR agreement. The measurement price shall not be less than 100% of the Fair Market Value on the date the SAR is granted; provided that if the Board approves the grant of a SAR with a measurement price to be determined on a future date, the measurement price shall be not less than 100% of the Fair Market Value on such future date.

(d)
Duration of SARs. Each SAR shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable SAR agreement; provided, however, that no SAR will be granted with a term in excess of 10 years.

(e)
Exercise of SARs. SARs may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Company, together with any other documents required by the Board.

(f)
Limitation on Repricing. Unless such action is approved by the Company’s stockholders: (1) no outstanding SAR granted under the Plan may be amended to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding SAR (other than adjustments pursuant to Section 9) and (2) the Board may not cancel any outstanding SAR (whether or not granted under the Plan) and grant in substitution therefor new Awards under the

Plan covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled SAR.

7.	Restricted Stock; Restricted Stock Units

(a)
General. The Board may grant Awards entitling recipients to acquire shares of Common Stock (“Restricted Stock”), subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award. Instead of granting Awards for Restricted Stock, the Board may grant Awards entitling the recipient to receive shares of Common Stock or cash to be delivered at the time such Award vests (“Restricted Stock Units”) (Restricted Stock and Restricted Stock Units are each referred to herein as a “Restricted Stock Award”).

(b)
~~Terms and Conditions for All Restricted Stock Awards. The Board shall determine the terms and conditions of a Restricted Stock Award, including the conditions for vesting and repurchase (or forfeiture) and the issue price, if any. Restricted Stock Awards that vest solely based on the passage of time shall be zero percent vested prior to the first anniversary of the date of grant (or, in the case of Awards to non-employee directors, if earlier, the date of the first annual meeting held after the date of grant), no more than one-third vested prior to the second anniversary of the date of grant (or, in the case of Awards to non-employee directors, if earlier, the date of the second annual meeting held after the date of grant), and no more than two-thirds vested prior to the third anniversary of the date of grant (or, in the case of Awards to non-employee directors, if earlier, the date of the third annual meeting held after the date of grant). Restricted Stock Awards that do not vest solely based on the passage of time shall not vest prior to the first anniversary of the date of grant (or, in the case of Awards to non-employee directors, if earlier, the date of the first annual meeting held after the date of grant). The two foregoing sentences shall not apply to (1) Performance Awards granted pursuant to Section 10(i) or (2) Restricted Stock Awards and Other Stock-Based Awards granted, in the aggregate, for up to 5% of the maximum number of authorized shares set forth in Section 4(a)(1). Notwithstanding any other provision of this Plan (other than Section 10(i), if applicable), the Board may, in its discretion, either at the time a Restricted Stock Award is made or at any time thereafter, waive its right to repurchase shares of Common Stock (or waive the forfeiture thereof) or remove or modify any part or all of the restrictions applicable to the Restricted Stock Award, provided that the Board may only exercise such rights in extraordinary circumstances which shall include, without limitation, death, disability or retirement of the Participant; or a merger, consolidation, sale, reorganization, recapitalization, or change in control of the Company.~~[RESERVED.]

(c)	Additional Provisions Relating to Restricted Stock.

(1)	Dividends.

(A)
Subject to Section 7(c)(1)(C) below, Participants holding shares of Restricted Stock will be entitled to all ordinary cash dividends paid with respect to such shares, unless otherwise provided by the Board.

(B)
Subject to Section 7(c)(1)(C) below, if any dividends or distributions are paid in shares, or consist of a dividend or distribution to holders of Common Stock other than an ordinary cash dividend, the shares, cash or other property will be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were paid.

(C)
Each dividend amount shall be credited to an account for the Participant and shall become payable if and when the Restricted Stock to which it relates vests or, if later, when the shareholders actually receive that dividend payment. Any such amount shall be paid within 30 days of the applicable vesting event or shareholder payment date, if later.

(2) Stock Certificates. The Company may require that any stock certificates issued in respect of shares of Restricted Stock shall be deposited in escrow by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death (the “Designated Beneficiary”). In the absence of an effective designation by a Participant, “Designated Beneficiary” shall mean the Participant’s estate.

(d)	Additional Provisions Relating to Restricted Stock Units.

(1) Settlement. Upon the vesting of and/or lapsing of any other restrictions (i.e., settlement) with respect to each Restricted Stock Unit, the Participant shall be entitled to receive from the Company one share of Common Stock or an amount of cash equal to the Fair Market Value of one share of Common Stock, as provided in the applicable Award agreement. The Board may, in its discretion, provide that settlement of Restricted Stock Units shall be deferred, on a mandatory basis or at the election of the Participant in a manner that complies with Code Section 409A.

(2)	Voting Rights. A Participant shall have no voting rights with respect to any Restricted Stock Units.

(3)	Dividend Equivalents.

(A)
Subject to Section 7(d)(3)(C) below, to the extent provided by the Board, in its sole discretion, a grant of Restricted Stock Units may provide Participants with the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding shares of Common Stock (“Dividend Equivalents”).

(B)
Subject to Section 7(d)(3)(C) below, Dividend Equivalents may be settled in cash and/or shares of Common Stock, as determined by the Board in its sole discretion, and will be subject to the same restrictions on transfer and forfeitability as the Restricted Stock Units with respect to which paid, subject in each case to such terms and conditions as the Board shall establish, in each case to be set forth in the applicable Award agreement.

(C)
To the extent a Dividend Equivalent right is provided in an award agreement, each Dividend Equivalent shall be credited to an account for the Participant and become payable if and when the Restricted Stock Units to which it relates vest (and shall be paid at the same time as settlement of the Restricted Stock Units) or, if later, when the shareholders actually receive the corresponding dividend payment.

8. Other Stock-Based and Cash-Based Awards.

(a)
General. Other Awards of shares of Common Stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property, may be granted hereunder to Participants (“Other Stock-Based Awards”), including without limitation Awards entitling recipients to receive shares of Common Stock to be delivered in the future. Such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock-Based Awards may be paid in shares of Common Stock or cash, as the Board shall determine. The Company may also grant Performance Awards or other Awards denominated in cash rather than shares of Common Stock (“Cash-Based Awards”).

(b)
~~Terms and Conditions. Subject to the provisions of the Plan, the Board shall determine the terms and conditions of each Other Stock-Based Award or Cash-Based Awards, including any purchase price applicable thereto. Other Stock-Based Awards that vest solely based on the passage of time shall be zero percent vested prior to the first anniversary of the date of grant (or, in the case of Awards to non-employee directors, if earlier, the date of the first annual meeting held after the date of grant), no more than one-third vested prior to the second anniversary of the date of grant (or, in the case of Awards to non-employee directors, if earlier, the date of the second annual meeting held after the date of grant), and no more than two-thirds vested prior to the third anniversary of the date of grant (or, in the case of Awards to non-employee directors, if earlier, the date of the third annual meeting held after the date of grant). Other Stock-Based Awards that do not vest solely based on the passage of time shall not vest prior to the first anniversary of the date of grant (or, in the case of Awards to non-employee directors, if earlier, the date of the first annual meeting held after the date of grant). The two foregoing sentences shall not apply to (1) Performance Awards granted pursuant to Section 10(i) or (2) Restricted Stock Awards and Other Stock-Based Awards granted, in the aggregate, for up to 5% of the maximum number of authorized shares set forth in Section 4(a)(1). Notwithstanding any other provision of this Plan (other than Section 10(i), if applicable), the Board may, in its discretion, either at the time a Other Stock-Based Award is made or at any time thereafter, waive its right to repurchase shares of Common Stock (or waive the forfeiture thereof) or remove or modify any part or all of the restrictions applicable to the Other Stock-Based Award, provided that the Board may only exercise such rights in extraordinary circumstances which shall include, without limitation, death, disability or retirement of the Participant; or a merger, consolidation, sale, reorganization, recapitalization, or change in control of the Company.~~[RESERVED.]

9. Adjustments for Changes in Common Stock and Certain Other Events

(a)
Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under the Plan, (ii) the sub-limits and share counting rules set forth in Sections 4(a) and 4(b) and the minimum vesting rules of ~~Sections 7(b) and 8(b~~Section 10(j) (iii) the number and class of securities and exercise price per share of each outstanding Option, (iv) the share- and per-share provisions and the measurement price of each SAR, (v) the number of shares subject to and the repurchase price per share, if any, subject to each outstanding Restricted Stock Award and (vi) the share- and per-share-related provisions and the purchase price, if any, of each outstanding Other Stock-Based Award, shall be equitably adjusted by the Company (or substituted Awards may be made, if applicable) in the manner determined by the Board. Without limiting the generality of the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to an outstanding Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

(b)	Reorganization Events.

(1) Definition. A “Reorganization Event” shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (b) any transfer or disposition of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange or other transactions or (c) any liquidation or dissolution of the Company.

(2) Consequences of a Reorganization Event on Awards Other than Restricted Stock Awards. In connection with a Reorganization Event, the Board may take any one or more of the following actions as to all or any (or any portion of) outstanding Awards other than Restricted Stock Awards on such terms as the Board determines: (i) provide that Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to a Participant, provide that the Participant’s unexercised Awards will terminate immediately prior to the consummation of such Reorganization Event unless exercised by the Participant within a specified period following the date of such notice, (iii) provide that outstanding Awards shall become exercisable, realizable, or deliverable, or restrictions applicable to an Award shall lapse, in whole or in part prior to or upon such Reorganization Event, (iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to a Participant equal to the excess, if any, of (A) the Acquisition Price times the number of shares of Common Stock subject to the Participant’s Awards (to the extent the exercise price does not exceed the Acquisition Price) over (B) the aggregate exercise price of all such outstanding Awards and any applicable tax withholdings, in exchange for the termination of such Awards, (v) provide that, in connection with a liquidation or dissolution of the Company, Awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise price thereof and any applicable tax withholdings) and (vi) any combination of the foregoing. In taking any of the actions permitted under this Section 9(b), the Board shall not be obligated by the Plan to treat all Awards, all Awards held by a Participant, or all Awards of the same type, identically.

For purposes of clause (i) above, an Option shall be considered assumed if, following consummation of the Reorganization Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in value (as determined by the Board) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

(3) Consequences of a Reorganization Event on Restricted Stock Awards. In connection with a Reorganization Event, the Board may take any one or more of the following actions as to all or any (or any portion of) outstanding Restricted Stock Awards on such terms as the Board determines: (i) provide that Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) provide that restrictions applicable to an Award shall lapse, in whole or in part prior to or upon such Reorganization Event, (iii) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment of an Acquisition Price, make or provide for a cash payment to a Participant equal the Acquisition Price times the number of shares of Common Stock subject to the Participant’s Awards, less any applicable tax withholdings, in exchange for the termination of such Awards, (iv) provide that, in connection with a liquidation or dissolution of the Company, Awards shall convert into the right to receive liquidation proceeds, net of any applicable tax withholdings and (v) any combination of the foregoing. In taking any of the actions permitted under this Section 9(b), the Board shall not be obligated by the Plan to treat all Awards, all Awards held by a Participant, or all Awards of the same type, identically.

For purposes of clause (i) above, a Restricted Stock Award shall be considered assumed if, following consummation of the Reorganization Event, the Restricted Stock Award confers the right to hold or receive upon the lapsing of the applicable restrictions or vesting and settlement of a Restricted Stock Unit, for each share of Common Stock subject to the Restricted Stock Award immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon vesting of the Restricted Stock Award to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in value (as determined by the Board) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

Upon the occurrence of a Reorganization Event involving the liquidation or dissolution of the Company, except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock Award or any other agreement between a Participant and the Company, all restrictions and conditions on all Restricted Stock Awards then outstanding shall automatically be deemed terminated or satisfied.

10. General Provisions Applicable to Awards

(a)
Transferability of Awards. Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant; provided, however, that the Board may permit or provide in an Award for the gratuitous transfer of the Award by the Participant to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the Participant and/or an immediate family member thereof if, with respect to such proposed transferee, the Company would be eligible to use a Form S-8 for the registration of the sale of the Common Stock subject to such Award under the Securities Act of 1933, as amended; provided, further, that the Company shall not be required to recognize any such transfer until such time as the Participant and such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of the Award. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

(b)
Documentation. Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan. In the event of any conflict or inconsistency between the Plan and any Award agreement, the Plan shall govern and the Award agreement shall be interpreted to minimize or eliminate any such conflict or inconsistency.

(c)
Board Discretion. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical. In exercising its authority under the terms of the Plan, the Board need not treat Participants uniformly.

(d)
Termination of Status. The Board shall determine the effect on an Award of the disability, death, termination or other cessation of employment, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award.

(e)
Withholding. The Participant must satisfy all applicable federal, state, and local or other income and employment tax withholding obligations before the Company will deliver stock certificates or otherwise recognize ownership of Common Stock under an Award. The Company may decide to satisfy the withholding obligations through additional withholding on salary or wages. If the Company elects not to or cannot withhold from other compensation, the Participant must pay the Company the full amount, if any, required for withholding or have a broker tender to the Company cash equal to the withholding obligations. Payment of withholding obligations is due before the Company will issue any shares on exercise or release from forfeiture of an Award or, if the Company so requires, at the same time as is payment of the exercise price unless the Company determines otherwise. If provided for in an Award or approved by the Board in its sole discretion, a Participant may satisfy all or any portion of the Company’s statutory minimum tax obligations, or, if greater, a Participant’s election for tax withholding up to an amount determined under the maximum individual statutory tax rates in the applicable jurisdiction, by delivery (either by actual delivery or attestation) of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value. Shares used to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

(f)
Amendment of Award. The Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option. The Participant’s consent to such action shall be required unless (i) the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant’s rights under the Plan or (ii) the change is permitted under Section 9 hereof.

(g)
Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

(h)
Acceleration. Except as otherwise provided in Sections ~~7(b), 8(b) and~~ 10(i) and 10(j), the Board may at any time provide that any Award shall become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

(i)	Performance Awards.

(1) Grants. Options, Restricted Stock Awards and Other Stock-Based Awards under the Plan may be made subject to the achievement of performance goals pursuant to this Section 10(i) (“Performance Awards”), subject to the limit in Section 4(b) on shares covered by such grants. No Performance Awards shall vest prior to the first anniversary of the date of grant. Performance Awards can also provide for cash payments of up to $1 million per calendar year per individual.

(2) Performance Measures. For each Performance Award, the Board shall specify that the degree of granting, vesting and/or payout shall be subject to the achievement of one or more objective performance measures established by the Board, which shall be based on the relative or absolute attainment of specified levels of one or any combination of the following: net income, earnings before or after discontinued operations, interest, taxes, depreciation and/or amortization, operating profit before or after discontinued operations and/or taxes, sales, sales growth, earnings growth, cash flow or cash position, gross margins, stock price, market share, return on sales, assets, equity or investment, improvement of financial ratings, achievement of balance sheet or income statement objectives, total shareholder return, or any other strategic, operational or individual performance goals as the Board may determine. Such goals may reflect absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of the selected performance criteria and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. The Board in its sole discretion may adjust the performance measures to include, exclude or otherwise reflect any one or more of (i) extraordinary items, (ii) gains or losses on the dispositions of discontinued operations, (iii) the cumulative effects of changes in accounting principles, (iv) the writedown of any asset, (v) charges for restructuring and rationalization programs, and (vi) other material changes to the business. Such performance measures: (i) may vary by Participant and may be different for different Awards; and (ii) may be particular to a Participant or the department, branch, line of business, subsidiary or other unit in which the Participant works and may cover such period as may be specified by the Board.

(j)
Terms and Conditions for All Awards. Subject to the provisions of the Plan, the Board shall determine the terms and conditions of an Award, including the conditions for vesting and repurchase (or forfeiture) and the issue price, if any. Awards (other than Cash-Based Awards) that vest solely based on the passage of time shall be zero percent vested prior to the first anniversary of the date of grant (or, in the case of Awards to non-employee directors, if earlier, the date of the first annual meeting held after the date of grant that is at least 50 weeks after the immediately preceding year’s annual meeting). Awards (other than Cash-Based Awards) that do not vest solely based on the passage of time shall not vest prior to the first anniversary of the date of grant (or, in the case of Awards to non-employee directors, if earlier, the date of the first annual meeting held after the date of grant that is at least 50 weeks after the immediately preceding year’s annual meeting). The two foregoing sentences shall not apply to (1) Performance Awards granted pursuant to Section 10(i), (2) Awards granted, in the aggregate, for up to 5% of the maximum number of authorized shares set forth in Section 4(a)(1), or (3) shares delivered in lieu of fully vested cash incentive awards. Notwithstanding any other provision of this Plan (other than Section 10(i), if applicable), the Board may, in its discretion, either at the time an Award is made or at any time thereafter, waive its right to repurchase shares of Common Stock (or waive the forfeiture thereof) or remove or modify any part or all of the restrictions applicable to the Award, provided that the Board may only exercise such rights in extraordinary circumstances which shall include, without limitation, death, disability or retirement of the Participant; or a merger, consolidation, sale, reorganization, recapitalization, or change in control of the Company.

11. Forfeiture Events; Clawback. ~~The Board may specify in any Award agreement that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, clawback or recoupment upon the occurrence of certain specified events or as~~Awards granted pursuant to the Plan shall be subject to the terms of the clawback policy adopted by the Company as in effect from time to time, as well as any recoupment/forfeiture provisions required by law~~, in addition to any otherwise~~ and applicable ~~forfeiture provisions that apply~~ to the ~~Award~~Company or its Subsidiaries or specified in any Award agreement.

12. Miscellaneous

(a)
No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

(b)
No Rights As Stockholder. Except with respect to Restricted Stock or as otherwise explicitly provided in the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares.

(c)
Effective Date and Term of Plan. The Plan became effective on June 6, 2019 (the “Effective Date”). No Awards shall be granted under the Plan after the expiration of 10 years from the Effective Date, but Awards previously granted may extend beyond that date.

(d)
Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time provided that (i) no amendment that would require stockholder approval under the rules of NASDAQ Stock Market (“NASDAQ”) may be made effective unless and until the Company’s stockholders approve such amendment; and (ii) if the NASDAQ amends its corporate governance rules so that such rules no longer require stockholder approval of NASDAQ “material amendments” to equity compensation plans, then, from and after the effective date of such amendment to the NASDAQ rules, no amendment to the Plan (A) materially increasing the number of shares authorized under the Plan (other than pursuant to Section 4(c) or 9), (B) expanding the types of Awards that may be granted under the Plan, or (C) materially expanding the class of participants eligible to participate in the Plan shall be effective unless and until the Company’s stockholders approve such amendment. In addition, if at any time the approval of the Company’s stockholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, the Board may not effect such modification or amendment without such approval. Unless otherwise specified in the amendment, any amendment to the Plan adopted in accordance with this Section 12(d) shall apply to, and be binding on the holders of, all Awards outstanding under the Plan at the time the amendment is adopted, provided the Board determines that such amendment does not materially and adversely affect the rights of Participants under the Plan. No Award shall be made that is conditioned upon stockholder approval of any amendment to the Plan.

(e)
Authorization of Sub-Plans. The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable securities or tax laws of various jurisdictions. The Board shall establish such sub-plans by adopting supplements to the Plan containing (i) such limitations on the Board’s discretion under the Plan as the Board deems necessary or desirable or (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Board shall deem necessary or desirable. All supplements adopted by the Board shall be deemed to be part of the Plan, but each supplement shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any supplement to Participants in any jurisdiction which is not the subject of such supplement.

(f)
Non U.S. Employees. Awards may be granted to Participants who are non-U.S. citizens or residents employed outside the United States, or both, on such terms and conditions different from those applicable to Awards to Participants employed in the United States as may, in the judgment of the Board, be necessary or desirable in order to recognize differences in local law or tax policy. The Board also may impose conditions on the exercise or vesting of Awards in order to minimize the Board’s obligation with respect to tax equalization for Participants on assignments outside their home country. The Board may approve such supplements to or amendments, restatements or alternative versions of the Plan as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan.

(g)
Compliance with Section 409A of the Code. Except as provided in individual Award agreements initially or by amendment, if and to the extent any portion of any payment, compensation or other benefit provided to a Participant in connection with his or her employment termination is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code and the Participant is a specified employee as defined in Section 409A(a)(2)(B)(i) of the Code, as determined by the Company in accordance with its procedures, by which determination the Participant (through accepting the Award) agrees that he or she is bound, such portion of the payment, compensation or other benefit shall not be paid before the day that is six months plus one day after the date of “separation from service” (as determined under Code Section 409A) (the “New Payment Date”), except as Code Section 409A may then permit. The aggregate of any payments that otherwise would have been paid to the Participant during the period between the date of separation from service and the New Payment Date shall be paid to the Participant in a lump sum on such New Payment Date, and any remaining payments will be paid on their original schedule.

The Company makes no representations or warranty and shall have no liability to the Participant or any other person if any provisions of or payments, compensation or other benefits under the Plan are determined to constitute nonqualified deferred compensation subject to Code Section 409A but do not to satisfy the conditions of that section.

(h)
Limitations on Liability. Notwithstanding any other provisions of the Plan, no individual acting as a director, officer, other employee, or agent of the Company will be liable to any Participant, former Participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan, nor will such individual be personally liable with respect to the Plan because of any contract or other instrument he or she executes in his or her capacity as a director, officer, other employee, or agent of the Company. The Company will indemnify and hold harmless each director, officer, other employee, or agent of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been or will be delegated, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Board’s approval) arising out of any act or omission to act concerning this Plan unless arising out of such person’s own fraud or bad faith.

(i)
Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than such state.

ANNUAL MEETING OF STOCKHOLDERS OF

LIVEPERSON, INC.

June 11, 2020

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Annual Report on Form 10-K are available at www.proxyvote.com.

D15097-P39919

LIVEPERSON, INC.
Annual Meeting of Stockholders
June 11, 2020 10:00 a.m.
This proxy is solicited by the Board of Directors

The undersigned stockholder of LivePerson, Inc. (the "Company") revokes all previous proxies acknowledges receipt of the Notice of the Annual Meeting of Stockholders to be held June 11, 2020 and the Proxy Statement, and appoints Robert P. LoCascio, Chief Executive Officer, John Collins, Chief Financial Officer and Monica L. Greenberg, Executive Vice President, Business Affairs and General Counsel, and each of them, the Proxy of the undersigned with full power of substitution and resubstitution to vote all shares of common stock of the Company which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Stockholders of the Company to be held at 10:00 a.m. (Eastern Daylight Time) on June 11, 2020 at the offices of LivePerson Inc., 475 Tenth Avenue, 5th Floor New York, NY 10018, Tel (212) 609-4200 (the "Annual Meeting") and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do personally present thereat. The shares represented by this proxy shall be voted in the manner set forth on the reverse side.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

Voting Items

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE DIRECTOR NOMINEES LISTED HEREIN, AND A VOTE "FOR" PROPOSALS 2, 3 AND 4.

   Nominees:

   1a. Peter Block

   1b. Fred Mossler

D15120-P39919

*** Exercise Your *Right* to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on June 11, 2020.

LIVEPERSON, INC.

Meeting Information

Meeting Type: Annual Meeting
For holders as of: April 20, 2020
Date: June 11, 2020 **Time:** 10:00 a.m. EDT
Location: The Offices of LivePerson Inc.
475 Tenth Avenue, 5th Floor
New York, NY 10018

LIVEPERSON, INC.
ATTN: VITO RAO
475 10TH AVENUE, 5TH FLOOR
NEW YORK, NY 10018

You are receiving this communication because you hold shares in the company named above.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at *www.proxyvote.com* or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

D15118-P39919

Before You Vote

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NOTICE AND PROXY STATEMENT   ANNUAL REPORT ON FORM 10-K

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How To Vote

Please Choose One of the Following Voting Methods

Vote In Person: Many stockholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote By Internet: To vote now by Internet, go to *www.proxyvote.com*. Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

D15119-P39919

LIVEPERSON, INC.
ATTN: VITO RAO
475 10TH AVENUE, 5TH FLOOR
NEW YORK, NY 10018

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D15096-P39919

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

LIVEPERSON, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE DIRECTOR NOMINEES LISTED HEREIN, AND A VOTE "FOR" PROPOSALS 2, 3 AND 4.

Nominees:	For	Against	Abstain
1a. Peter Block	☐	☐	☐
1b. Fred Mossler	☐	☐	☐

Note: Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date